      As filed with the Securities and Exchange Commission on June 28, 2005

                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------
                                MAN-AHL 130, LLC
             (Exact name of registrant as specified in its charter)

      DELAWARE                         6221                    84-1676365
(State of Organization)    (Primary Standard Industrial      (IRS Employer
                            Classification Code Number)   Identification Number)
                         C/O MAN INVESTMENTS (USA) CORP.
                       123 NORTH WACKER DRIVE, 28TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 881-6800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  JOHN M. KELLY
                         C/O MAN INVESTMENTS (USA) CORP.
                       123 NORTH WACKER DRIVE, 28TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 881-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                   COPIES TO:
                                David R. Sawyier
                                 James B. Biery
                         Sidley Austin Brown & Wood LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

                            -------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                            -------------------------

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                          MAXIMUM             MAXIMUM          AMOUNT OF
         TITLE OF EACH CLASS OF                       AMOUNT BEING     OFFERING PRICE        AGGREGATE        REGISTRATION
      SECURITIES BEING REGISTERED                      REGISTERED         PER UNIT         OFFERING PRICE         FEE
 -------------------------------------------------------------------------------------------------------------------------
Units of Limited Liability Company Interest ....
Class A1 .......................................          25,000             $100             2,500,000        $  294.25
Class A2 .......................................          25,000             $100             2,500,000        $  294.25
Class B1 .......................................          25,000             $100             2,500,000        $  294.25
Class B2 .......................................          25,000             $100             2,500,000        $  294.25
                                                          ------                            -----------        ---------
                    TOTAL                              100,000 UNITS                        $10,000,000        $1,177.00
========================================================================================================================

                           -------------------------

                  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                MAN-AHL 130, LLC
                                     100,000
                   UNITS OF LIMITED LIABILITY COMPANY INTEREST
                          CLASS A1, A2, B1 AND B2 UNITS

THE FUND

The Fund seeks medium- to long-term capital appreciation combined with controlled performance volatility through a program of speculative futures trading.

The Fund will trade in the global futures and forward markets pursuant to the AHL Diversified Program, a speculative, trend-following managed futures strategy.

As a futures fund, the Fund's assets consist almost entirely of cash and cash-equivalents used to cover any trading losses and to margin open positions.

The Fund will seek to improve the yield earned on a limited portion of its cash by investing in Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (collectively, "Man-Glenwood"), registered investment companies which, in turn, invest in a portfolio of private investment funds.

If successful, the Fund has the potential to provide a valuable element of diversification to a traditional portfolio.

THE MANAGING MEMBER

Man Investments (USA) Corp. Affiliates of the Managing Member manage the AHL Diversified Program as well as Man-Glenwood.

THE UNITS

Four Classes of Units are being offered (Class A1 and A2 Units are offered to taxable investors and Class B1 and B2 Units are offered to tax-exempt investors). These Classes are substantially identical except that Class A2 and B2 Units are offered exclusively to participants in selling agent fixed fee or asset-based fee investment programs and Class B1 and B2 Units have been structured, so as not to cause tax-exempt investors to recognize `unrelated business taxable income' on their investment in the Fund.

THE OFFERING

This is a best efforts, not a "firm commitment" offering. Subscription proceeds received before the Fund begins operations will be held in escrow at [Bank]. Units of each Class are offered separately. If subscriptions for at least 5,000 Class A (A1 and A2) or 25,000 Class B1 or Class B2 Units are not accepted during the Initial Offering Period ending [-], 2005 (subject to extension until no later than [-], 2005), the offering of such Class(es) will be terminated and subscription proceeds received in respect of such Class(es) will be promptly returned to subscribers together with any interest earned thereon.

After a Class of Units has initially been issued, Units of such Class will be continuously offered as of the first day of each calendar month without any scheduled termination of the offering,

The Offering (continued) and no minimum number of Units will need to be sold as of the beginning of any month for additional Units of that Class then to be issued.

The Units are initially offered at $100 per Unit and thereafter at Net Asset Value. The minimum investment in Class A1 and A2 Units is $25,000, and in Class B1 and B2 Units it is $10,000; additional investments in any Class are permitted in $1,000 increments.

If the minimum amount of Units offered pursuant to this offering is sold, the proceeds to the Fund will be $500,000; if the total amount of Units offered pursuant to this offering is sold, the proceeds to the Fund will be $10,000,000.

"ACCREDITED INVESTORS" ONLY

The Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." Individual "Accredited Investors" must have an annual income of at least $200,000 (or joint annual income with spouse of $300,000) in each of the two most recent years and a reasonable expectation of such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity "Accredited Investors" must generally have a net worth of $5,000,000.

THE RISKS

      THE FUND IS A SPECULATIVE MANAGED FUTURES FUND, AND INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "RISK FACTORS" BEGINNING ON PAGE 8.

- The Fund is a speculative and leveraged managed futures fund. Leverage magnifies losses as well as profits.

-     You may lose all or substantially all of your investment in the Fund.

- The AHL Diversified Program is dependent for its profitability on there being sustained price trends of the type which the Program is designed to identify.

- The Fund's substantial expenses must be offset by trading profits and interest income for the Fund to be profitable.

- The Fund trades to a substantial degree on non-U.S. markets which are not subject to the same regulations as are their U.S. counterparts.

- There is no market for the Units, and they may only be redeemed as of the end of a calendar quarter on 45 days' prior notice, subject to the limitation that no more than 15% of the Fund's outstanding Units may be redeemed as of any calendar quarter-end.

- Investors are required to make certain representations and warranties in connection with their investment.

- Each investor is encouraged to discuss any proposed investment in the Fund with his/her individual financial, legal and tax advisers.

-     The Fund is newly formed and has no performance history.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
         PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE
                ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                              MAN INVESTMENTS INC.
                                  SELLING AGENT
                                    [-], 2005

                              [OUTSIDE BACK COVER]

      NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING MEMBER, THE SELLING AGENT OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

      UNTIL ___________, 2005, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

      ALL SELLING AGENTS MUST DELIVER TO PROSPECTIVE INVESTORS ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE FUND DURING BOTH THE INITIAL AND THE ONGOING OFFERING PERIODS.

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 21 TO 24 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 10.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                             -----------------------
               PLEASE SEE THE IMPORTANT PRIVACY POLICY ON PAGE 36.

                             ----------------------

      THE FUND IS A "COMMODITY POOL," REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC"), AND NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940. PROSPECTIVE INVESTORS MUST BE AWARE THAT IN INVESTING IN THE FUND THEY WILL NOT HAVE THE BENEFIT OF ANY OF THE NUMEROUS INVESTOR PROTECTION PROVISIONS OF THE INVESTMENT COMPANY ACT.

      DUE TO THE FUND'S STATUS AS A "COMMODITY POOL," APPLICABLE CFTC RULES REQUIRE THAT THIS PROSPECTUS BE ACCOMPANIED (ONCE THE FUND HAS BEGUN TRADING) BY THE FUND'S MOST CURRENT MONTHLY ACCOUNT STATEMENT OR BY SUMMARY PERFORMANCE INFORMATION RELATING TO THE FUND, CURRENT WITHIN 60 CALENDAR DAYS OF THE DATE OF THE DELIVERY OF THIS PROSPECTUS.

                              --------------------

      THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IN WASHINGTON, D.C.

      THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. AT 450 FIFTH STREET, NW, WASHINGTON D.C 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

      THE FUND'S REGISTRATION STATEMENT AND REPORTS FILINGS WILL ALSO BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

      MAN-GLENWOOD ARE PUBLICLY-OFFERED "INVESTMENT COMPANIES," REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940. INFORMATION REGARDING MAN-GLENWOOD IS ALSO AVAILABLE AT THE SEC'S WEBSITE AS DESCRIBED IN THE PRECEDING PARAGRAPH.

                              ORGANIZATIONAL CHART

                                MAN-AHL 130, LLC
       All entities included in the Organizational Chart, other than the
                Administrator, are affiliates of Man Group plc.

                                  [FLOW CHART]

              SEE "CONFLICTS OF INTEREST; TRANSACTIONS BETWEEN MAN
                        GROUP AND THE FUND" AT PAGE 26.

      FOR CONVENIENCE, MAN GROUP PLC AND ENTITIES AFFILIATED WITH IT ARE SOMETIMES COLLECTIVELY REFERRED TO AS "MAN GROUP."

CONTENTS

                                    PART ONE
                               DISCLOSURE DOCUMENT

SECTION                                                                                                           PAGE
-------                                                                                                           ----
Summary.................................................................................................            1

Risk Factors............................................................................................            8

   You May Lose Your Entire Investment..................................................................            8

   The Fund Uses Leverage, Which Increases Risk.........................................................            8

   The Fund is the First Public Futures Fund Sponsored by the Managing Member...........................            8

   The Fund Has No Operating History....................................................................            8

   The Fund's Performance is Expected to be Volatile....................................................            8

   The Fund's Substantial Fees and Expenses Will Cause Losses Unless Offset by Profits
     and Interest Income ...............................................................................            8

   An Investment in the Fund Is not A Liquid Investment.................................................            8

   Substantial Redemptions May Cause the Fund to Incur Losses...........................................            8

   The Fund is Subject to Conflicts of Interest.........................................................            8

   The Managing Member has not Established Formal Procedures to Resolve Conflicts of Interest...........            9

   The Fund's Investment in Man-Glenwood May incur losses...............................................            9

   Changes in Regulatory Requirements May be Adverse to the Fund........................................            9

   The AHL Incentive Fee Calculation May not Reflect Your Investment Experience ........................            9

   You will be Taxed Each Year on Your Share of Fund Profits; You Will be Required to Extend
     the Filing Date of Your Tax Returns ...............................................................            9

   The Fund Could Lose Assets and Have its Trading Disrupted due to the Bankruptcy of the
     Commodity Broker or Others ........................................................................            9

   Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods of Time With
     Insufficient Price Trends for the AHL Diversified Program to Trade Profitably. The
     Managing Member Expects That There Will be Similar Periods in the Future ..........................            9

   AHL's Trading Decisions are Based on Technical Systems not on an Analysis of Economic Factors........           10

   Increased Competition Among Trend-Following Traders Could Reduce AHL's Profitability.................           10

   Market Conditions Will Dominate AHL's Results........................................................           10

   The Fund is Intended to be a Medium-To Long-Term Investment..........................................           10

Use of Proceeds.........................................................................................           10

Management's Discussion and Analysis of the Fund's Prospective Operations...............................           13

Management of the Fund..................................................................................           15

Performance Information.................................................................................           18

Net Asset Value.........................................................................................           20

Fees and Expenses Paid by the Fund......................................................................           21

Clearing Broker.........................................................................................           24

Redemptions and Transfers of Units......................................................................           25

Conflicts of Interests; Transactions Between Man Group and the Fund.....................................           26

Summary of the Limited Liability Company Agreement......................................................           28

Tax Consequences........................................................................................           29

Benefit Plan Investors..................................................................................           32

Plan of Distribution....................................................................................           34

Reports.................................................................................................           35

Lawyers; Accounts.......................................................................................           35

Privacy Policy..........................................................................................           36

                                    PART TWO
                             STATEMENT OF ADDITIONAL
                                   INFORMATION

Section                                                                                                          Page
                                                                                                                 ----
Futures Markets and Trading Methods.....................................................................          38

Alternative Investment Strategies in General............................................................          40

Supplemental Performance Information....................................................................          41

Financial Statements....................................................................................          51

Exhibit A -- Limited Liability Company Agreement........................................................         A-1

Exhibit B -- Subscription Requirements..................................................................        SR-1

Exhibit C -- Subscription Instructions..................................................................        SA-i

THIS PROSPECTUS IS INTENDED FIRST TO BE USED AS OF THE DATE SET FORTH ON THE COVER OF THIS PROSPECTUS. APPLICABLE RULES OF THE CFTC REQUIRE THAT THIS PROSPECTUS BE UPDATED AT LEAST EVERY NINE MONTHS FROM THE DATE OF FIRST USE, AND THAT IT BE ACCOMPANIED BY CFTC-REQUIRED SUMMARY FINANCIAL INFORMATION CURRENT WITHIN 60 DAYS OF DELIVERY.

--------------------------------------------------------------------------------

SUMMARY

THE FUND

      Man-AHL 130, LLC (the "Fund") is a limited liability company organized in 2005 under the laws of Delaware. The fiscal year of the Fund ends March 31, and its taxable year ends on December 31.

      The Fund is a speculative, managed futures fund which will trade pursuant to the AHL Diversified Program (the "AHL Diversified Program").

      The AHL Diversified Program is a managed futures program directed by Man AHL (USA) Limited ("AHL").

      The AHL Diversified Program is quantitative and primarily directional - seeking to identify and take advantage of upward and downward price trends in the commodities markets. Trading takes place 24 hours a day using real time price information to respond to price moves across a range of global markets encompassing stock indices, bonds, currencies and short-term interest rates.

      The trading process is the product of sophisticated research - the AHL Diversified Program applies a technical approach that was developed in and has been operated since 1983. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research.

                                    * * * * *

      Managed futures funds typically hold all of their capital in reserve to cover trading losses and margin their open futures and forward positions. The Fund will maintain the bulk of its capital in cash and cash equivalents. In an effort to enhance the yield on such reserve assets, the Fund will invest approximately 30% of its capital in Man-Glenwood, registered investment companies which allocate their capital to a portfolio of private investment funds ("Sub-Funds"). The Fund's Man-Glenwood investment also has the potential to provide a certain degree of portfolio diversification from the Fund's core futures trading strategy. The Managing Member will attempt to rebalance the Fund's portfolio on a quarterly basis so as to maintain the Fund's investment in Man-Glenwood at approximately 30% of Fund capital.

      The Fund's Man-Glenwood investment is ancillary to the Fund's commodities trading. If the Managing Member deems it to be necessary or advisable, the Managing Member will reduce or eliminate this investment. No prospective investor should invest in the Fund in reliance on the Fund's investing any of its capital in Man-Glenwood.

MANAGING MEMBER

      Man Investments (USA) Corp. is the Managing Member of the Fund and is responsible for its overall management and administration.

      The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a diversified global financial services firm that engages in a broad spectrum of activities including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions (through its Man Financial division) and other activities. Man Investments has launched approximately 450 alternative investments products, including numerous commodity pools, and, as of March 31, 2005 had an estimated $43 billion under management.

      AHL and Glenwood Capital Investments, L.L.C. ("Glenwood"), which manage the AHL Diversified Program for the Fund and Man-Glenwood, respectively, are members of the Man Group.

      Man Financial Inc., the commodity broker used for the Fund's AHL Diversified Program account, is also an affiliate of the Managing Member.

      Man Investments Inc., the Selling Agent, is a registered broker-dealer and is an affiliate of the Managing Member. The Selling Agent may engage additional, unaffiliated, selling agents ("Additional Selling Agents") to assist it with the placement of the Fund's Units.

PRINCIPAL OFFICES

      The Fund's and the Managing Member's principal offices and the place where their principal books and records are kept, are located at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606; telephone number: (312) 881-6800. Certain records of the Fund will be located at the offices of the Fund's administrator.

THE OFFERING

      INITIAL OFFERING PERIOD

      The Fund is offering Units during an Initial Offering Period expected to end [-] 2005, subject to extension until no later than [-] 2005.

      The Units will initially be offered at $100 per Unit. This initial offering price has been arbitrarily determined; investors' participation in the Fund is determined on the basis of the dollar amount which they invest (whether divided into $1, $100 or $1,000 Units). After the initial issuance of the Units of each Class, such Units will be issued at their Net Asset Value as of the beginning of each calendar month.

      Units will be issued in fractions calculated to two decimal points.

      CLASSES OF UNITS

      The Fund offers four Classes of Units. These Classes have identical trading and investment portfolios. Class A1 and Class A2 Units are offered only to taxable investors, while the Class B1 and Class B2 Units are offered only to tax-exempt investors. The Class B1 and B2 Units have been structured so as not to cause tax-exempt investors to recognize taxable `unrelated business taxable income.'

      Class A1 and Class B1 Units are subject to a 1% annual Client Servicing
Fee.

      Class A2 and Class B2 Units are available exclusively to investors participating in selling agent asset-based or fixed fee investment programs, or in investment advisors' fee-based advisory programs. Class A2 and Class B2 Units are not charged the Client Servicing Fee.

      MINIMUM INVESTMENT

      Minimum initial investment: Class A1 and Class A2 Units, $25,000; Class B1 and Class B2 Units, $10,000; additional investments (whether at the time of the initial investment or thereafter): $1,000 for any Class of Units.

      MINIMUM CAPITALIZATION

      A minimum of (i) 5,000 Class A1 and Class A2 Units, in aggregate ($500,000), or (ii) 25,000 Class B1 Units or Class B2 Units, separately ($2,500,000), must be sold for the Units of such Classes to be issued. The Fund will only issue Class B1 or Class B2 Units if there are at least 100 subscribers for the Class B1 Units or Class B2 Units.

MAJOR RISKS OF THE FUND

      The Fund is speculative. You may lose all or substantially all of your investment in the Fund.

      The Fund is newly formed and thus has no performance history. The past performance of the AHL Diversified Program is not necessarily indicative of the future results of the Fund.

      The Fund is leveraged. The Fund acquires futures and forward positions with a face amount of as much as five to seven times or more of its total equity. Leverage magnifies the impact of both profit and loss.

      The Fund's performance is expected to be volatile. The Fund may suffer sudden and substantial losses from time to time and the day-to-day value of the Units will be variable.

      The Fund is subject to substantial fees and expenses. To be profitable, the Fund's fees and expenses must be offset by trading profits and interest income.

      The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a quarter-end upon 45 days' notice. No more than 15% of the Fund's outstanding Units may be redeemed as of any calendar quarter.

      The Fund's investment in Man-Glenwood could incur losses that would not have been incurred on cash and equivalents.

ACCREDITED INVESTORS ONLY

      Despite the Units being publicly offered, the Managing Member has determined that only "Accredited Investors" may invest. An "Accredited Investor" generally is: (i) an individual who has had an annual income of at least $200,000 ($300,000 together with spouse) during the past two years and reasonably expects to earn at least such amount of income in the current year or has a net worth of $1,000,000; or (ii) an entity with a net worth of $5,000,000. "Accredited Investor" status is not any assurance that an investment in the Fund is suitable for any prospective investor.

      To subscribe, you must complete and sign the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus and deliver it to your Selling Agent. See Exhibit B - Subscription Requirements and Exhibit C - Subscription Agreement and Power of Attorney. You should review this entire Prospectus carefully before deciding whether to invest in the Units.

      Pending investment in the Units, subscription funds will be held in escrow at [bank], which will serve as the Escrow Agent. All interest earned on subscription funds while held in escrow will be invested in the Fund at the time that the related Units are issued and will become a general asset of the Fund.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES

      The Fund offers the following potential advantages. There can be no assurance that such advantages will, in fact, be achieved.

- Access to the AHL Diversified Program. Historically, the AHL Diversified Program has recognized substantial profits. Past performance is not necessarily indicative of future results.

- Diversification into managed futures through investing in the AHL Diversified Program which has historically had low correlation to the returns of traditional stock and bond portfolios. There can be no assurance that the performance of the AHL Diversified Program will be non-correlated to the general equity and debt markets.

-     Limited liability.

-     Administrative convenience.

REDEMPTIONS

      You may redeem your Units as of the end of any calendar quarter, upon 45 days' prior written notice to the Managing Member. Redemption proceeds are usually paid out within 45 business days of the effective date of redemption.

      If quarter-end redemptions are requested for more than 15% of the Fund's then outstanding Units, each redemption request will be reduced pro rata so that only 15% of the Fund's then outstanding Units are redeemed. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of the Fund's trading activities.

      Redeeming Unitholders will be notified if redemption requests for any given quarter-end are likely to be pro rated in order to comply with such 15% limitation, and will be given an opportunity to withdraw their redemption requests.

CHARGES

      The Fund's substantial expenses must be offset by trading gains and interest income to avoid depletion of the Fund's assets.

    NO SALES LOAD

      No Units will be subject to any initial selling commission or sales load.

    CLIENT SERVICING FEE, SELLING COMPENSATION

      The Managing Member will receive a Client Servicing Fee equal to 1/12 of 1.0% of the Net Asset Value of the Class A1 and Class B1 Units at each month-end (a 1% annual rate), calculated monthly and paid quarterly in arrears. The Client Servicing Fee will not apply to Class A2 and Class B2 Units, which are offered exclusively to participants in selling agent or registered investment advisor asset-based fee programs. Subject to the regulatory limitation that the Selling Agent receive aggregate selling commissions not in excess of 10% of the sale price of each unit, the Managing Member will pass such Client Servicing Fee and a portion of the Managing Member's management fee on to the Selling Agent with respect to all Units subject to Client Servicing Fees which remain outstanding. Once the Selling Agent has received aggregate selling commissions totaling 10% of the sale price of such Unit, however, the Unit will be redesignated as a fractional Class A2 or Class B2 Unit, reflecting the then current net asset value of Class A2 or Class B2 Units, to which the Client Servicing Fee does not apply, and the Selling Agent will receive no further compensation in respect of such Unit.

    ORGANIZATIONAL AND OFFERING AND ADMINISTRATION EXPENSES

      The Managing Member, or an affiliate, will bear, without reimbursement from the Fund, the costs of organizing the Fund and offering the Units pursuant to this Prospectus.

      The Fund will enter into an administration agreement with an independent third party (the "Administrator") to provide various services (such as administration, accounting, valuation, tax reporting and investor services) at competitive rates, estimated at 0.50% per annum of the Fund's average month-end Net Asset Value during a fiscal year, assuming average assets of $50,000,000. Administrative expenses in excess of 0.50% of the Fund's average month-end Net Asset Value during any fiscal year will be paid by, or reimbursed to the Fund by, the Managing Member or an affiliate.

      MANAGEMENT AND INCENTIVE FEES

      The Fund. The Fund will pay the Managing Member a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.

      The AHL Diversified Program. The AHL Diversified Program charges: (i) a management fee of 1/6 of 1% of the Fund's month-end Net Asset Value (a 2% annual rate), calculated and paid monthly; and (ii) a monthly incentive fee of 20% of any "new net profits" attributable to the Fund's AHL account (the capital attributable to all Classes will be traded in the same AHL account). The AHL Diversified Program's incentive fees are calculated on a "high water mark" basis. If losses are incurred since the last payment of an incentive fee with respect to the Fund's AHL account, AHL must earn back such losses before generating additional incentive fees. Net profits are not reduced for such purposes by incentive fees previously paid.

      The Fund's Man-Glenwood investment is subject to annual management, investor servicing and administrative fees and expenses equal to 3% per annum of the aggregate value of the Fund's investment in Man-Glenwood, calculated monthly and paid quarterly.

      The Man-Glenwood Sub-Funds charge asset-based fees, generally ranging from 0% to 2% annually of each Man-Glenwood Sub-Fund's assets (including the Fund's investment), with performance or incentive allocations to the investment managers generally expected to range from 10% to 25% of any net profits earned annually or quarterly (net profits for such purposes will generally be calculated in the same manner as in the case of AHL).

      TRANSACTION COSTS

      The AHL Diversified Program executes its futures and forward trades exclusively through Man Financial Inc. and its affiliates ("Man Financial"), a member of the Man Group. Consequently, the futures commission rates charged to the AHL Diversified Program have not been negotiated at arm's-length and certain Man Financial clients may be charged lower rates. The Managing Member estimates the Fund's AHL Diversified Program transaction costs at approximately 1.5% per year of the Fund's average month-end Net Assets during such year. The total commissions paid by the Fund in any period of 12 consecutive months are limited to 3% of the Fund's average month-end Net Assets during such 12-month period.

      The Managing Member estimates the Man-Glenwood Sub-Funds' annual transaction costs at less than 1% per year of the Fund's average month-end investment in Man-Glenwood during such year.

      The following Breakeven table indicates the approximate amount of trading profit the Fund must earn, during the first 12 months after a Class A1 or Class B1 Unit is sold, to offset the costs applicable to a minimum investment in Class A1 or Class B1 Units.

                                 BREAKEVEN TABLE

                                      CLASS A1        CLASS B1
                                   DOLLAR RETURN    DOLLAR RETURN
                      PERCENTAGE      REQUIRED        REQUIRED
                        RETURN        ($25,000        ($10,000
                       REQUIRED       INITIAL          INITIAL
                        FIRST       INVESTMENT)      INVESTMENT)
                        TWELVE      FIRST TWELVE    FIRST TWELVE
                      MONTHS OF      MONTHS OF        MONTHS OF
    EXPENSES          INVESTMENT     INVESTMENT      INVESTMENT
    --------          ----------    ------------    -----------
Management Fee         0.75%        $  187.50         $ 75.00
Aggregate              0.50%        $  125.00*        $ 50.00
Administrative
Expenses*
Client Servicing       1.00%**      $  250.00**       $100.00**
Fee**
AHL Management Fee*    2.00%*       $  500.00*        $200.00*
AHL Performance          --+               --+             --+
Fee+
AHL Transaction        1.50%***     $  375.00***      $150.00***
Costs***
Man-Glenwood           0.90%****    $  225.00****     $ 90.00****
Management Fee****
Man-Glenwood           0.30%****    $   75.00****     $ 30.00****
Sub-Fund
Management Fees
Man-Glenwood           0.60%****    $  150.00****     $ 60.00****
Sub-Fund
Performance Fees
Man-Glenwood           0.30% ****   $   75.00****     $ 30.00****
Sub-Fund
Transaction Costs*
TWELVE-MONTH           7.85%        $1,962.50         $785.00
"BREAKEVEN"

--------------------

*Estimated

**Not applicable to Units acquired through and participating in a selling agent or investment advisor asset-based fee program. + Assumes breakeven AHL performance.

***Estimated; maximum AHL transaction costs are capped at 3%. ****Estimated; Man-Glenwood investment estimated at 30% of Fund assets

The percentage return needed for an investment in Class A2 or Class B2 Units, which are not subject to the Client Servicing Fee, to offset estimated costs during the first 12 months after a Class A2 or Class B2 Unit is sold is 6.85%, which represents a dollar return for a $25,000 Class A2 initial investment and a $10,000 Class B2 initial investment of $1,712.50 and $685.00, respectively.

FEDERAL INCOME TAX ASPECTS

      The Fund will be treated as a partnership and not as an association or "publicly-traded partnership" for federal income tax purposes. Thus, you will be taxed each year on the Fund's income whether or not you redeem Units from the Fund or receive distributions from the Fund.

      40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals (15% for most gains recognized in taxable years beginning on or before December 31, 2008). The Fund's trading gains from other contracts will be primarily short-term capital gains and ordinary income. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.

      Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Fund's interest income, if any, even though you have lost money on your Units.

      The Fund will provide estimated tax information in advance of April 15 so Unitholders may pay taxes on a timely basis. However, definitive tax information will not be available until after April 15th. Accordingly, Unitholders will be required to apply for extensions to file their income tax returns.

THE FUTURES AND FORWARD MARKETS

      Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.

      Forward currency contracts are traded off-exchange through banks or dealers.

      Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain realized by a futures or forward trader, there is an equal and offsetting loss suffered by another.

IS THE FUND A SUITABLE INVESTMENT FOR YOU?

      The Fund is offered only as a limited diversification opportunity from a traditional investment portfolio, not as a complete investment program.

      Managed futures programs are highly speculative and there can be no assurance that investors will not lose all or substantially all of their investment.

      You should not invest more than 10% of your readily marketable assets (exclusive of home, furnishings and automobiles) in the Fund.

      THESE ARE SPECULATIVE SECURITIES. YOU MAY LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE FUND.

      THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

RISK FACTORS

      THE FOLLOWING ARE THE PRINCIPAL RISKS YOU SHOULD CONSIDER IN MAKING A DECISION TO INVEST IN THE FUND. THERE IS NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS INVESTMENT OBJECTIVES. SPECULATIVE FUTURES TRADING IS A HIGH-RISK INVESTMENT.

      GENERAL RISKS OF AN INVESTMENT IN THE FUND

- YOU MAY LOSE YOUR ENTIRE INVESTMENT. The Fund is speculative and involves a high degree of risk. Investors must be prepared to lose all or substantially all of their investment in the Fund.

- THE FUND USES LEVERAGE, WHICH INCREASES RISK. The AHL Diversified Program trades at a substantial degree of leverage acquiring futures and forward contracts with a face amount of as much as five to seven times or more of the Fund's total equity. Leverage increases the risk of loss as well as performance volatility and transaction costs.

- THE FUND IS THE FIRST PUBLIC FUTURES FUND SPONSORED BY THE MANAGING MEMBER. The Managing Member has never previously sponsored a public futures fund in the United States. The past performance of the Man Group's other investment funds and products is not necessarily indicative of the future success of the Fund.

- THE FUND HAS NO OPERATING HISTORY. The Fund is newly-formed and has no operating history. The past performance of the AHL Diversified Program is not necessarily indicative of how it will perform in the future.

- THE FUND'S PERFORMANCE IS EXPECTED TO BE VOLATILE. The Fund may suffer sudden and substantial losses from time to and the day-to-day value of the Units will be variable and uncertain. The Net Asset Value of the Units may change materially between the date you subscribe and the date Units are issued to you or the date on which you request a redemption and the quarter-end redemption date.

- THE FUND'S SUBSTANTIAL FEES AND EXPENSES WILL CAUSE LOSSES UNLESS OFFSET BY PROFITS AND INTEREST INCOME. The Fund is subject to substantial fees and expenses. These fees and expenses are "layered": the Fund, the AHL Diversified Program, Man-Glenwood and the Man-Glenwood Sub-Funds are each subject to their own level of fees. These fees and expenses must be offset by trading profits and interest income to avoid losses.

- AN INVESTMENT IN THE FUND IS NOT A LIQUID INVESTMENT. No public or other market will develop for the Units. You must bear the economic risk of your investment until you redeem your Units.

      Units may only be redeemed as of any calendar quarter-end upon 45 days' notice (subject to the limitation that redemptions of the Fund's outstanding Units as of any given calendar quarter-end may not exceed 15% of the Fund's then outstanding Units).

      The Net Asset Value per Unit as of the redemption date may differ materially from such Net Asset Value as of the date that irrevocable notice of redemption must be given.

- SUBSTANTIAL REDEMPTIONS MAY CAUSE THE FUND TO INCUR LOSSES. Substantial redemptions of Units within a limited period of time, even if limited to 15% of the Fund's outstanding Units as of any calendar quarter-end, could disrupt the Fund's portfolio resulting in losses.

- THE FUND IS SUBJECT TO CONFLICTS OF INTEREST. The investment and management activities of the Managing Member and its affiliates give rise to conflicts of interest that may disadvantage the Fund.

      Most of the direct and indirect service providers to the Fund (excluding the managers of the Man-Glenwood Sub-Funds and the Administrator); are members of the Man Group and will remain so, even if using other, non-affiliated, service providers might be better for the Fund. See "Conflicts of Interest; Transactions Between Man Group and the Fund."

- THE MANAGING MEMBER HAS NOT ESTABLISHED FORMAL PROCEDURES TO RESOLVE CONFLICTS OF INTEREST. Because the Managing Member has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. There can be no assurance that conflicts of interest will not result in losses for the Fund.

- THE FUND'S INVESTMENT IN MAN-GLENWOOD MAY INCUR LOSSES. The Fund's investment in Man-Glenwood is intended to enhance the yield which would otherwise be earned on the Fund's assets held in reserve to support its managed futures trading. However, this investment may incur losses.

- CHANGES IN REGULATORY REQUIREMENTS MAY BE ADVERSE TO THE FUND. The regulation of U.S. and non-U.S. futures funds such as the Fund has undergone substantial change in recent years, and such change may continue for the foreseeable future. The effect of regulatory change on the Fund, while impossible to predict, could be substantial and adverse.

- THE AHL INCENTIVE FEE CALCULATION MAY NOT REFLECT YOUR INVESTMENT EXPERIENCE. The incentive fees payable to AHL will be calculated based on the Fund's overall investment in AHL, irrespective of when individual investors invest in the Fund. Consequently, the AHL incentive fees calculated in respect of the Fund's AHL account may not be reflective of the investment experience of certain Members.

- YOU WILL BE TAXED EACH YEAR ON YOUR SHARE OF FUND PROFITS; YOU WILL BE REQUIRED TO EXTEND THE FILING DATE OF YOUR TAX Returns. The Fund is taxed as a partnership. Consequently, each Member will be required annually to report and pay tax on such Member's distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss on such Member's income tax return even though the Managing Member intends that the Fund will make no distributions.

      Definitive tax information relating to the Fund will not be available until after April 15th, and Unitholders will be required to apply for extensions to file their income tax returns. See "Tax Consequences."

- THE FUND COULD LOSE ASSETS AND HAVE ITS TRADING DISRUPTED DUE TO THE BANKRUPTCY OF THE COMMODITY BROKER OR OTHERS. The Fund is subject to the risk of Man Financial, exchange, clearinghouse, or trading counterparty insolvency. Fund assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital to be tied up in a bankruptcy, the Managing Member might suspend or limit the trading activities of the Fund, perhaps resulting in missed profit opportunities.

      RISKS SPECIFIC TO THE AHL DIVERSIFIED PROGRAM

- LACK OF PRICE TRENDS WILL CAUSE LOSSES; THERE HAVE BEEN SUSTAINED PERIODS OF TIME WITH INSUFFICIENT PRICE TRENDS FOR THE AHL DIVERSIFIED PROGRAM TO TRADE PROFITABLY. THE MANAGING MEMBER EXPECTS THAT THERE WILL BE SIMILAR PERIODS IN THE FUTURE. Trend-following futures trading systems such as the AHL Diversified Program generally anticipate that most of their positions will be unprofitable; they are dependent on major gains in a limited number of positions for overall success. Accordingly, the Fund cannot trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type that the AHL models can identify. In the past there have been sustained periods of time without significant market trends. During such periods, the Fund can be expected to incur substantial losses.

      Market conditions may result in which prices move rapidly in one direction, then reverse and then reverse again. In such "whipsaw" markets, AHL may establish positions for the Fund on the basis of incorrectly identifying the rapid movement or reversal as a trend, resulting in substantial losses.

      In trendless markets, there is little chance that the AHL Diversified Program will be profitable.

- AHL'S TRADING DECISIONS ARE BASED ON TECHNICAL SYSTEMS NOT ON AN ANALYSIS OF ECONOMIC FACTORS. AHL's trading decisions generally are not determined by analysis of fundamental supply and demand factors, general economic factors or anticipated world events, but rather by technical trading systems based on historical price data. In markets in which fundamental factors dominate, for example, a pending political or economic event, AHL will maintain positions indicated by its technical systems which may incur substantial losses if the event proved to be adverse.

- INCREASED COMPETITION AMONG TREND-FOLLOWING TRADERS COULD REDUCE AHL'S PROFITABILITY. The Managing Member believes that there has been, over time, a substantial increase in interest in technical trading systems, particularly trend-following systems. As the capital under the management of trading systems based on the same general principles increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as AHL, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of the Fund.

- MARKET CONDITIONS WILL DOMINATE AHL'S RESULTS. Although the AHL Diversified Program is as likely to be profitable as unprofitable in up or down markets, there is some tendency for managed investment products such as the Fund - particularly those managed by systematic, trend-following advisors - to perform similarly during the same or approximately the same periods. Prospective investors must recognize that, irrespective of the skill and expertise of AHL, the success of the Fund may be substantially dependent on general market conditions over which AHL has no control.

- THE FUND IS INTENDED TO BE A MEDIUM- TO LONG-TERM INVESTMENT. The Managing Member believes that investors should consider the Units as a medium- to long-term investment (5 years or more) to permit the AHL Diversified Program to function over a significant period.

      LIMITS OF RISK DISCLOSURES

      The foregoing summary risk factors does not purport to be a complete explanation of the risks involved in an investment in the Fund. The AHL Diversified Program is a proprietary, quantitative "black box" trading strategy concerning which little information is available.

      An investment in the Fund should only be made by investors who understand the nature of the investment and can bear the risks of illiquidity and possible total loss.

USE OF PROCEEDS

General

      The entire proceeds of this offering will be used by the Fund to invest in the AHL Diversified Program, as reserves to support the Fund's trading activities and to pay expenses as described elsewhere in this Prospectus.

      The Fund's capital will be maintained on deposit with Man Financial Inc., the Fund's commodity broker, or, in the case of the capital not needed to margin AHL Diversified Program positions, with a bank. A limited portion of the Fund's capital will be invested in Man-Glenwood. Fund capital held at Man Financial will be maintained in segregated accounts, as required by CFTC Regulations. Fund capital supporting the Fund's trading in foreign currency forward contracts and other over-the-counter ("OTC") contracts will be maintained with the Fund's foreign currency and OTC counterparties, including affiliates of Man Financial, generally in cash upon which the Fund will receive an interest credit.

      The Managing Member does not anticipate making any distributions of Fund profits.

The AHL Diversified Program

      The AHL Diversified Program is a managed futures program directed for the Fund by Man-AHL (USA) Limited, a member of the Man Group, which is registered with the CFTC as a commodity trading advisor, is a member of the NFA and is registered in the United Kingdom with the Financial Services Authority.

      The AHL Diversified Program is quantitative and primarily directional - seeking to identify and take advantage of upward and downward price trends. Trading takes place 24 hours per day and real-time price information is used to respond to price moves across a diverse range of global markets. The AHL Diversified Program invests in a diversified portfolio of futures, options and forward contracts, swaps and other financial derivative instruments both on and off exchange. These markets may be accessed directly or indirectly and include, without limitation, stock indices, bonds, currencies, short-term interest rates and selected commodities, including energy and precious and base industrial metal contracts. Investment rules are executed within a systematic framework. In addition to sector and market diversification, the AHL Diversified Program seeks to achieve diversification by combining various systems driven by computerized processes or trading algorithms, which sample prices in real time and measure price momentum and breakouts spread over approximately 130 markets traded. The trading algorithms seek to capture price trends and close out positions when a high probability exists of a different trend developing, although the AHL Diversified Program may include algorithmic systems based on certain forms of quantitative fundamental data such as interest-rate data. For diversification, the AHL Diversified Program deploys investment capital across the full range of sectors and markets. Factors determining asset allocation weightings to different sectors and markets are market and sector correlations, expected returns, market access costs and market liquidity. Market exposure is dynamically adjusted in real time to reflect changes in the volatility of individual markets. The AHL Diversified Program systems, as applied, are intended to target defined volatility levels rather than returns, assisted by computer-supported analytical instruments and real time risk control and management information systems.

      The AHL Diversified Program uses margin and considerable leverage to reach model allocations. In addition to the Fund's margining at Man Financial, the Fund may also use lines of credit provided by Man Financial.

      The investment process is the product of sophisticated research - the AHL Diversified Program applies a technical approach that was developed and has been operated since 1983. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research.

      The central investment philosophy is that markets are characterized by real and often fairly persistent anomalies that are neither the result of random behavior nor the outcome of perfectly informed or rational decisions by market participants. Powerful computerized processes or trading algorithms are used to sample prices in real time, seeking to identify and exploit the existence of serial correlation or "crowd behavior" in markets

- manifested by price trends. The core trend-following strategies include momentum and breakout trading approaches which are intended to close out positions once a trend is completed and there is a high probability of a different trend developing.

      These strategies combine multiple signal generators based on various time frames, ranging from two to three days to several months. The number of systems applied to a particular market varies according to the depth of liquidity in that market. Markets with higher liquidity and lower access costs can support higher trading frequencies and may receive greater allocation weightings in the portfolio. The core trend-following component is complemented by proprietary quantitative spread trading and arbitrage strategies that seek to capture profits as markets experiencing relative pricing anomalies return to a state of equilibrium.

      All the strategies and systems of the AHL Diversified Program are designed to target defined volatility levels rather than returns, and the investment process is underpinned by computer-supported analytical instruments and disciplined real time risk and management information systems. A proprietary risk measurement method similar to the industry standard "value-at-risk" helps ensure that the rule-based decisions that drive the investment process remain within predefined risk parameters. Margin-to-equity ratios are monitored daily, and the level of exposure in each market is quantifiable at any time and is adjusted in accordance with market volatility. Market correlation is closely monitored to prevent over-concentration of risk and ensure optimal portfolio weightings. Market liquidity is examined with the objective of ensuring that opening and closing positions are executed with minimal slippage, while brokerage selection and trade execution are continually monitored with the objective of ensuring quality market access.

      Refinements to the Program since its development include the introduction of market volatility controls, an increase in the number and diversity of markets, the introduction of 24-hour trading and systems differentiation to include the spread trading and arbitrage strategies that complement the main trend-following trading algorithms.

      Similarly, AHL may increase the number and diversity of markets and instruments traded directly or indirectly by the AHL Diversified Program.

      As of [-], 2005, the composition of the AHL Diversified Program's portfolio was as follows:

                                  [PIE CHART]

1             Currencies                  XX.X%
2             Energies                    XX.X%
3             Bonds                       XX.X%
4             Stocks                      XX.X%
5             Interest Rates              XX.X%
6             Metals                      XX.X%
7             Agriculturals               XX.X%

      The Fund, directly or indirectly, will receive interest income on margin and non-margin deposits with Man Financial Inc. United States dollar deposits will receive interest income based on the 30-day U.S. Treasury bill rate and other currencies at LIBOR, in each case, plus or minus 100 basis points. Interest income, once accrued, is subject to risk of trading losses. The Fund may be subject to interest charges on negative balances should the interest income earned on the composition of foreign currency balances not outweigh the interest charge on the shortfall of US dollar balances.

      AHL may enter into foreign currency forward contracts in connection with the Fund's futures trading denominated in currencies other than U.S. dollars to hedge the exchange rate risk exposure of the non-U.S. dollar margin deposits supporting such trading. There can be no assurance that such hedging will be successful.

"Yield Enhancement" Investment in Man-Glenwood

      The Managing Member will invest approximately 30% of the Fund's capital in Man-Glenwood. This investment has the potential to generate higher yields than the cash or cash equivalent instruments in which the Fund will hold the bulk of its assets (used to support the Fund's AHL Diversified Program trading) and also to perform in a manner substantially non-correlated to the AHL Diversified Program. Historically, Man-Glenwood has had low correlation to the AHL Diversified Program (as well as to stocks and bonds). The Managing Member will attempt to rebalance the Fund's portfolio on a quarterly basis to maintain the Fund's investment in Man-Glenwood at approximately 30% of Fund capital.

      Among the investment strategies that may be pursued by the Man-Glenwood Sub-Funds are the following:

-     Equity Hedge

-     Multi-Strategy

-     Event Driven

-     Relative Value

-     Variable Equity

-     Commodity and Trading

      No prospective investor should invest in the Fund in reliance of the Fund's investment in Man-Glenwood. The Managing Member may at any time reduce or eliminate the Fund's Man-Glenwood investment if the Managing Member deems doing so to be necessary or advisable to maintain the Fund's AHL Diversified Program trading as well as for regulatory or tax purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FUND'S PROSPECTIVE OPERATIONS

      RESULTS OF OPERATIONS

      The Fund is a speculative commodity pool which will trade pursuant to the AHL Diversified Program.

      The AHL Diversified Program is a futures and forward price trend-following, trading system. The Program is entirely quantitative in nature and implements trading positions on the basis of statistical analyses of past price histories.

      The AHL Diversified Program, like most trend-following systems, is designed in the anticipation that most of its trades will be unprofitable; the objective of overall profitability depending on the system identifying certain major trends which occur and recognizing significant profits from participating in such trends.

      The past performance of the AHL Diversified Program is not necessarily indicative of its future results. This is the case with all speculative trading strategies. Moreover, the markets in which the AHL Diversified Program is active have seen major changes in recent years, including the influx of entirely different classes of market participants. These changed circumstances may mean that the markets in which AHL has previously traded are not necessarily representative of those in which it will trade on behalf of the Fund.

      Futures trading programs are proprietary and confidential. Investors, in investing in the Fund, must recognize that they are essentially committing capital to a "black box" trading strategy. There is no way to predict how this strategy will perform in the future, and if it does not perform successfully, investors may lose all or substantially all of their investment.

      As a speculative futures fund, the Fund effectively maintains all of its capital in reserve. The Fund does not "buy" or "sell" futures or forward contracts in the traditional sense; rather, through taking positions in these markets, the Fund acquires loss/profit exposure and uses its capital to cover losses and provide margin (which constitutes a good faith deposit towards the Fund's obligation to pay such losses) to support its open positions. The Fund will maintain most of its capital in cash and cash equivalents.

      CAPITAL RESOURCES

      Due to the low margins required to support futures and forward trading, only approximately 10% - 20% of the capital of a managed futures fund such as the Fund is needed to margin its positions. The Fund will hold most of its capital in cash and cash equivalents while investing approximately 30% of such capital in Man-Glenwood, both for yield enhancement and diversification purposes. The Fund's investment in Man-Glenwood cannot be used to margin its futures trading and would be liquidated to the extent that the Manager deemed it advisable to do so to support the Fund's futures trading. There can be no assurance that the Fund will maintain any investment in Man-Glenwood. The Managing Member is under no obligation to maintain the Fund's investment in Man-Glenwood, and may reduce or eliminate such investment at any time.

      The Fund, not being an operating company, does not incur capital expenditures, it functions solely as a passive trading vehicle, and its capital resources are used only as assets available to provide margin and pay trading losses incurred on the Fund's AHL Diversified Program account.

      LIQUIDITY

      The AHL Diversified Program maintains highly liquid positions, and the assets held by the Fund to support AHL's trading are cash or highly liquid Treasury bills, deposit accounts or other equivalents.

      The Fund will invest a limited portion of its capital in Man-Glenwood, which is a closed-end registered investment company that provides quarterly liquidity through discretionary tender offers for its shares. Under certain circumstances, such tender offers may not occur as scheduled or may not be sufficient to satisfy the full amount requested to be redeemed by the Fund. However, the Man-Glenwood component of the Fund's portfolio is minor, and the Managing Member believes that any delays in receiving redemption payments from Man-Glenwood are unlikely to adversely affect the Fund's operations.

      ACCOUNTING PRINCIPLES

      The Fund will record its transactions in futures and forward contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange will be valued at market, which is based on the closing settlement price on the exchange where the futures contract is traded by the Fund on the day with respect to which the Fund's Net Assets are being determined. Open forward contracts traded on the interbank market will be valued at their settlement price on the day with respect to which the Fund's net assets are being determined.

      The Fund will value its Man-Glenwood investment at its net asset value as provided by Man-Glenwood.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations to be engaged in by the Fund, the Managing Member believes that the estimates it will use in preparing the Fund's financial statements will be appropriate and reasonable, however, actual results could differ from the estimates. The estimates to be used will not provide a range of possible results that would require the exercise of subjective judgment. The Managing Member further believes that, based on the nature of the business and operations to be engaged in by the Fund, no other reasonable assumptions relating to the application of the Fund's critical accounting estimates other than those to be used would likely result in materially different amounts from those that will be reported.

      OFF-BALANCE SHEET ARRANGEMENTS

      The Fund will not engage in off-balance sheet arrangements with other entities.

      CONTRACTUAL OBLIGATIONS

      The Fund will not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund's sole business will be trading futures contracts, forward currency and other OTC contracts, both long (contracts to buy) and short (contracts to sell), and investing in cash, cash equivalents and Man-Glenwood. All of the Fund's futures, forward and OTC contracts will be settled by offset, not delivery. Substantially all such contracts will be for settlement within four to six months of the trade date and substantially all such contracts will be held by the Fund for less than four to six months before being offset or rolled over into new contracts with similar maturities. Once the Fund begins operations, the Fund's annual audited financial statements will present a condensed schedule of investments setting forth net unrealized appreciation (depreciation) of the Fund's open positions, both long and short, at fiscal year-end.

      SUMMARY

      As is the case with any speculative futures fund, it is impossible to predict how the Fund will perform. It is not possible, as it is in the case of an operating business, to predict performance trends, analyze future market conditions or evaluate the likely success or failure of the Fund.

      There are certain general market conditions in which the Fund is more likely to be profitable than in others. For example, in trendless or stagnant markets, the AHL Diversified Program is unlikely to be profitable. On the other hand, trending markets with substantial price change momentum can be favorable to the AHL Diversified Program. However, because of the continually changing population of market participants as well as supply and demand characteristics, it cannot be predicted how the Fund will perform in any given market conditions.

MANAGEMENT OF THE FUND

      THE MANAGING MEMBER

      GENERAL

      Man Investments (USA) Corp., a Delaware corporation, serves as Managing Member with broad oversight over the operations and affairs of the Fund. The Managing Member is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the NFA. Under the LLC Agreement, the Managing Member has the power to enter into, make and perform any contracts, agreements or other undertakings it may deem advisable, including the delegation of any of its responsibilities to other agents, in conducting the business of the Fund, including but not limited to contracts, agreements or other undertakings with persons, firms or corporations with which the Managing Member or any other Member is affiliated. In this regard, it is expected that the Managing Member will consult with and/or utilize research and/or other information provided by other members of the Man Group. The principal business address of the Managing Member is 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606.

      The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a diversified global financial services firm that engages in a broad spectrum of activities including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions (through its Man Financial division) and other activities. Man Investments has launched approximately 450 alternative investment products, including commodity pools, and, as of March 31, 2005, has an estimated $43 billion under management.

      The Managing Member will maintain an investment in the Fund equal to 1% of the Fund's Net Asset Value (including the Managing

Member's investment) or $500,000, whichever is less.

Principals

      The Managing Member's principals are John Kelly, Michael Lozowski, James Rosenberger and Steven Zoric. The biographies of the officers and principals of the Managing Member follow.

      John Kelly, born 10/11/46. Mr. Kelly is the President and a Director of the Managing Member and President, Chief Executive Officer and a Director of the Selling Agent, which positions he has held since February 2002. As President, Mr. Kelly is responsible for the day-to-day operations of the Managing Member and the Selling Agent. Mr. Kelly is also a member of the Board of Managers of three registered investment companies (including Man-Glenwood) advised by Glenwood, which is an affiliate of the Managing Member. Mr. Kelly has over 15 years' experience in investment management. He graduated from Southampton College of Technology and then went on to work for various industrial companies, attaining general manager and directorship positions. In 1978, Mr. Kelly joined a business consultancy service as a general manager, specializing in investment, finance and aviation in the Gulf Region. In 1987, he joined the Man Group as a Regional Manager in Bahrain where he was responsible for negotiations, corporate finance and marketing support for specialist financial products promoted jointly with major institutions in the region. In 1991, he became the Sales and Marketing Director of Man Investments and was responsible for managing sales and marketing globally for the Man Group until he moved to the United States in September 2001.

      Michael Lozowski, born 9/4/53. Mr. Lozowski is a Director of the Managing Member, a Director and officer of Man-AHL (USA) Limited, co-head of Man Global Strategies, a division of Man Investments Limited, in London, and a Director of Man Investments Limited. Prior to his current role, he served as Man Investments' Corporate Finance Director between 1990 and 1995. Mr. Lozowski joined the Man Group in 1987 as assistant treasurer, having worked at The Chase Manhattan Bank from 1980 to 1987 and at the National Westminster Bank between 1977 and 1980. He holds a Master's degree in Physics from University College, Oxford and a Master of Science degree in Operational Research from the University of Sussex.

      James Rosenberger, born 1/27/63. Mr. Rosenberger joined Man Investments in June 2003 as Head of Finance and Administration. Mr. Rosenberger's responsibilities include Finance, Administration, Logistics and Human Resources within the Managing Member. Mr. Rosenberger is the Chief Financial Officer for the Managing Member and is the Chief Financial Officer and Financial and Operations Principal for the Selling Agent. Prior to Man Investments, Mr. Rosenberger was vice-President - Finance, Controller for The Envestnet Group, Inc., beginning in 2000. Mr. Rosenberger's responsibilities during his tenure at The Envestnet Group included all of the firm's accounting, finance, risk management and investor relations functions. From early 1998, Mr. Rosenberger was CFO for Duff & Phelps Investment Management Company. From late 1994 to early 1998, Mr. Rosenberger was Associate Director - IT Business Management and Associate Director - Finance & Control for Swiss Bank Corporation (now UBS). From early 1994 to late 1994, Mr. Rosenberger was the General Accounting Manager at Rand McNally. From late 1987 to early 1994, Mr. Rosenberger was Manager - Financial Planning & Analysis as well as Plant Accounting Manager for a division of Rockwell International. From early 1986 to late 1987, Mr. Rosenberger was Senior Auditor with Deloitte Haskins & Sells. Mr. Rosenberger graduated from the University of Illinois with a BS in Accountancy in 1985. Mr. Rosenberger is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

      Steven Zoric, born 5/6/71. Mr. Zoric is a Director, Vice President and Secretary of the Managing Member and the Selling Agent, which positions he has held since February 2002. Mr. Zoric is Head of U.S. Legal and Compliance for the Man Investments Division of Man Group plc, which includes the Managing Member, the Selling Agent and Glenwood. Mr. Zoric is also Vice President and

Secretary of Glenwood and Secretary of the three investment companies advised by Glenwood (including Man-Glenwood). In addition, Mr. Zoric is a Director and the Secretary of several other U.S. Man Group companies, all of which are affiliates of the Managing Member. Mr. Zoric joined the Man Group in July 2001. Prior to joining the Man Group, from April 1997 to October 1999 and from August 2000 to July 2001, Mr. Zoric was an associate in the Financial Services Group of Katten Muchin Rosenman, a law firm based in Chicago. From November 1999 to July 2000, Mr. Zoric was the Futures and Commodities Compliance Manager at Morgan Stanley & Co., Inc. in New York. From April 1996 to April 1997, Mr. Zoric was an attorney in the Financial Services Group at Sidley Austin Brown & Wood LLP in Chicago. Mr. Zoric received a B.A. in Political Science from Northwestern University in June 1992 and his J.D. with Honors from DePaul University College of Law in 1995.

      AHL

      The AHL Diversified Program is a managed futures program managed by Man-AHL (USA) Limited, a member of the Man Group, which is registered with the CFTC as a commodity trading advisor, is a member of the NFA and is registered in the United Kingdom with the Financial Services Authority. Mr. Michael Lozowski, a principal of the Managing Member, is also a principal of AHL and his biography is set forth above. The biographies of the other principals of AHL follow.

      Tim Wong. Mr. Wong is head of the AHL investment division with Man Investments Ltd. and an associate director of Man Investments. In addition to his key role in the AHL investment management process, he is a member of the Man Global Strategies Committee. Mr. Wong joined the AHL division in 1991 as a research analyst, later assuming responsibility for the day-to-day running of the research and investment management operations. He graduated from Oxford University in 1991 with a First in Engineering Science and subsequently gained an MSC in Statistics and Operational Research from London University. He is an Associate of the UK Society of Investment Professionals.

      Victoria Owen. Ms. Owen is co-head of Man Global Strategies and a director of Man Investments Limited. She studied Mathematics with Computer Sciences at Bristol University and in 1981 began a career in the futures industry working for Gill & Duffus on the energy brokerage desk. Ms. Owen subsequently extended her specialist experience in the energy markets to trading and trading systems development in a broad range of markets. She joined Man Investments in 1992 and has been extensively involved in financial engineering, product development, and all other key investment management activities. She now focuses on Man Global Strategies' portfolio construction and management process and oversees the risk monitoring process.

      MAN-GLENWOOD

      Glenwood Capital Investments, L.L.C. ("Glenwood") is an Illinois limited liability company registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the NFA. Glenwood is also registered with the SEC as an investment adviser.

      Since its inception in 1987 (through a predecessor firm), Glenwood has focused primarily on building multi-strategy, multi-manager funds of hedge fund portfolios.

      Glenwood is responsible for the day-to-day management of Man-Glenwood and for the allocation of Man-Glenwood's assets to various Man-Glenwood Sub-Funds, subject to policies adopted by the Board of Managers of Man-Glenwood. The principals of Glenwood will devote such time to the ongoing operations of Man-Glenwood as they deem advisable in order to implement and monitor Man-Glenwood's investment program.

      The personnel of Glenwood have primary responsibility for the investment management of Man-Glenwood, including the selection of Man-Glenwood Sub-Fund Managers and the allocation of

Man-Glenwood's assets among the Man-Glenwood Sub-Fund Managers.

PERFORMANCE INFORMATION

      THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NOTES TO PERFORMANCE SUMMARIES

      MONTHLY RATES OF RETURN are calculated by dividing each month's net performance by net asset value as of the beginning of such month.

      WORST PEAK-TO-VALLEY DRAW-DOWN is the largest decline in month-end net asset value (without adjustment for subscriptions and withdrawals) without such net asset value being subsequently equaled or exceeded. For example, if the net asset value dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the Peak-to-Valley Drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the net asset value had risen approximately 2% or more in March, the Peak-to-Valley Drawdown would have ended as of the end of February at approximately the (2)% level. The period indicated for the Worst Peak-to-Valley Drawdown is the period beginning with the month when the drawdown began and ending with the month as of the end of which the lowest net asset value during the drawdown was reached.

THE MANAGING MEMBER AND ITS AFFILIATES HAVE OPERATED COMMODITY POOLS BEFORE WHICH ARE EXEMPTED FROM SPECIFIC CFTC DISCLOSURE STANDARDS. PURSUANT TO APPLICABLE CFTC REGULATIONS, THE PERFORMANCE OF THESE "EXEMPT POOLS" IS NOT REQUIRED TO BE, AND IS NOT, PRESENTED IN THIS PROSPECTUS BECAUSE SUCH "EXEMPT POOLS" ARE SUFFICIENTLY DIFFERENT FROM THE FUND THAT THE PRESENTATION OF THEIR PERFORMANCE IS NOT MATERIAL TO A DECISION WHETHER TO INVEST IN THE FUND.

                             AHL DIVERSIFIED PROGRAM
                             JANUARY 2000 - [-] 2005
                               PERFORMANCE SUMMARY

The following summary performance information reflects the composite performance results for the required period from January 2000 through [-] 2005 of the AHL Diversified Program to be traded on behalf of the Fund. Man AHL (USA) Limited, the commodity trading advisor to the Fund, is one of a number of wholly-owned commodity trading advisor subsidiaries of Man Group Plc, all of which implement the AHL Diversified Program on behalf of their clients pursuant to the same trading systems in the same markets. At [-] 2005, _____ of the open accounts were profitable and ____ were unprofitable.

                       NAME OF CTA: Man AHL (USA) Limited
                    NAME OF PROGRAM: AHL Diversified Program
                       INCEPTION OF TRADING BY CTA: 1/1/05
                  INCEPTION OF TRADING IN PROGRAM: January 1990
                          NUMBER OF OPEN ACCOUNTS: ___
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: U.S. $______
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: U.S. $______ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: U.S. $______ AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: U.S. $______
                     LARGEST MONTHLY DRAWDOWN: (___)% (___)
                  LARGEST PEAK-TO-VALLEY DRAWDOWN: (___)% (___)
     NUMBER OF PROFITABLE ACCOUNTS OPENED AND CLOSED DURING THE PERIOD: ___%
           RANGE OF RETURNS EXPERIENCED BY PROFITABLE ACCOUNTS OPENED
                       AND CLOSED DURING THE PERIOD: ___%
                NUMBER OF UNPROFITABLE ACCOUNTS THAT HAVE OPENED
                       AND CLOSED DURING THE PERIOD: ___
          RANGE OF RETURNS EXPERIENCED BY UNPROFITABLE ACCOUNTS OPENED
                 AND CLOSED DURING THE PERIOD: (___)% - (___)%

         MONTH                2000          2001          2002          2003          2004            2005
         -----               ------        ------        ------        ------        ------        -----------
        January              (0.7)%         1.5%         (4.1)%         7.6%          1.0%            (5.8)%
        February              0.8%          2.6%         (5.7)%         7.8%          4.8%             3.3%
         March               (3.1)%        11.8%         (1.0)%        (8.5)%        (2.3)%           (0.9)%
           April             (2.2)%        (9.0)%        (2.8)%         0.7%         (8.0)%
          May                 2.4%         (2.5)%         1.8%         10.9%         (2.2)%
          June               (3.2)%        (1.0)%        13.0%         (4.1)%        (5.8)%
          July               (3.0)%         4.3%          6.3%         (0.5)%        (0.4)%
         August               4.6%          6.5%          0.9%         (1.2)%         1.4%
       September             (2.6)%        10.4%          8.6%          2.5%          2.6%
        October               4.5%          4.6%         (9.1)%         1.4%          4.2%
        November             10.3%         (8.7)%        (5.3)%        (1.9)%         7.5%
        December             10.8%         (0.7)%        10.7%          6.6%         (0.4)%
                             ----          ----          ----          ----          ----          -----------
Compound Annual Rate of      18.8%         18.8%         11.1%         21.4%          1.3%            (3.5)%
     Rate of Return
                             ----          ----          ----          ----          ----          -----------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               ---------------------------------------------------

     PURSUANT TO APPLICABLE RULES OF THE CFTC, THE AHL DIVERSIFIED PROGRAM PERFORMANCE RECORD IS PRESENTED FOR THE PAST FIVE FULL YEARS AND YEAR TO
                       DATE RATHER THAN SINCE INCEPTION.

NET ASSET VALUE

      The Net Asset Value of the Fund will be computed as of the close of business on the last day of each month.

      The Net Asset Value of the Fund equals its assets less its liabilities, as determined generally in accordance with Generally Accepted Accounting Principles as applied in the United States of America. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair market value of all other assets of the Fund held pursuant to the AHL Diversified Program, less all liabilities of the Fund (including accrued liabilities, regardless of whether such liabilities are ever paid), in each case as determined by the Managing Member generally in accordance with Generally Accepted Accounting Principles as applied in the United States of America.

      The Net Asset Value of the portion of the Fund's assets invested in Man-Glenwood will be determined based on the Net Asset Values provided by the managers of the Man-Glenwood Sub-Funds. The Managing Member has no means of determining the accuracy of such valuations. Moreover, these valuations are typically based on estimates. The difference between estimated and final values will be reflected in the accounting period in which such final values become available, not by retroactively adjusting previously determined Net Asset Values.

FEES AND EXPENSES PAID BY THE FUND

      The Managing Member believes that you should consider the charges to which the Fund is subject when making your investment decision. Also, please see the "Breakeven Table" on page 6.

CHARGES PAID BY THE FUND

         RECIPIENT                  NATURE OF PAYMENT                                 AMOUNT OF PAYMENT
---------------------------   ----------------------------      ------------------------------------------------------------
The Managing Member .......   Management Fee                    0.75% per annum of the Fund's Net Asset Value, calculated
                                                                monthly and paid quarterly in arrears.

                              Client Servicing Fee              1% per annum of the Net Asset Value of each Class A1 and
                                                                Class B1 Unit, calculated monthly and paid quarterly in
                                                                arrears.  The Managing Member will reallocate the Client
                                                                Servicing Fee to the Selling Agent, provided that once the
                                                                Selling Agent has received aggregate compensation totaling
                                                                10% of a Unit's initial sale price (or, if earlier, such
                                                                Unit has been charged Client Servicing Fees totaling 10% of such Units initial sale price), such Unit will be
                                                                redesignated as a fractional Class A2 or Class B2 Unit,
                                                                reflecting the current net asset value of Class A2 or Class
                                                                B2 Units, to which the Client Servicing Fee does not apply.

Man Financial Inc .........   Brokerage Commissions             $9 to $11 per round turn trade, inclusive of exchange and
                                                                regulatory fees.  Limited to 3% of the Fund's 12-month
                                                                average month-end Net Asset Value during each period of 12 consecutive months.
Forward
Counterparties ............   "Bid-ask" spreads                 These spreads are not actually fees paid by the Fund but are dealer profit margins incorporated into forward contract
                                                                pricing. They are, therefore, unquantifiable.  In addition, the Fund will pay Man Financial Limited, an affiliate of the
                                                                Fund's commodity broker, a clearing fee of $1.14 on each
                                                                Fund forward transaction.  This clearing fee is included
                                                                within the 3% cap on Fund brokerage commissions.

Man AHL (USA) Limited .....   Management Fee                    2% per annum of the Fund's Net Asset Value, calculated and paid monthly.

                              Monthly  Incentive Fee            20% of any cumulative net profits in excess of the "high water mark" for such net profits, calculated and paid monthly.

Man-Glenwood ..............   Management, investor              In total, 3% per annum of the Fund's aggregate investment in
                              servicing and administrative      Man-Glenwood, calculated monthly and paid quarterly.
                              fees and expenses

Others ....................   Administrator fees, custody       As incurred; not expected to exceed 0.50 of 1% of average
                              and escrow fees, legal,           month-end Net Assets annually, assuming average assets of
                              accounting, printing, postage     $50,000,000.  Administrative expenses in excess of 0.50 of
                              and other administrative costs    1% of the Fund's annual average month-end Net Assets will be paid by, or reimbursed to the Fund by, the Managing Member or an affiliate.

Others ....................   Extraordinary charges             Actual payments to third parties; expected to be negligible.

      NO SALES LOAD

            No Units will be subject to any initial selling commission or sales load.

      CLIENT SERVICING FEE, SELLING COMPENSATION

            The Managing Member will receive an annual Client Servicing Fee, in respect of Class A1 and Class B1 Units, equal to 1/12 of 1% of the Net Asset Value of such Units at each month-end (a 1% annual rate), calculated monthly and paid quarterly.

            Subject to the regulatory limitation that the Selling Agent receive aggregate selling commissions not in excess of 10% of the sale price of each Unit, the Managing Member will pass such Client Servicing Fee, plus one-third of the Managing Member's management fee, on to the Selling Agent until the Selling Agent has received the maximum selling commission of 10% of the Net Asset Value per Class A1 and Class B1 Unit at the time of issuance.

            Once the Selling Agent has received aggregate selling compensation totaling 10% of the sale price of a Unit (or, if earlier, such Unit has been charged Client Servicing Fees totaling 10% of the sale price of such Unit), such Unit will be redesignated as a fractional Class A2 or Class B2 Unit, reflecting the then current Net Asset Value of the Class A2 or Class B2 Units, to which the Client Servicing Fee does not apply, and the Selling Agent will receive no further compensation in respect of such Unit.

            Class A2 and Class B2 Units, which are offered exclusively to participants in selling agent asset-based or fixed fee investment programs and to clients of registered investment advisors who participate in such advisors' fee-based advisory programs, will not be subject to Client Servicing Fees, and the Selling Agent will not receive any selling compensation in respect of such Units.

      ORGANIZATIONAL AND OFFERING COSTS

            The Managing Member, or an affiliate, will bear, without reimbursement from the Fund, the costs of organizing the Fund and offering the Units pursuant to this prospectus.

      MANAGEMENT FEE

            The Fund will pay the Managing Member a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.

            The Managing Member shares the Management Fee with its affiliates.

      AHL MANAGEMENT AND INCENTIVE FEES

            The AHL Diversified Program charges a management fee of 1/6 of 1% of the Fund's average month-end Net Asset Value (a 2% annual rate), calculated and paid as of the end of each calendar month.

            For purposes of calculating the AHL Diversified Program management fee, Net Asset Value is not reduced by accrued management or incentive fees or fees payable to the Managing Member.

            The AHL Diversified Program charges a monthly incentive fee equal to 20% of any cumulative net profits attributable to the Fund's aggregate investment in the Program in excess of the "high water mark," or all time high point, in such net profits.

            Incentive fees paid do not reduce cumulative net profits for purposes of calculating the incentive fees due to AHL.

            As an example of the calculation of the AHL Diversified Program incentive fee, assume that the Net Asset Value of the Fund's AHL Diversified Program investment is $25,000,000 and that as of the end of the first month, such exposure has generated $100,000 of profits. An incentive fee equal to $20,000 would be due and the Net Asset of such investment would be $25,080,000. If, in the following month, the Fund's exposure had earned an additional $20,000, an additional incentive fee of $4,000 would be due even though such profit only earns back the incentive fee paid in the first month.

            When a redemption is made, any accrued incentive fee attributable to the redeemed Units is paid to AHL and any shortfall between the current level of net profits and the high water mark attributable to the Fund's AHL Diversified Program investment is reduced by being multiplied by the fraction the numerator of which is Net Asset Value of the redeemed Units and the denominator of which is the Net Asset Value of the Fund's AHL Diversified Program investment immediately prior to the redemption.

            Because the incentive fees are calculated on the basis of the aggregate performance of the Fund, the incentive fee paid by any given investor's Units may not directly correlate to such investor's investment experience in the Fund. For example, an investor may invest in the Fund when the Fund's investment in AHL is below its high water mark. In such circumstances, such investor would benefit from the loss carryforward existing with respect to the Fund with the result that no incentive fee would be paid to AHL with respect to profits earned on such investor's Units until such loss carryforward had been eliminated by such profits. At the same time, the economic return to the existing investors in the Fund is diluted as the loss carryforward that would have sheltered subsequent AHL profits on their Units from incentive fees is diluted by the issuance of additional Units.

      MAN-GLENWOOD FEES

            The Fund's "yield enhancement" investment in Man-Glenwood will approximate 30% of the Fund's Net Asset Value and may be reduced to significantly below this level or eliminated entirely.

            The Fund will pay management, investor servicing and administrative fees and expenses which are capped at a rate of 3.0% per annum of the aggregate value of the Fund's investment in Man-Glenwood, as described below.

            Each of Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC pay direct investor servicing fees and operating and administrative expenses at rates which in aggregate are capped at 1% per annum of the aggregate value of the outstanding Man-Glenwood Units, calculated monthly and paid quarterly. In addition, Man-Glenwood Lexington Associates Portfolio, LLC., a registered investment company in which Man-Glenwood invests substantially all of its assets and which has the same investments objectives as Man-Glenwood (the "Portfolio Company"), pays Glenwood a management fee at a rate of 1.75% per annum of the aggregate value of the Portfolio Company's outstanding units, calculated monthly and paid quarterly. The Portfolio Company also pays administrative fees and expenses which are capped at a rate of 0.25 of 1% per annum of the aggregate value of the Portfolio Company's outstanding units, calculated monthly and paid quarterly.

            The Man-Glenwood Sub-Funds charge asset-based fees, generally ranging from 0% to 2% annually of each Man-Glenwood Sub-Fund's assets, with performance or incentive allocations to the investment managers generally expected to range from 10% to 25% of net profits annually or quarterly (net profits for such purposes will generally be calculated in the same manner as in the case of AHL).

      TRANSACTION COSTS

            The AHL Diversified Program executes its futures and forward trades exclusively through Man Financial (including its affiliates), a member of the Man Group. The futures commission rates charged to the AHL Diversified Program, approximately $9 to $11 per round-turn trade (inclusive of exchange and regulatory fees), have not been negotiated at arm's-length, and other clients of Man Financial may pay lower rates. Due to the conflict of interest involved in AHL executing futures trades through one of its affiliates, the maximum brokerage commissions that may be paid by the Fund in any period of 12 consecutive calendar months are limited to 3% of the Fund's average month-end Net Asset Value for such 12-month period. Man Financial may share brokerage commissions with its affiliates.

            The Fund will enter into forward transactions with Man Financial Limited, an affiliate of the Fund's commodity broker and a member of the Man Group. Man Financial Limited will, in turn, enter, directly or indirectly, into forward transactions with currency dealers that trade with a spread between the price at which they are prepared to buy or sell a particular currency. These "bid-ask" spreads represent a profit margin to the dealer for making a market in the currency. Neither AHL, Man Financial Limited nor the Managing Member can quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Member believes that AHL and Man Financial Limited will effect currency transactions on behalf of the Fund at prevailing market prices. Dealer profit from the Fund's currency trading may, over time, be substantial. In addition, the Fund will pay Man Financial Limited a clearing fee of $1.14 on each Fund forward transaction. This clearing fee is included within the 3% cap on Fund brokerage commissions.

      ADMINISTRATIVE SERVICES; ESCROW AGENT

            The Fund will pay all its routine, legal, accounting, administrative, printing and similar costs associated with its operations. The Managing Member anticipates that the Fund will enter into an administration agreement with a third-party administrator to provide various services (such as administration, accounting, valuation, tax reporting and investor services) at competitive rates.

            The Fund will retain [-] as Escrow Agent at competitive rates.

            The Managing Member anticipates that these costs will not exceed
0.50 of 1% of the Fund's average month-end Net Asset Value during any Fiscal Year, assuming average assets of $50,000,000. Administrative expenses in excess of 0.50 of 1% of the Fund's average month-end Net Asset Value during any Fiscal Year will be paid by, or reimbursed to the Fund by, the Managing Member or an affiliate.

CLEARING BROKER

            Man Financial Inc ("Man Financial" or the "Clearing Broker") is the clearing broker for the Fund. The Clearing Broker is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the National Futures Association. The Clearing Broker, which is part of the Man Group is a member of all major U.S. futures exchanges. The Clearing Broker's main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. The Clearing Broker's telephone number at such location is (212) 589-6200.

            At any given time, the Clearing Broker is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund. There have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against the Clearing Broker or its principals within the five years preceding the date of this Prospectus.

            The Clearing Broker acts only as clearing broker for the Fund and as such is paid commissions for executing and clearing trades on behalf of the Fund. The Clearing Broker has not passed upon the adequacy or accuracy of this Prospectus. The Clearing Broker neither will act in any supervisory capacity with respect to the Managing Member nor participate in the management of the Managing Member or the Fund.

Therefore, prospective investors should not rely on the Clearing Broker in deciding whether or not to participate in the Fund.

REDEMPTIONS AND TRANSFERS OF UNITS

      REDEMPTION PROCEDURES

      Subject to the limitation described in the following paragraph, a Member may redeem all or any portion of such Member's Units as of the end of any calendar quarter by giving written notice to the Managing Member, or such party as may be designated by the Managing Member, at least 45 calendar days prior to such calendar quarter-end. All redemption notices are irrevocable.

      No more than 15% of the Fund's outstanding Units, in aggregate, not on a Class by Class basis, may be redeemed as of any given calendar quarter-end. If quarter-end redemptions are requested for more than 15% of the Fund's then outstanding Units, each redemption request will be pro rated so that no more than 15% of the Fund's then outstanding Units are redeemed. Unitholders whose redemption requests have been reduced will be required to submit redemption requests for subsequent redemption dates if they want to redeem additional Units. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of the Fund's trading activities.

      Unitholders will be notified of any redemption request reduction in advance of the applicable quarter-end redemption date and will be given an opportunity to withdraw their redemption requests.

      Units will be valued for redemption purposes as of the calendar quarter-end when redeemed. Quarter-end valuations will include estimated values for Man-Glenwood computed by Glenwood. All such estimates will be conclusive for determining the Fund's quarter-end redemption values, and any adjustments of such estimates for Man-Glenwood will be reflected in the Fund's Net Asset Value on a prospective basis only.

      The redemption price of a Unit may differ substantially from the Net Asset Value per Unit as of the date that an irrevocable notice of redemption must be received.

      There will be no redemption charge assessed in connection with redemptions. The Fund generally will pay the redemption amount within 45 days of the calendar quarter-end of redemption.

      The Fund's AHL Diversified Program managed account will be highly liquid. The Fund's ability to redeem its investment in Man-Glenwood is dependent on the liquidity of the Man-Glenwood Sub-Funds. Certain of such Sub-Funds may from time to time suspend or delay redemptions, which could, in time, cause Man-Glenwood to do so as well. Similarly, the directors of Man-Glenwood may fail to make a quarterly tender offer for Man-Glenwood Units, or a tender offer may not be sufficient in amount to satisfy the Fund's repurchase request. However, the Managing Member believes that any adverse effect to the Fund from any such suspension or delay or foregone or insufficient tender offer is highly unlikely due to the liquidity of the AHL Diversified Program account and the Fund's limited investment in Man-Glenwood.

      Man-Glenwood withholds 5% of the proceeds of a repurchase from Man-Glenwood until the completion of Man-Glenwood's annual audit. The amount withheld from a Fund repurchase from Man-Glenwood in connection with a Member's redemption from the Fund will be approximately 1.5% of the Member's total redemption amount. Rather than withhold redemption proceeds from Members redeeming Units, however, the Managing Member intends to pay the full redemption amount due to redeeming Members, subject to the Fund's 15% limit on quarterly redemptions, and the amount subsequently paid to the Fund by Man-Glenwood from the amount withheld will be a general asset of the Fund. Man-Glenwood may adjust its estimated net asset values following its annual audit, including a downward adjustment, and may retain all or a portion of the amount withheld in connection with a redemption in light of any such adjustment. The Fund will make any adjustments to the Fund's Net Asset Value resulting from adjustments to Man-Glenwood's estimated net asset values, on a prospective basis only.

      TRANSFERS OF UNITS

      Units may be assigned on the same timeframe as they may be redeemed -- i.e., as of the last day of any calendar quarter upon 45 days' notice to the Managing Member. The 15% quarterly limitation on redemptions does not apply to assignments.

      Assignees of Units will not become substituted Members without the consent of the Managing Member. However, the Managing Member intends to give such consent in the case of all suitable assignees who execute a form of the Fund's Subscription Agreement.

      UNITS MAY ONLY BE ASSIGNED (EXCEPT BY WAY OF GIFT) TO ACCREDITED
INVESTORS.

CONFLICTS OF INTEREST; TRANSACTIONS BETWEEN MAN GROUP AND THE FUND

      GENERAL

      Neither the Managing Member nor the Fund has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how the Managing Member or the Fund resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other clients of the Managing Member.

      Because no formal procedures are in place for resolving conflicts, they may be resolved by the Managing Member in a manner which causes the Fund losses. The value of a Member's investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

      NO NEGOTIATIONS OVER BUSINESS TERMS

      The business terms of the Fund were not negotiated. The Managing Member unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to the Man Group.

      These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to accept or reject such terms.

      THE MAN GROUP

      The Managing Member organized and controls the Fund. The Managing Member and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund. Futures and alternative strategy trading is highly competitive. None of the fees paid by the Fund to any affiliate of the Managing Member were negotiated, and they may be higher than would have been obtained in arm's-length bargaining. To the extent that Man Group entities continue to be retained by the Fund despite providing non-competitive services, the Fund's performance is likely to be negatively impacted.

      The Managing Member allocates its resources among a number of different funds. The Managing Member has financial incentives to favor certain funds over others.

      The Managing Member's interest in maximizing its revenues could cause it to take actions which are detrimental to the Fund in order to increase the Managing Member's income from the Fund or decrease its costs in sponsoring the Fund. Also, because the Managing Member does not have to compete with third parties to provide services to the Fund, there is no independent check on the quality of such services.

      THE FUND'S INVESTMENT IN THE AHL DIVERSIFIED PROGRAM

      The AHL Diversified Program is operated by members of the Man Group, which receives substantial compensation for doing so. The Fund does not expect to allocate its capital to any other managed futures program, even if doing so would be in the best interests of the Fund. Prospective investors, by investing in the Fund, consent to the Fund investing solely in the AHL Diversified Program.

      THE CLEARING BROKER

      The Fund pays substantial brokerage commissions and administrative fees to Man Financial, as well as clearing fees on forward currency trades to Man Financial Limited, an affiliate of Man Financial.

      Many Man Financial clients pay lower brokerage rates than the Fund. Brokerage commissions are a major cost to the Fund, and the cumulative effect of the higher rates paid by the Fund is material.

      Due to the affiliation of the Managing Member and Man Financial Inc., Man Financial Inc. has agreed to limit the annual commodity brokerage commission paid by the Fund to no more than 3% of the Fund's 12-month average month-end Net Assets during each period of 12 consecutive months. However, this limitation does not assure that the brokerage rates charged to the Fund are competitive.

      Man Financial executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions.

      Man Financial must allocate its resources among many different clients. Man Financial has financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which the Fund trades, to the extent that Man Financial prefers other clients over the Fund, the Fund is likely to incur losses.

      Man Financial does not have to compete to provide services to the Fund; consequently, there is no independent check on the quality of its services.

      Man Financial may share brokerage commissions on transactions executed for the Fund with affiliates of the Managing Member, including the Selling Agent.

      THE FUND'S INVESTMENT IN MAN-GLENWOOD

      Man-Glenwood is operated by members of the Man Group, which receives substantial compensation for doing so. The Fund does not expect to allocate any portion of its capital to any other fund of funds, even if doing so would be in the best interests of the Fund. Prospective investors, by investing in the Fund, consent to the Fund investing solely in Man-Glenwood for yield enhancement.

      MAN-GLENWOOD'S BROKERS AND DEALERS

      The brokers and dealers used by the Man-Glenwood Sub-Fund's investment managers are generally selected by each investment manager individually. These investment managers, in selecting executing brokers or dealers or in negotiating commissions, may, and typically will, consider factors other than merely "best price"; for example: financial responsibility and reputation; range and quality of the services made available to the Man-Glenwood Sub-Funds investment managers' clients; and professional services, including execution, clearance procedures and ability to provide supplemental performance, statistical and other research information for consideration, analysis and evaluation by the respective Man-Glenwood Sub-Funds investment managers.

      SELLING AGENTS

      The Selling Agent and Additional Selling Agents will receive substantial sales compensation for selling the Units. Consequently, the Selling Agent and Additional Selling Agents have a conflict of interest in advising their clients whether to invest in the Fund or redeem their Units.

      INCENTIVE COMPENSATION

      Because AHL receives incentive compensation in respect of the AHL Diversified Program, AHL may have an incentive to trade the AHL Diversified Program in a more speculative manner than it otherwise would.

      Because the managers of the Man-Glenwood Sub-Funds are eligible to receive incentive compensation from the Man-Glenwood Sub-Funds, such managers may have an incentive to trade these Man-Glenwood Sub-Funds in a more speculative manner than they otherwise would.

SUMMARY OF THE LIMITED LIABILITY COMPANY AGREEMENT

      The Fund's LLC Agreement effectively gives the Managing Member full control over the management of the Fund. Members have no voice in its operations.

      Although as Members, investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information sufficient to permit investors to pay estimated taxes; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not to have the business terms of the Fund changed in a manner which increases the compensation received by the Managing Member or its affiliates without their unanimous consent.

      Members' voting rights extend to any proposed change in the LLC Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of the Managing Member. Members also have the right to call meetings of the Fund in order to permit Members to vote on any matter on which they are entitled to vote, including the removal of the Managing Member as managing member of the Fund.

      Members or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as Members of the Fund, during normal business hours upon reasonable written notice to the Managing Member. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Members represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Members' interest in the Fund.

      FINANCIAL AND TAX ALLOCATIONS

      The LLC Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to Members who redeem at a profit.

      The Managing Member may amend the LLC Agreement in any manner not adverse to the Members without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the Managing Member deems advisable so long as they do not change the basic investment policy or structure.

      NET ASSET VALUE

      Net Asset Values are determined in accordance with Generally Accepted Accounting Principles of the United States of America and include unrealized profits as well as unrealized losses on the Fund's investments on open commodity positions. Net Assets include the sum of all cash, Treasury bills or other fixed-income instruments, generally valued at cost plus accrued interest, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets, less all liabilities, of the Fund, including accrued liabilities, irrespective of whether such liabilities, such as incentive fees, may, in fact, never be paid. If a futures contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the next day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract, or such day, or such other value as the Managing Member may deem fair and reasonable.

      Man-Glenwood will compute its net asset value as of the last business day of each of Man-Glenwood's "fiscal periods."

      STANDARD OF LIABILITY; INDEMNIFICATION

      The Managing Member in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of the Managing Member), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of gross negligence, willful misfeasance or reckless misconduct and that the Managing Member determined that such conduct was in the best interests of the Fund. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

      1) a successful adjudication on the merits of each count alleged has been obtained; or

      2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

      3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

      4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

TAX CONSEQUENCES

      In the opinion of Sidley Austin Brown & Wood LLP the following summary of the tax consequences to an individual United States taxpayer who invests in the Fund is materially correct. Sidley Austin Brown & Wood LLP's opinion is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

The Fund's Partnership Tax Status

      In the opinion of Sidley Austin Brown & Wood LLP, the Fund will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a "publicly-traded partnership." Accordingly, the Fund will not pay any Federal income tax.

      This opinion is not binding on the Internal Revenue Service ("IRS") or on any court, and there can be no assurance that the IRS will not assert that the Fund should be treated as an association taxable as a corporation or as a "publicly-traded partnership" taxable as a corporation. The following discussion assumes that the Fund will be treated as a partnership for federal income tax purposes.

Taxation of Members

      Each Member will be required to report on its federal income tax return such Member's allocable share of the Fund's income, gains, losses, deductions, credits and other items for the Fund's taxable year ending with or within the Member's taxable year, whether or not any distribution of cash or other property is made to the Member in that year.

      At the end of each taxable year, items of Fund income, expense, gain, loss and deduction, as determined for federal income tax purposes, will be allocated among the Members which held Units during such taxable year. A Member's distributive share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Limited Liability Company Agreement, unless the items so allocated do not have "substantial economic effect" and are not in accordance with the Members' Units. Under the Limited Liability Company Agreement, tax allocations are generally made in a manner consistent with the financial allocations made to the Members' Capital Accounts and therefore either should have substantial economic effect or should be in accordance with the Members' Units.

Limitations on Deductibility of Fund Losses by Members

      The amount of any Fund loss that a Member is entitled to include on its income tax return is limited to such Member's adjusted tax basis for its Units as of the end of the Fund's taxable year in which such loss occurred. Generally, a Member's adjusted tax basis for its Units is the amount paid for such Units reduced (but not below zero) by such Member's share of losses and expenses, and any distributions made to such Member, and increased by such Member's share of the Fund's income, including gains.

Cash Distributions

      Cash received from the Fund by a Member as a distribution generally is not reportable as taxable income by such Member, except to the extent such distribution exceeds a Member's adjusted tax basis for its Units. Any such excess is taxable to such Member as gain from the sale or exchange of such Units. Allocations of Fund income increase the tax basis for a Member's Units at the end of the taxable year. Cash distributions during the taxable year could result in taxable gain to a Member even though no gain would result if the same cash distributions were made following the Fund's allocation of income at the end of the taxable year.

      A cash distribution of all of a Member's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of such distribution and the Member's adjusted tax basis for such Units (including such Member's distributive share of the Fund's income or loss for the year of such distribution).

Gain or Loss on Section 1256 Contracts

      The Fund's investment assets may include certain futures and forward contracts as well as certain dealer equity options traded on United States exchanges ("Section 1256 Contracts"). Under the mark-to-market system of taxing
Section 1256 Contracts, any unrealized profit or loss on positions in such
Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated by transactions in Section 1256 Contracts is treated as long-term capital gain or loss and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss. However, gain or loss on dealer equity options will be treated as 100% short-term capital gain or loss.

Limited Deduction for Certain Expenses

      The Code provides that expenses of producing income, including investment advisory fees, are to be aggregated with certain other expenses (collectively, "Aggregate Investment Expenses"), and the aggregate amount of such expenses is deductible only to the extent such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income. In addition, Aggregate

Investment Expenses, when combined with an individual taxpayer's deductions for certain other items, are subject to a reduction equal to generally 3% of the taxpayer's adjusted gross income over a certain threshold amount. Moreover, such expenses are not deductible in computing a non-corporate taxpayer's alternative minimum tax liability. The Managing Member may treat the expenses of the Fund (excluding amounts treated as Syndication Fees) as ordinary business deductions not subject to the foregoing limitations. However, the IRS could contend that all or a portion of such expenses should be treated as "investment advisory fees." To the extent that the characterization of these expenses as investment advisory fees were to be sustained, each non-corporate Member's share of the amounts so characterized would be subject to the foregoing limitations on deductibility.

Syndication Fees

      Neither the Fund nor the Members are entitled to any deduction for any placement and/or referral fees paid to persons who introduce prospective investors which may include amounts paid to the Selling Agent. Such expenses may be taken into account by a Member for purposes of determining capital gain or loss upon redemption of its interest in the Fund.

Limitation on Deductibility of Interest on Investment Indebtedness

      Non-corporate Members may be subject to certain limitations on the deductibility of interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.

Qualified Dividend Income

      Qualified dividend income received in taxable years on or before December 31, 2008, is subject to tax at a 15% rate. Generally, qualified dividend income is dividends received from U.S. corporations and from certain foreign corporations, including foreign corporations whose shares are listed on an established securities market in the United States. Qualified dividend income does not include payments "in lieu of" dividends received from stock lending transactions nor dividends received on stock to the extent the taxpayer is obligated to make related payments with respect to substantially similar or related property (e.g., a short sale of such stock).

Passive Activity Rules

      The investment activities of the Fund do not constitute a "passive activity," with the result that losses resulting from a Member's "passive activities" cannot be offset against the Fund's income.

Class B Investments in Man-Glenwood Lexington TEI, LLC

      Tax-exempt investors that invest in a partnership or limited liability company which participates, either directly or through investing in other partnerships or limited liability companies which engage in leveraged securities trading are subject to federal income tax on the portion of the income from such investment that is treated as "unrelated business taxable income" ("UBTI"). Man-Glenwood Lexington TEI, LLC has been structured so that tax-exempt investors will not be subject to tax on UBTI arising from such investment, due to the investment in the Portfolio Company that invests in the Man-Glenwood Sub-Funds being made through an entity which is treated as a corporation, not as a partnership, for U.S. tax purposes. Such entity itself may, however, be subject to withholding tax on any portion of its income deemed to be effectively connected to a U.S. trade or business engaged in by one or more Man-Glenwood Sub-Funds.

State and Local Taxes

      In certain cases, the Fund may be subject to entity-level state and local taxes in states in which the profits of the Fund are deemed to be sourced. Each Member may be required to report and pay state and local tax on such Member's distributive share of the profits of the Fund in the state and municipality in which the Member resides and/or other jurisdictions in which income is earned by the Fund.

Fund Audits

      The tax treatment of Fund items is determined at the Fund level rather than at the Member level. The Managing Member is the "Tax Matters Partner" of the Fund with the authority to determine the Fund's response to an audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is generally three years after the Fund's return for the taxable year in question is filed, and the Managing Member has the authority to, and may, extend such period with respect to all Members. Certain tax positions which the Managing Member may elect to take on behalf of the Fund may increase the chance that the Fund's return will be audited. If an audit results in an adjustment, all Members may be required to pay additional tax, interest and, possibly, penalties. There can be no assurance that the Fund's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

BENEFIT PLAN INVESTORS

      GENERAL

      The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

      In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

      Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and the related trust. Each plan fiduciary considering acquiring Units must consult its own legal and tax advisors before doing so.

      "PLAN ASSETS"

      The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Fund to constitute assets of such Plan. A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and
Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exemption").

      The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

      The Class B Units are expected to qualify as a "publicly-offered security" pursuant to the foregoing rules.

      INELIGIBLE PURCHASERS

      In general, Units may not be purchased with the assets of a Plan if the Managing Member, any wholesaler, any Selling Agent, or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

      Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

      ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, THE MANAGING MEMBER, ANY SELLING AGENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS

INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER FINANCIAL AND LEGAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

      SUBSCRIPTION PROCEDURE

      The Units are offered as of the beginning of each month.

      Each Class of Units will initially be issued at $100 per Unit and thereafter at the Net Asset Value per Unit of the Class.

      In order to purchase Units, you must complete, sign and deliver to the Selling Agent or an Additional Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus, together with a wire transfer in the amount of your subscription pursuant to the wire instructions provided in the instructions to the Subscription Agreement. Payment of the subscription amount may also be made with a check. Checks should be made payable to "[-] as Escrow Agent for Man-AHL 130, LLC Account No. [-]." Subscription proceeds will be deposited in escrow with the Escrow Agent, pending investment in the Fund.

      The Managing Member will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Member expects to make its determination within five business days of the submission of a subscription to the Managing Member.

      ALL SUBSCRIBERS MUST BE ACCREDITED INVESTORS.

      Although the public offering of the Units has been registered under the Securities Act of 1933, the Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." Individual "Accredited Investors" must have an annual income of at least $200,000 (or joint annual income with spouse of at least $300,000) in each of the two most recent years and must expect to have such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity "Accredited Investors" must generally have a net worth of $5,000,000. "Accredited Investor" status is not any assurance that an investment in the Fund is suitable for any prospective investor.

      The Managing Member or the selling agent selling the Units, will make every reasonable effort to determine the suitability of prospective Members in the Fund through information received on the Subscription Agreement. Generally, the Managing Member or its designee must receive subscription documents together with payment in the amount of the subscription at least five business days before the end of a month for them to be accepted as of the first day of the immediately following calendar month.

      Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the Submission of the subscriber's Subscription Agreement to the selling agent selling the subscriber the Units.

      The Fund will receive any interest earned on accepted subscriptions held in the Escrow Account pending investment in the Fund.

      Subscriptions, if rejected, will be returned to investors, together with any interest actually earned thereon, promptly following the end of the month as of which the subscription was rejected or sooner if practicable.

      There are no fees applicable to subscriptions held pending investment in the Fund's trading account.

SELLING AGENTS

      No upfront sales load will be paid on any Units. The Selling Agent will receive from the Managing Member a Client Servicing Fee in an amount equal to 1% per annum of the annual average month-end Net Asset Value of each Class A1 and Class B1 Unit plus one-third of the Managing Member's management fee in respect of each such Unit (in aggregate, a 1.25% annual rate), payable quarterly in arrears for as long as such Unit remains outstanding. However, in no event may selling compensation in excess of 10% of the issuance price of any Unit be paid in respect of any Unit. The Selling Agent may allot all or a portion of the Client Servicing Fee to the Additional Selling Agents.

      Once the Selling Agent has received 10% of the sale price of a Class A1 or Class B1 Unit (or, if earlier, such Unit has been charged Client Servicing Fees totaling 10% of the sale price of such Unit), such Unit will be redesignated as a fractional Class A2 or Class B2 Unit, reflecting the then current net asset value of Class A2 or Class B2 Units, and no additional Client Servicing Fee will be charged, in respect of such redesignated Unit and no further compensation will be paid to the Selling Agent in respect of such Unit.

      Class A2 and Class B2 Units, which are available for sale exclusively to participants in selling agent asset-based or fixed-fee investment programs and registered investment advisor fee-based advisory programs, are not charged the Client Servicing Fee, and no Client Servicing Fee or other compensation will be paid to the Selling Agent in respect of Class A2 or Class B2 Units.

      The Selling Agent may engage one or more registered broker-dealers to assist the Selling Agent with the offer and sale of the Units. The Selling Agent (or its affiliates), not the Fund, will compensate such Additional Selling Agents subject to the limitations of NASD Rule 2810(b)(4)(B)(i) pertaining to maximum allowable selling commissions.

      The Managing Member or the Selling Agent may also engage one or more registered broker-dealers to solicit other broker-dealers to become additional Selling Agents and to assist those Additional Selling Agents with the offering and sale of the Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive a portion of the Client Servicing Fee that would otherwise be paid to the Additional Selling Agents.

REPORTS

      The Managing Member will provide investors with monthly financial reports, annual audited financial statements, and federal income tax information. The most recent redemption Net Asset Value per Unit is available by calling representatives of the Managing Member at [-].

LAWYERS; ACCOUNTANTS

      Sidley Austin Brown & Wood LLP, New York, New York and Chicago, Illinois, has advised the Managing Member on the offering of the Units and may advise the Managing Member on an ongoing basis, including concerning its responsibilities as Managing Member. Sidley Austin Brown & Wood LLP does not represent the Fund or its Members as such.

      The Man Investments (USA) Corp. Statement of Financial Condition as of March 31, 2005 included in this prospectus has been included herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

      The Financial Statements of Man-AHL 130, LLC as of May 20, 2005 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

PRIVACY POLICY

      Our Commitment to Your Privacy. The Managing Member and the Fund believe that protecting the privacy of your nonpublic information is of utmost importance and, therefore, we are committed to maintaining the privacy of the nonpublic personal information we obtain from you and from other sources about you. Accordingly, we are providing you with the following information relating to the Managing Member's and the Fund's privacy policy and procedures.

      The Information We Collect and Sources of Information. BECAUSE YOUR PERSONAL AND FINANCIAL DATA IS PRIVATE INFORMATION, WE DO NOT SELL YOUR INFORMATION TO ANYONE. Instead, your information is used by us to help identify you, evaluate your subscription for Units and manage your investment. We collect this information from a variety of sources including:

- information we receive from you in the Subscription Agreement or other forms, whether written or electronic. This information includes, but is not limited to, your name, address, social security number and information about your level of income, net worth and investment experience.

- information about your transactions with us and our affiliates or others. This information could include your use of various products and services that we and our affiliates provide.

-     information we receive from our affiliates.

- information we receive from other third parties such as demographic firms. This information could include investment preferences.

- information we receive from you online, such as cookies (small pieces of data stored by your Internet browser on your computer) or other technology that may be used to, among other things, remember passwords for you, help us track your website usage, or provide you with customized content.

      Information We Disclose. We do not disclose any information on current or former investors to any nonaffiliated third party except as permitted or required by law. For example, we may:

- share information with regulatory authorities and law enforcement officials who have jurisdiction over us or if we are required to do so by U.S. or other applicable law;

-     provide information to protect against fraud;

-     share information with your prior consent; and

- share information with service providers that perform administrative or marketing services on our behalf; or

-     share information with our accountants, attorneys and auditors.

      In addition, we may share information about you with our affiliates as permitted by law, such as information about your transactions or experiences with us, our affiliates or others. Our affiliates are financial service providers and include broker-dealers, investment advisers, commodity pool operators and commodity trading advisors.

      How We Safeguard Your Information. We maintain physical, electronic and procedural safeguards that comply with federal standards in order to guard your nonpublic personal information. We restrict and limit access to nonpublic personal information about you to: (a) those employees who need to know that information to provide products or services to you; and (b) those nonaffiliated third parties whose access to such information is permitted by law and who need to know that information in order to assist us in providing you with the products and services you receive from us.

      We educate and train our employees on how to properly handle personal information and safeguard customer information and prevent unauthorized access, disclosure or use. In addition, affiliates and nonaffiliated third parties that have access to personal information must agree to follow appropriate standards of security and confidentiality.

      We Will Keep You Informed of Our Privacy Policy. As required by federal law, we will be informing you of our privacy policy annually. We may amend this policy at any time, and we will inform you of changes as required by law.

      If you have any questions regarding our privacy policy or if the information we have about you has changed, please contact us at (800) 446-5345

      THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                                    PART TWO
                       STATEMENT OF ADDITIONAL INFORMATION

FUTURES MARKETS AND TRADING METHODS

MANAGED FUTURES FUNDS

      A futures fund is a professionally managed investment vehicle trading in either a concentrated or diversified range of markets. There is no material limitation on the assets which may be subject to futures and forward contracts. These markets may include global currencies, financial instruments, commodity and securities indices, interest rates, energy, metals and agricultural products. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments.

      Futures funds trade in exchange-traded futures contracts and futures contract options as well as in over-the-counter forward contracts and other derivatives.

      The nature of futures trading results in substantially all of a futures fund capital being held in reserve. No capital is required to acquire a futures contract; rather, a future fund's capital is held in reserve and available to cover losses incurred on the futures positions to which the fund acquires exposure. The margin required to open a particular futures position constitutes a good faith deposit against the fund's potential obligation to pay such losses.

MANAGED FUTURES AND THE ASSET ALLOCATION PROCESS

      Futures funds can take long and short positions in a wide range of assets, the performance of which may be substantially non-correlated to the general debt and equity markets. Consequently, traditional "all long" portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of futures funds' potential non-correlation with the performance of stocks and bonds, an investment in managed futures has the potential to diversify a traditional portfolio, and contributes to improving long-term returns and reduced portfolio volatility.

                                     * * * *

      The Fund is a speculative, highly leveraged investment and is not appropriate for everyone. There can be no assurance that an investment in the Fund will be profitable or non-correlated with an investor's traditional stock and bond portfolio holdings. Investors must be prepared to lose all or substantially all of their investment in the Fund.

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

      Futures contracts are traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

      Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

      Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

Hedgers and Speculators

      The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The hedger's core business involves an exposure to certain commodity prices, and the hedger is effectively able to reduce or eliminate the risk of changes in such prices by taking futures positions which will profit from price changes which would otherwise adversely affect such core business. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, have no "core business" involvement with any commodity and rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

      Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

      Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

      The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that futures traders may hold or control in futures contracts on certain, generally agricultural, commodities.

      Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

      When a position is established, "initial margin" is deposited. Margin deposited by a futures trader remains the property of such trader. Such margin merely serves as a good faith deposit by a trader to ensure that such trader will be able to cover any losses incurred on such trader's open positions.

      On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

      The balance sheet of a futures fund at any point in time typically consists entirely of cash and cash equivalent instruments. As gains or losses are recognized on the fund's open futures positions, such cash and cash equivalent instruments either increase or decrease, but the futures contracts held by the fund are not themselves assets or liabilities, but simply exposure to risk and potential profits.

      Many futures funds maintain all of their assets in cash and cash equivalent instruments, but some -- such as the Fund -- attempt to achieve some measure of yield enhancement and/or diversification by investing a portion of such capital in other investments -- in the case of the Fund, Man-Glenwood.

TRADING METHODS

      Managed futures strategies are generally classified as (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

      A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

      Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

      Technical analysis -- on which AHL relies exclusively -- operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

      Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

      Trend-following advisors -- such as AHL -- try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

Risk Control Techniques

      Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establish stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that big losses will be avoided.

The AHL Diversified Program

      The AHL Diversified Program is a systematic, technical, trend-following trading system. While AHL's trading systems themselves are continuously being developed and/or adapted, the AHL trading approach leaves little room for discretionary decision-making by the AHL traders -- perhaps the most important subjective judgment made by the AHL principals is whether to execute trades as a single order or as series of different operations.

ALTERNATIVE INVESTMENT STRATEGIES IN GENERAL

      The Fund's investment of a limited portion of its capital in Man-Glenwood is intended for yield enhancement purposes. Man-Glenwood invests in a diversified group of alternative investment strategies.

      INVESTMENT STRATEGIES

      Alternative investment strategies are strategies other than "all long" debt and equity investing. Alternative strategies involve a wide range of investment techniques. The following are general descriptions of certain principal alternative investment strategies. The following descriptions are not intended to be complete explanations of any of such strategies or a list of all possible alternative investment strategies.

      EQUITY HEDGE. Equity hedge is characterized by investment managers investing in domestic and international equity markets with a strong commitment to running portfolios on a highly-hedged basis. Portfolios may be run with a purely balanced exposure or within tight bands of net exposure. Returns can be driven by fundamental or quantitative security selection, both within sectors or across sectors, but without a significant beta exposure in the portfolio.

      MULTI-STRATEGY. Investment managers in this style take a multi-disciplinary approach to trading in various markets, including equities, bonds, derivatives and commodities. These investment managers often attempt to exploit synergies among their individual research teams. Strategies may include, but are not limited to, relative value, event-driven, equity hedge and commodity and trading strategies.

      EVENT-DRIVEN. Investment managers within the event-driven strategy focus on corporate events such as bankruptcies, mergers, reorganizations, spin-offs, restructurings and changes in senior management that have the potential to significantly change the future prospects, and the future valuation, of a company.

      Major strategies within the event-driven area are distressed securities, and mergers and reorganizations (risk arbitrage). Investing in distressed securities typically involves buying or selling short securities of companies that are in or facing bankruptcy, reorganization or other distressed situations. The mergers and reorganizations strategy involves purchasing and selling short shares of target and acquiring corporations, respectively, in anticipation of a merger transaction.

      RELATIVE VALUE. These investment managers attempt to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy often involves exploiting the optionality that may be present in select securities, particularly convertible bonds. Typical strategies include convertible bond arbitrage, credit arbitrage and derivatives arbitrage.

      VARIABLE EQUITY. These investment managers invest in domestic and international equity markets. Some investment managers may shift gross and net exposures over time as market conditions change, while other investment managers may position their portfolios consistently net-long or net-short. Returns are driven by the individual stock selection skills, following either fundamental or quantitative selection criteria, along with the ability to identify shifts in market direction.

      COMMODITY AND TRADING. Commodity and trading is a style that aims to generate alpha by directional or arbitrage related trading in a broader range of markets than equities and/or bonds. The underlying investment managers can be purely model-driven or fundamentally-driven or a combination of the two, and there is often a strong component of exploiting market momentum opportunities within this category.

SUPPLEMENTAL PERFORMANCE INFORMATION

      The Fund will trade in the futures, forward currency and over-the-counter derivatives markets pursuant to the AHL Diversified Program. The trading process is the product of sophisticated research - the AHL Diversified Program applies a technical approach that was developed in and has been operated since 1983.

      A number of commodity advisory subsidiaries of Man Group plc employ the AHL Diversified Program on behalf of their clients. The performance information set forth below represents the composite performance of all accounts traded pursuant to the AHL Diversified Portfolio since December 20, 1990, adjusted to reflect the management and incentive fees payable to Man-AHL (USA) Ltd. in respect of the Fund's account.

      The Fund also allocates approximately 30% of its capital to Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC in an attempt to enhance the yield the Fund would otherwise earn on such capital in the Fund's account at the commodity broker. The performance information set forth below for Man-Glenwood represents the past performance of (i) a private fund that utilized a multi-manager, multi-strategy investment approach from the private fund's establishment in 1993 to 2002, (ii) Man-Glenwood Associates Portfolio, LLC (the "Portfolio Company"), which is the private fund's successor, from January 1, 2003 until March 31, 2003, in the case of Man-Glenwood Lexington, LLC, and from January 1, 2003 until April 30, 2004, in the case of Man-Glenwood Lexington TEI, LLC and (iii) Man-Glenwood, LLC or Man-Glenwood Lexington TEI, LLC, as the case may be, thereafter. Pursuant to a two-part reorganization transaction completed on January 2, 2003, the private fund was reorganized into a newly formed master-feeder structure in which the Portfolio Company assumed the private fund's portfolio, with the private fund investing all of its investable assets in the Portfolio Company, except those restricted for regulatory reasons, liquidation purposes or forced redemptions, and in anticipation of Man-Glenwood, LLC investing all of its investable assets in the Portfolio Company after March 31, 2003. Glenwood Capital Investments, L.L.C. is the investment adviser to the Portfolio Company, and is the investment adviser to the private fund. The private fund, the Portfolio Company, Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC have substantially similar investment objectives, policies and strategies. Glenwood manages the Portfolio Company substantially similarly to the private fund. Accordingly, by Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC investing all of their investable assets in the Portfolio Company, Man-Glenwood receives substantially similar investment management to that the Adviser renders to the Portfolio Company and previously rendered to the private fund.

      The private fund and Portfolio Company performance has been adjusted to reflect the anticipated fees and expenses of Man-Glenwood, including the 3% annualized expense limit, plus certain private fund expenses.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      THE PAST PERFORMANCE OF THE AHL DIVERSIFIED PORTFOLIO AND OF MAN-GLENWOOD IS NOT NECESSARILY INDICATIVE OF THE FUTURE RESULTS OF THE FUND. THERE CAN BE NO ASSURANCE THAT THE FUND WILL TRADE PROFITABLY OR NOT INCUR LOSSES.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 - [-] 2005

                                  [LINE GRAPH]



                                  AHL Diversified          S&P 500 TR Index        Citigroup High
    Rebase Value                     Programme                                   Grade Corp Bond TR
                                  -------------            ----------------      --------------------
      1000        30-Nov-90            1000.00                 1000.00                 1000.00
                  30-Dec-90             982.81                 1027.86                 1016.74
                  30-Jan-91             968.76                 1072.62                 1032.03
                  27-Feb-91             971.73                 1149.33                 1044.55
                  30-Mar-91             983.04                 1177.16                 1055.83
                  29-Apr-91             964.54                 1179.95                 1070.41
                  30-May-91             967.41                 1230.85                 1074.55
                  29-Jun-91             977.38                 1174.46                 1072.64
                  30-Jul-91             940.46                 1229.20                 1090.55
                  30-Aug-91             982.16                 1258.32                 1120.52
                  29-Sep-91            1033.18                 1237.26                 1150.89
                  30-Oct-91            1043.75                 1253.90                 1155.85
                  29-Nov-91            1063.30                 1203.38                 1168.07
                  30-Dec-91            1197.62                 1341.00                 1218.99
                  30-Jan-92            1104.79                 1316.01                 1197.88
                  27-Feb-92            1084.10                 1333.05                 1209.34
                  30-Mar-92            1067.62                 1307.13                 1200.57
                  29-Apr-92            1053.75                 1345.51                 1202.45
                  30-May-92            1039.22                 1352.10                 1232.95
                  29-Jun-92            1051.85                 1331.99                 1252.24
                  30-Jul-92            1168.94                 1386.40                 1290.78
                  30-Aug-92            1214.93                 1358.03                 1302.34
                  29-Sep-92            1186.87                 1373.99                 1315.22
                  30-Oct-92            1176.05                 1378.73                 1294.65
                  29-Nov-92            1190.38                 1425.68                 1303.62
                  30-Dec-92            1217.56                 1443.18                 1333.30
                  30-Jan-93            1245.03                 1455.24                 1366.67
                  27-Feb-93            1346.84                 1475.07                 1401.63
                  30-Mar-93            1363.69                 1506.20                 1405.17
                  29-Apr-93            1375.06                 1469.79                 1412.47
                  30-May-93            1388.28                 1509.11                 1415.34
                  29-Jun-93            1420.29                 1513.53                 1456.85
                  30-Jul-93            1469.50                 1507.44                 1471.40
                  30-Aug-93            1548.19                 1564.64                 1513.69
                  29-Sep-93            1535.22                 1552.64                 1520.24
                  30-Oct-93            1578.33                 1584.76                 1527.97
                  29-Nov-93            1570.05                 1569.65                 1499.28
                  30-Dec-93            1678.14                 1588.63                 1509.37
                  30-Jan-94            1644.11                 1642.64                 1539.93
                  27-Feb-94            1588.31                 1598.05                 1495.93
                  30-Mar-94            1633.85                 1528.38                 1438.65
                  29-Apr-94            1569.10                 1547.98                 1424.74
                  30-May-94            1657.03                 1573.39                 1415.84
                  29-Jun-94            1692.65                 1534.82                 1404.40
                  30-Jul-94            1623.36                 1585.22                 1447.79
                  30-Aug-94            1558.00                 1650.21                 1443.33
                  29-Sep-94            1620.88                 1609.86                 1405.04
                  30-Oct-94            1595.41                 1646.03                 1398.06
                  29-Nov-94            1720.63                 1586.07                 1400.62
                  30-Dec-94            1722.44                 1609.61                 1422.68
                  30-Jan-95            1757.64                 1651.35                 1459.17
                  27-Feb-95            1806.97                 1715.71                 1501.34
                  30-Mar-95            1967.13                 1766.33                 1515.59
                  29-Apr-95            2036.16                 1818.34                 1542.14
                  30-May-95            2139.58                 1891.02                 1639.40
                  29-Jun-95            2132.92                 1934.94                 1652.31
                  30-Jul-95            2086.13                 1999.11                 1635.68
                  30-Aug-95            2141.17                 2004.14                 1670.62
                  29-Sep-95            2168.40                 2088.71                 1696.12
                  30-Oct-95            2144.15                 2081.25                 1727.55
                  29-Nov-95            2189.41                 2172.61                 1769.37
                  30-Dec-95            2305.06                 2214.46                 1809.66
                  30-Jan-96            2316.27                 2289.83                 1812.14
                  27-Feb-96            2195.82                 2311.06                 1744.52
                  30-Mar-96            2171.71                 2333.31                 1721.76
                  29-Apr-96            2356.76                 2367.71                 1694.29
                  30-May-96            2236.63                 2428.77                 1695.16
                  29-Jun-96            2350.93                 2438.04                 1724.34
                  30-Jul-96            2267.03                 2330.32                 1726.02
                  30-Aug-96            2291.10                 2379.48                 1713.92
                  29-Sep-96            2554.10                 2513.41                 1758.25
                  30-Oct-96            2789.07                 2582.73                 1821.81
                  29-Nov-96            3046.14                 2777.95                 1869.68
                  30-Dec-96            3017.20                 2722.91                 1834.88
                  30-Jan-97            3129.81                 2893.02                 1829.66
                  27-Feb-97            3285.60                 2915.70                 1834.82
                  30-Mar-97            3233.24                 2795.94                 1794.33
                  29-Apr-97            3093.29                 2962.81                 1827.27
                  30-May-97            3104.63                 3143.19                 1850.72
                  29-Jun-97            3239.45                 3284.01                 1885.30
                  30-Jul-97            3519.60                 3545.31                 1984.93
                  30-Aug-97            3343.61                 3346.70                 1937.30
                  29-Sep-97            3393.51                 3529.99                 1981.16
                  30-Oct-97            3363.75                 3412.09                 2018.92
                  29-Nov-97            3464.35                 3570.05                 2039.37
                  30-Dec-97            3705.23                 3631.36                 2072.69
                  30-Jan-98            3777.49                 3671.52                 2101.07
                  27-Feb-98            3855.42                 3936.33                 2099.59
                  30-Mar-98            4031.12                 4137.91                 2107.53
                  29-Apr-98            3855.42                 4179.54                 2118.66
                  30-May-98            4106.22                 4107.70                 2153.98
                  29-Jun-98            4177.06                 4274.55                 2178.66
                  30-Jul-98            4266.33                 4229.03                 2166.48
                  30-Aug-98            5051.30                 3617.61                 2185.69
                  29-Sep-98            5326.18                 3849.36                 2275.92
                  30-Oct-98            5232.30                 4162.47                 2232.77
                  29-Nov-98            5307.76                 4414.75                 2293.08
                  30-Dec-98            5490.54                 4669.15                 2295.47
                  30-Jan-99            5202.91                 4864.40                 2323.59
                  27-Feb-99            5290.76                 4713.22                 2230.48
                  30-Mar-99            5123.57                 4901.79                 2231.04
                  29-Apr-99            5508.97                 5091.61                 2225.65
                  30-May-99            5218.50                 4971.37                 2186.50
                  29-Jun-99            5259.59                 5247.28                 2151.52
                  30-Jul-99            5302.19                 5083.43                 2127.20
                  30-Aug-99            5353.20                 5058.28                 2121.60
                  29-Sep-99            5365.96                 4919.62                 2141.37
                  30-Oct-99            4977.72                 5230.93                 2151.51
                  29-Nov-99            5357.46                 5337.27                 2146.41
                  30-Dec-99            5601.17                 5651.61                 2124.55
                  30-Jan-00            5562.92                 5367.66                 2120.07
                  27-Feb-00            5609.67                 5266.05                 2139.60
                  30-Mar-00            5435.39                 5781.20                 2175.84
                  29-Apr-00            5313.53                 5607.29                 2150.89
                  30-May-00            5442.48                 5492.25                 2116.33
                  29-Jun-00            5268.19                 5627.65                 2185.31
                  30-Jul-00            5112.33                 5539.67                 2224.46
                  30-Aug-00            5347.54                 5883.76                 2254.52
                  29-Sep-00            5208.68                 5573.13                 2265.00
                  30-Oct-00            5445.31                 5549.57                 2275.18
                  29-Nov-00            6006.42                 5112.05                 2334.93
                  30-Dec-00            6652.54                 5137.07                 2397.91
                  30-Jan-01            6751.73                 5319.33                 2483.99
                  27-Feb-01            6927.43                 4834.30                 2515.62
                  30-Mar-01            7742.17                 4528.05                 2508.27
                  29-Apr-01            7043.83                 4879.92                 2476.09
                  30-May-01            6868.44                 4912.62                 2508.83
                  29-Jun-01            6802.98                 4793.05                 2522.72
                  30-Jul-01            7097.55                 4745.87                 2613.75
                  30-Aug-01            7556.76                 4448.77                 2654.66
                  29-Sep-01            8343.19                 4089.52                 2614.27
                  30-Oct-01            8722.81                 4167.50                 2728.59
                  29-Nov-01            7960.48                 4487.18                 2677.29
                  30-Dec-01            7906.35                 4526.49                 2653.24
                  30-Jan-02            7580.85                 4460.43                 2699.62
                  27-Feb-02            7145.84                 4374.41                 2734.83
                  30-Mar-02            7076.41                 4538.93                 2654.21
                  29-Apr-02            6878.03                 4263.74                 2721.37
                  30-May-02            6999.89                 4232.33                 2752.14
                  29-Jun-02            7912.42                 3930.82                 2772.21
                  30-Jul-02            8409.79                 3624.43                 2798.16
                  30-Aug-02            8489.14                 3648.23                 2924.63
                  29-Sep-02            9218.88                 3251.74                 3021.08
                  30-Oct-02            8380.03                 3537.95                 2948.66
                  29-Nov-02            7932.26                 3746.19                 2979.04
                  30-Dec-02            8784.19                 3526.11                 3086.61
                  30-Jan-03            9453.03                 3433.74                 3093.02
                  27-Feb-03           10191.30                 3382.22                 3174.55
                  30-Mar-03            9323.00                 3415.06                 3149.17
                  29-Apr-03            9388.19                 3696.36                 3221.44
                  30-May-03           10414.16                 3891.11                 3373.09
                  29-Jun-03            9984.78                 3940.74                 3324.83
                  30-Jul-03            9932.35                 4010.22                 3031.81
                  30-Aug-03            9811.90                 4088.43                 3098.14
                  29-Sep-03           10059.89                 4045.02                 3254.03
                  30-Oct-03           10204.43                 4273.84                 3188.11
                  29-Nov-03           10010.29                 4311.45                 3204.63
                  30-Dec-03           10667.82                 4537.56                 3249.17
                  30-Jan-04           10771.26                 4620.84                 3309.83
                  27-Feb-04           11289.92                 4685.07                 3368.88
                  30-Mar-04           11029.17                 4614.39                 3408.50
                  29-Apr-04           10147.75                 4541.95                 3226.40
                  30-May-04            9921.01                 4604.28                 3203.38
                  29-Jun-04            9349.93                 4693.81                 3233.32
                  30-Jul-04            9315.92                 4538.46                 3292.91
                  30-Aug-04            9442.04                 4556.82                 3422.97
                  29-Sep-04            9688.61                 4606.17                 3457.53
                  30-Oct-04           10095.31                 4676.54                 3514.16
                  29-Nov-04           10853.45                 4865.76                 3443.92
                  30-Dec-04           10810.94                 5031.34                 3532.54
                  30-Jan-05           10184.59                 4908.70                 3630.24
                  27-Feb-05           10520.44                 5012.00                 3589.73
                  30-Mar-05           10429.75                 4923.24                 3545.03

                                              AHL
                                          DIVERSIFIED         US           US
                                            PROGRAM         STOCKS        BONDS
                                          -----------       ------        -----
Cumulative return                             xx.x%          xx.x%         xx.x%
Compound annual return                        xx.x%          xx.x%         xx.x%
Annualized                                     x.x%           x.x%          x.x%
Worst drawdown                                 x.x%           x.x%          x.x%
Sharpe ratio                                  x.xx           x.xx          x.xx

      The chart above represents the pre-tax growth of a theoretical $1,000 investment in the AHL Diversified Program, in the U.S. Stock market and in the U.S. bond market.

Notes: 1 US stocks: S&P 500 Total Return Index (dividends reinvested); 2 US bonds: Citigroup High Grade Corporate Bond Index (total return). Each index is unmanaged and does not incur management fees, transaction costs or other expenses. Annualized standard deviation is a measurement of a fund's risk which shows the amount of dispersion or volatility of historical returns. A higher standard deviation indicates a fund has historically had more volatility. Sharpe ratio is calculated using the risk-free rate in the appropriate currency over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. Source: Man database and Bloomberg.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AHL DIVERSIFIED PROGRAM

                                  [BAR CHART]


                                                              AHL Diversified Program    US stocks     US bonds
            Return for last 12 months                                    -5.4%                6.7%         4.0%
     Annualised return over the last 5 years                             13.9%               -3.2%        10.3%
   Annualised Return / Compound Annual Rate of                           17.8%               11.8%         9.2%
     Return Since inception to March 31, 2005


      The chart above represents the annualized performance of the AHL Diversified Program over a one-year period, a five-year period and since inception in [-] compared to the performance of U.S. stocks, represented by the S&P 500 Total Return Index (dividends reinvested) and U.S. bonds, represented by the Citigroup High Grade Corporate Bond Index (total return). Index returns are shown for comparison purposes. Each index is unmanaged and does not incur management fees, transaction costs or other expenses.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AHL DIVERSIFIED PROGRAM

                                  [PIE CHART]

                      Traditional Portfolio                                     Enhanced Portfolio
Compound annual return                         X.X%   Compound annual return                        X.X%      Improvement of   X.X %
Annualized standard deviation                 XX.X%   Annualized standard deviation                XX.X%      Reduced by       X.X %
Worst drawdown                                XX.X%   Worst drawdown                               XX.X%      Improvement of   X.X %
Sharpe ratio                                  XX.X    Sharpe ratio                                 XX.X%      Improvement of  X.XX
$25,000 invested at inception would have              $25,000 invested at inception would have
grown to XX,XXX                                       grown to XX,XXX

The chart above shows the results of adding 10% AHL Diversified Program to a traditional portfolio of stocks, bonds and cash.

Notes: 1 US stocks: S&P 500 Total Return Index (dividends reinvested); 2 US bonds: Citigroup High Grade Corporate Bond Index (total return); 3 Cash: 3 Month US LIBOR Index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses.Annualized standard deviation is a measurement of a fund's risk which shows the amount of dispersion or volatility of historical returns. A higher standard deviation indicates a fund has historically had more volatility. Sharpe ratio is calculated using the risk-free rate in the appropriate currency over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. In order for a portfolio consisting of stocks, bonds and cash and the AHL Diversified Program to outperform a portfolio consisting of stocks, bonds and cash only, the AHL Diversified Program must outperform stocks, bonds or cash over the period measured. There can be no assurance that will, in fact, occur. Source: Man database and Bloomberg.

THE RISK OF A FUND TRADING THE AHL DIVERSIFIED PORTFOLIO INCURRING SUDDEN, MAJOR LOSSES IS NOT REFLECTED IN THE ABOVE CHARTS OR STATISTICS, WHICH ARE BASED ON STATISTICAL AVERAGES OVER TIME.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 TO MONTH DATE, 2005

                                  [BAR GRAPH]

                                                          AHL Diversified Program     US stocks     US bonds
 Average (mean) return during S&P 500 TR Index
               positive quarters                                      3.5%                 6.7%        2.1%
 Average (mean) return during S&P 500 TR Index
               negative quarters                                      7.4%                -6.2%        2.6%
   Average (mean) return during all quarters                          4.6%                 3.1%        2.3%

  Average (mean) return during Citigroup High
     Grade Corp Bond TR positive quarters                             6.1%                 3.0%        3.7%
  Average (mean) return during Citigroup High
     Grade Corp Bond TR negative quarters                            -0.4%                 3.2%       -2.4%
   Average (mean) return during all quarters                          4.6%                 3.1%        2.3%

The first chart above represents a comparison of the AHL Diversified Program and US bonds to US stocks, showing the average quarterly returns, during up and down quarters for US stocks. The second chart above represents a comparison of the AHL Diversified Program and US stocks to US bonds, showing the average quarterly returns, during up and down quarters for US bonds.

Notes: 1 The AHL Diversified Program composite performance; 2 US stocks: S&P 500 Total Return Index; 3 US bonds: Citigroup High Grade Corporate Bond Index
(total return). Source: Man database and Bloomberg

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AHL DIVERSIFIED PROGRAM
DECEMBER 20, 1990 TO MONTH DATE, 2005

12 MONTH ROLLING RETURNS ANALYSIS

                                  [BAR GRAPH]

                               12 month
      AHL                     cumulative
                            rolling return
      30-Nov-90
      30-Dec-90
      30-Jan-91
      27-Feb-91
      30-Mar-91
      29-Apr-91
      30-May-91
      29-Jun-91
      30-Jul-91
      30-Aug-91
      29-Sep-91
      30-Oct-91
      29-Nov-91                    6.3%
      30-Dec-91                   21.9%
      30-Jan-92                   14.0%
      27-Feb-92                   11.6%
      30-Mar-92                    8.6%
      29-Apr-92                    9.2%
      30-May-92                    7.4%
      29-Jun-92                    7.6%
      30-Jul-92                   24.3%
      30-Aug-92                   23.7%
      29-Sep-92                   14.9%
      30-Oct-92                   12.7%
      29-Nov-92                   12.0%
      30-Dec-92                    1.7%
      30-Jan-93                   12.7%
      27-Feb-93                   24.2%
      30-Mar-93                   27.7%
      29-Apr-93                   30.5%
      30-May-93                   33.6%
      29-Jun-93                   35.0%
      30-Jul-93                   25.7%
      30-Aug-93                   27.4%
      29-Sep-93                   29.4%
      30-Oct-93                   34.2%
      29-Nov-93                   31.9%
      30-Dec-93                   37.8%
      30-Jan-94                   32.1%
      27-Feb-94                   17.9%
      30-Mar-94                   19.8%
      29-Apr-94                   14.1%
      30-May-94                   19.4%
      29-Jun-94                   19.2%
      30-Jul-94                   10.5%
      30-Aug-94                    0.6%
      29-Sep-94                    5.6%
      30-Oct-94                    1.1%
      29-Nov-94                    9.6%
      30-Dec-94                    2.6%
      30-Jan-95                    6.9%
      27-Feb-95                   13.8%
      30-Mar-95                   20.4%
      29-Apr-95                   29.8%
      30-May-95                   29.1%
      29-Jun-95                   26.0%
      30-Jul-95                   28.5%
      30-Aug-95                   37.4%
      29-Sep-95                   33.8%
      30-Oct-95                   34.4%
      29-Nov-95                   27.2%
      30-Dec-95                   33.8%
      30-Jan-96                   31.8%
      27-Feb-96                   21.5%
      30-Mar-96                   10.4%
      29-Apr-96                   15.7%
      30-May-96                    4.5%
      29-Jun-96                   10.2%
      30-Jul-96                    8.7%
      30-Aug-96                    7.0%
      29-Sep-96                   17.8%
      30-Oct-96                   30.1%
      29-Nov-96                   39.1%
      30-Dec-96                   30.9%
      30-Jan-97                   35.1%
      27-Feb-97                   49.6%
      30-Mar-97                   48.9%
      29-Apr-97                   31.3%
      30-May-97                   38.8%
      29-Jun-97                   37.8%
      30-Jul-97                   55.3%
      30-Aug-97                   45.9%
      29-Sep-97                   32.9%
      30-Oct-97                   20.6%
      29-Nov-97                   13.7%
      30-Dec-97                   22.8%
      30-Jan-98                   20.7%
      27-Feb-98                   17.3%
      30-Mar-98                   24.7%
      29-Apr-98                   24.6%
      30-May-98                   32.3%
      29-Jun-98                   28.9%
      30-Jul-98                   21.2%
      30-Aug-98                   51.1%
      29-Sep-98                   57.0%
      30-Oct-98                   55.5%
      29-Nov-98                   53.2%
      30-Dec-98                   48.2%
      30-Jan-99                   37.7%
      27-Feb-99                   37.2%
      30-Mar-99                   27.1%
      29-Apr-99                   42.9%
      30-May-99                   27.1%
      29-Jun-99                   25.9%
      30-Jul-99                   24.3%
      30-Aug-99                    6.0%
      29-Sep-99                    0.7%
      30-Oct-99                   -4.9%
      29-Nov-99                    0.9%
      30-Dec-99                    2.0%
      30-Jan-00                    6.9%
      27-Feb-00                    6.0%
      30-Mar-00                    6.1%
      29-Apr-00                   -3.5%
      30-May-00                    4.3%
      29-Jun-00                    0.2%
      30-Jul-00                   -3.6%
      30-Aug-00                   -0.1%
      29-Sep-00                   -2.9%
      30-Oct-00                    9.4%
      29-Nov-00                   12.1%
      30-Dec-00                   18.8%
      30-Jan-01                   21.4%
      27-Feb-01                   23.5%
      30-Mar-01                   42.4%
      29-Apr-01                   32.6%
      30-May-01                   26.2%
      29-Jun-01                   29.1%
      30-Jul-01                   38.8%
      30-Aug-01                   41.3%
      29-Sep-01                   60.2%
      30-Oct-01                   60.2%
      29-Nov-01                   32.5%
      30-Dec-01                   18.8%
      30-Jan-02                   12.3%
      27-Feb-02                    3.2%
      30-Mar-02                   -8.6%
      29-Apr-02                   -2.4%
      30-May-02                    1.9%
      29-Jun-02                   16.3%
      30-Jul-02                   18.5%
      30-Aug-02                   12.3%
      29-Sep-02                   10.5%
      30-Oct-02                   -3.9%
      29-Nov-02                   -0.4%
      30-Dec-02                   11.1%
      30-Jan-03                   24.7%
      27-Feb-03                   42.6%
      30-Mar-03                   31.7%
      29-Apr-03                   36.5%
      30-May-03                   48.8%
      29-Jun-03                   26.2%
      30-Jul-03                   18.1%
      30-Aug-03                   15.6%
      29-Sep-03                    9.1%
      30-Oct-03                   21.8%
      29-Nov-03                   26.2%
      30-Dec-03                   21.4%
      30-Jan-04                   13.9%
      27-Feb-04                   10.8%
      30-Mar-04                   18.3%
      29-Apr-04                    8.1%
      30-May-04                   -4.7%
      29-Jun-04                   -6.4%
      30-Jul-04                   -6.2%
      30-Aug-04                   -3.8%
      29-Sep-04                   -3.7%
      30-Oct-04                   -1.1%
      29-Nov-04                    8.4%
      30-Dec-04                    1.3%
      30-Jan-05                   -5.4%
      27-Feb-05                   -6.8%
      30-Mar-05                   -5.4%


3 YEAR ROLLING CUMULATIVE RETURNS ANALYSIS

                                  [BAR GRAPH]

      AHL                        3 year cumulative
                                   rolling return
      30-Nov-90
      30-Dec-90
      30-Jan-91
      27-Feb-91
      30-Mar-91
      29-Apr-91
      30-May-91
      29-Jun-91
      30-Jul-91
      30-Aug-91
      29-Sep-91
      30-Oct-91
      29-Nov-91
      30-Dec-91
      30-Jan-92
      27-Feb-92
      30-Mar-92
      29-Apr-92
      30-May-92
      29-Jun-92
      30-Jul-92
      30-Aug-92
      29-Sep-92
      30-Oct-92
      29-Nov-92
      30-Dec-92
      30-Jan-93
      27-Feb-93
      30-Mar-93
      29-Apr-93
      30-May-93
      29-Jun-93
      30-Jul-93
      30-Aug-93
      29-Sep-93
      30-Oct-93
      29-Nov-93                          57.0%
      30-Dec-93                          70.7%
      30-Jan-94                          69.7%
      27-Feb-94                          63.5%
      30-Mar-94                          66.2%
      29-Apr-94                          62.7%
      30-May-94                          71.3%
      29-Jun-94                          73.2%
      30-Jul-94                          72.6%
      30-Aug-94                          58.6%
      29-Sep-94                          56.9%
      30-Oct-94                          52.9%
      29-Nov-94                          61.8%
      30-Dec-94                          43.8%
      30-Jan-95                          59.1%
      27-Feb-95                          66.7%
      30-Mar-95                          84.3%
      29-Apr-95                          93.2%
      30-May-95                         105.9%
      29-Jun-95                         102.8%
      30-Jul-95                          78.5%
      30-Aug-95                          76.2%
      29-Sep-95                          82.7%
      30-Oct-95                          82.3%
      29-Nov-95                          83.9%
      30-Dec-95                          89.3%
      30-Jan-96                          86.0%
      27-Feb-96                          63.0%
      30-Mar-96                          59.3%
      29-Apr-96                          71.4%
      30-May-96                          61.1%
      29-Jun-96                          65.5%
      30-Jul-96                          54.3%
      30-Aug-96                          48.0%
      29-Sep-96                          66.4%
      30-Oct-96                          76.7%
      29-Nov-96                          94.0%
      30-Dec-96                          79.8%
      30-Jan-97                          90.4%
      27-Feb-97                         106.9%
      30-Mar-97                          97.9%
      29-Apr-97                          97.1%
      30-May-97                          87.4%
      29-Jun-97                          91.4%
      30-Jul-97                         116.8%
      30-Aug-97                         114.6%
      29-Sep-97                         109.4%
      30-Oct-97                         110.8%
      29-Nov-97                         101.3%
      30-Dec-97                         115.1%
      30-Jan-98                         114.9%
      27-Feb-98                         113.4%
      30-Mar-98                         104.9%
      29-Apr-98                          89.3%
      30-May-98                          91.9%
      29-Jun-98                          95.8%
      30-Jul-98                         104.5%
      30-Aug-98                         135.9%
      29-Sep-98                         145.6%
      30-Oct-98                         144.0%
      29-Nov-98                         142.4%
      30-Dec-98                         138.2%
      30-Jan-99                         124.6%
      27-Feb-99                         140.9%
      30-Mar-99                         135.9%
      29-Apr-99                         133.8%
      30-May-99                         133.3%
      29-Jun-99                         123.7%
      30-Jul-99                         133.9%
      30-Aug-99                         133.7%
      29-Sep-99                         110.1%
      30-Oct-99                          78.5%
      29-Nov-99                          75.9%
      30-Dec-99                          85.6%
      30-Jan-00                          77.7%
      27-Feb-00                          70.7%
      30-Mar-00                          68.1%
      29-Apr-00                          71.8%
      30-May-00                          75.3%
      29-Jun-00                          62.6%
      30-Jul-00                          45.3%
      30-Aug-00                          59.9%
      29-Sep-00                          53.5%
      30-Oct-00                          61.9%
      29-Nov-00                          73.4%
      30-Dec-00                          79.5%
      30-Jan-01                          78.7%
      27-Feb-01                          79.7%
      30-Mar-01                          92.1%
      29-Apr-01                          82.7%
      30-May-01                          67.3%
      29-Jun-01                          62.9%
      30-Jul-01                          66.4%
      30-Aug-01                          49.6%
      29-Sep-01                          56.6%
      30-Oct-01                          66.7%
      29-Nov-01                          50.0%
      30-Dec-01                          44.0%
      30-Jan-02                          45.7%
      27-Feb-02                          35.1%
      30-Mar-02                          38.1%
      29-Apr-02                          24.9%
      30-May-02                          34.1%
      29-Jun-02                          50.4%
      30-Jul-02                          58.6%
      30-Aug-02                          58.6%
      29-Sep-02                          71.8%
      30-Oct-02                          68.4%
      29-Nov-02                          48.1%
      30-Dec-02                          56.8%
      30-Jan-03                          69.9%
      27-Feb-03                          81.7%
      30-Mar-03                          71.5%
      29-Apr-03                          76.7%
      30-May-03                          91.3%
      29-Jun-03                          89.5%
      30-Jul-03                          94.3%
      30-Aug-03                          83.5%
      29-Sep-03                          93.1%
      30-Oct-03                          87.4%
      29-Nov-03                          66.7%
      30-Dec-03                          60.4%
      30-Jan-04                          59.5%
      27-Feb-04                          63.0%
      30-Mar-04                          42.5%
      29-Apr-04                          44.1%
      30-May-04                          44.4%
      29-Jun-04                          37.4%
      30-Jul-04                          31.3%
      30-Aug-04                          24.9%
      29-Sep-04                          16.1%
      30-Oct-04                          15.7%
      29-Nov-04                          36.3%
      30-Dec-04                          36.7%
      30-Jan-05                          34.3%
      27-Feb-05                          47.2%
      30-Mar-05                          47.4%

The first chart presents the returns of the AHL Diversified Program for all period of 12 consecutive months from [-] to [-]. The second chart presents the returns of the AHL Diversified Program for all periods of 36 consecutive months from [-] to [-].

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MAN-GLENWOOD LEXINGTON, LLC

                                  [LINE GRAPH]

                                              Man-
                                            Glenwood           S&P 500           Citigroup
                                            Lexington,            TR             High Grade
    Rebase Value                               LLC              Index           Corp Bond TR
                                            ----------         --------         ----------
        1000              31-Dec-92          1000.00            1000.00           1000.00
                          30-Jan-93          1008.95            1008.36           1025.03
                          27-Feb-93          1018.52            1022.10           1051.25
                          30-Mar-93          1047.92            1043.67           1053.90
                          29-Apr-93          1084.83            1018.44           1059.38
                          30-May-93          1107.64            1045.69           1061.53
                          29-Jun-93          1145.17            1048.75           1092.67
                          30-Jul-93          1162.97            1044.53           1103.58
                          30-Aug-93          1194.28            1084.16           1135.30
                          29-Sep-93          1186.95            1075.85           1140.20
                          30-Oct-93          1206.24            1098.10           1146.01
                          29-Nov-93          1209.92            1087.64           1124.49
                          30-Dec-93          1268.80            1100.79           1132.05
                          30-Jan-94          1291.95            1138.21           1154.97
                          27-Feb-94          1261.72            1107.32           1121.98
                          30-Mar-94          1242.19            1059.04           1079.02
                          29-Apr-94          1231.32            1072.62           1068.58
                          30-May-94          1251.88            1090.22           1061.91
                          29-Jun-94          1257.74            1063.50           1053.32
                          30-Jul-94          1257.71            1098.42           1085.87
                          30-Aug-94          1261.83            1143.46           1082.52
                          29-Sep-94          1267.00            1115.50           1053.81
                          30-Oct-94          1253.44            1140.56           1048.57
                          29-Nov-94          1233.49            1099.01           1050.49
                          30-Dec-94          1230.81            1115.32           1067.03
                          30-Jan-95          1224.90            1144.25           1094.40
                          27-Feb-95          1224.11            1188.84           1126.03
                          30-Mar-95          1240.48            1223.92           1136.72
                          29-Apr-95          1258.98            1259.96           1156.63
                          30-May-95          1273.77            1310.32           1229.58
                          29-Jun-95          1273.99            1340.75           1239.26
                          30-Jul-95          1298.10            1385.22           1226.79
                          30-Aug-95          1339.59            1388.70           1252.99
                          29-Sep-95          1352.31            1447.30           1272.12
                          30-Oct-95          1355.40            1442.13           1295.69
                          29-Nov-95          1362.12            1505.44           1327.06
                          30-Dec-95          1384.60            1534.44           1357.28
                          30-Jan-96          1410.04            1586.66           1359.14
                          27-Feb-96          1420.47            1601.37           1308.42
                          30-Mar-96          1444.61            1616.79           1291.35
                          29-Apr-96          1464.52            1640.62           1270.75
                          30-May-96          1497.81            1682.93           1271.40
                          29-Jun-96          1500.51            1689.36           1293.29
                          30-Jul-96          1464.04            1614.72           1294.54
                          30-Aug-96          1496.21            1648.78           1285.47
                          29-Sep-96          1495.54            1741.58           1318.72
                          30-Oct-96          1513.38            1789.62           1366.39
                          29-Nov-96          1548.71            1924.89           1402.29
                          30-Dec-96          1562.71            1886.75           1376.19
                          30-Jan-97          1603.32            2004.62           1372.28
                          27-Feb-97          1631.15            2020.33           1376.15
                          30-Mar-97          1632.27            1937.35           1345.78
                          29-Apr-97          1612.44            2052.98           1370.49
                          30-May-97          1661.24            2177.97           1388.07
                          29-Jun-97          1707.07            2275.54           1414.01
                          30-Jul-97          1777.23            2456.60           1488.73
                          30-Aug-97          1794.68            2318.98           1453.01
                          29-Sep-97          1850.44            2445.98           1485.91
                          30-Oct-97          1841.19            2364.29           1514.22
                          29-Nov-97          1845.31            2473.74           1529.56
                          30-Dec-97          1863.07            2516.23           1554.55
                          30-Jan-98          1841.64            2544.06           1575.84
                          27-Feb-98          1875.99            2727.55           1574.73
                          30-Mar-98          1923.68            2867.22           1580.69
                          29-Apr-98          1947.21            2896.07           1589.04
                          30-May-98          1969.12            2846.29           1615.53
                          29-Jun-98          1963.71            2961.90           1634.03
                          30-Jul-98          1964.51            2930.37           1624.90
                          30-Aug-98          1949.83            2506.70           1639.31
                          29-Sep-98          1916.92            2667.28           1706.98
                          30-Oct-98          1904.71            2884.24           1674.62
                          29-Nov-98          1945.94            3059.05           1719.85
                          30-Dec-98          1978.62            3235.33           1721.64
                          30-Jan-99          1997.82            3370.62           1742.74
                          27-Feb-99          2015.30            3265.86           1672.90
                          30-Mar-99          2032.24            3396.53           1673.32
                          29-Apr-99          2093.32            3528.06           1669.28
                          30-May-99          2114.84            3444.74           1639.91
                          29-Jun-99          2180.16            3635.92           1613.68
                          30-Jul-99          2201.28            3522.39           1595.44
                          30-Aug-99          2200.97            3504.97           1591.24
                          29-Sep-99          2238.56            3408.88           1606.07
                          30-Oct-99          2260.51            3624.60           1613.67
                          29-Nov-99          2318.02            3698.28           1609.85
                          30-Dec-99          2399.09            3916.09           1593.45
                          30-Jan-00          2429.02            3719.34           1590.09
                          27-Feb-00          2458.89            3648.93           1604.74
                          30-Mar-00          2492.32            4005.89           1631.92
                          29-Apr-00          2503.21            3885.38           1613.21
                          30-May-00          2552.32            3805.67           1587.29
                          29-Jun-00          2570.98            3899.49           1639.02
                          30-Jul-00          2616.59            3838.52           1668.39
                          30-Aug-00          2659.63            4076.95           1690.93
                          29-Sep-00          2687.27            3861.71           1698.79
                          30-Oct-00          2715.54            3845.39           1706.43
                          29-Nov-00          2747.16            3542.22           1751.24
                          30-Dec-00          2795.46            3559.56           1798.48
                          30-Jan-01          2822.12            3685.85           1863.04
                          27-Feb-01          2858.90            3349.77           1886.76
                          30-Mar-01          2901.43            3137.56           1881.25
                          29-Apr-01          2897.91            3381.38           1857.11
                          30-May-01          2920.19            3404.03           1881.67
                          29-Jun-01          2923.48            3321.18           1892.09
                          30-Jul-01          2937.07            3288.49           1960.36
                          30-Aug-01          2964.33            3082.62           1991.04
                          29-Sep-01          2971.22            2833.69           1960.75
                          30-Oct-01          2977.31            2887.73           2046.49
                          29-Nov-01          2982.36            3109.24           2008.02
                          30-Dec-01          2995.98            3136.47           1989.98
                          30-Jan-02          3025.64            3090.70           2024.76
                          27-Feb-02          3038.37            3031.10           2051.17
                          30-Mar-02          3044.68            3145.10           1990.71
                          29-Apr-02          3069.56            2954.41           2041.07
                          30-May-02          3092.06            2932.65           2064.16
                          29-Jun-02          3077.98            2723.73           2079.21
                          30-Jul-02          3015.41            2511.43           2098.67
                          30-Aug-02          3029.28            2527.92           2193.53
                          29-Sep-02          3004.67            2253.18           2265.86
                          30-Oct-02          3009.93            2451.50           2211.55
                          29-Nov-02          3033.12            2595.79           2234.33
                          30-Dec-02          3055.95            2443.30           2315.02
                          30-Jan-03          3066.54            2379.29           2319.82
                          27-Feb-03          3063.68            2343.59           2380.97
                          30-Mar-03          3061.43            2366.35           2361.94
                          29-Apr-03          3083.81            2561.26           2416.14
                          30-May-03          3105.11            2696.21           2529.88
                          29-Jun-03          3116.15            2730.60           2493.68
                          30-Jul-03          3129.48            2778.75           2273.92
                          30-Aug-03          3135.84            2832.94           2323.66
                          29-Sep-03          3143.63            2802.86           2440.58
                          30-Oct-03          3173.50            2961.41           2391.14
                          29-Nov-03          3182.18            2987.47           2403.53
                          30-Dec-03          3188.85            3144.15           2436.94
                          30-Jan-04          3214.59            3201.86           2482.44
                          27-Feb-04          3224.69            3246.36           2526.72
                          30-Mar-04          3224.06            3197.39           2556.44
                          29-Apr-04          3216.59            3147.19           2419.86
                          30-May-04          3199.11            3190.38           2402.60
                          29-Jun-04          3190.17            3252.42           2425.05
                          30-Jul-04          3158.92            3144.77           2469.75
                          30-Aug-04          3153.30            3157.49           2567.29
                          29-Sep-04          3159.75            3191.69           2593.21
                          30-Oct-04          3174.38            3240.45           2635.69
                          29-Nov-04          3212.50            3371.56           2583.00
                          30-Dec-04          3247.30            3486.29           2649.47
                          30-Jan-05          3234.31            3401.32           2722.75
                          27-Feb-05          3255.71            3472.89           2692.36
                          30-Mar-05          3238.58            3411.39           2658.84



                      Man-Glenwood(1)   US stocks(2)   US bonds(3)
                      ---------------   ------------   -----------
Total return             xx.x%             xx.x%         xx.x%

Annualized return        xx.x%             xx.x%         xx.x%
Annualized standard
deviation(4)              x.x%              x.x%          x.x%
Largest peak-to-
trough loss               x.x%              x.x%          x.x%

Sharpe ratio(5)           x.x               x.x           x.x

                                  [PIE CHART]


1  Equity Hedge      xx.x %
2  Multi-Strategy    xx.x %
3  Variable Equity   xx.x %
4  Event Driven      xx.x %
5  Commodity and     xx.x %
   Trading
6  Relative Value    xx.x %
7  Cash and          xx.x %
   equivalents

The first chart above represents the pre-tax growth of a theoretical $1,000 investment in Man-Glenwood Lexington, LLC as well as in US stocks and US bonds from January 1, 1993 through [-] 2005. The performance of Man-Glenwood Lexington TEI, LLC is substantially similar, as demonstrated on the following page. The pie chart illustrates the Man-Glenwood portfolio allocations among various alternative investment strategies as of [-] 2005. The Fund'S Man-Glenwood investment is ancillary to the Fund's commodities trading and represents some what less than 25% of the Fund's total Market exposure. No prospective investor should invest in the Fund in reliance on the Fund's investment in Man - Glenwood.

Notes: 1 Man-Glenwood: represented by the performance of (i) the private fund described on page 42 from January 1, 1993 to December 31, 2002; (ii) the Portfolio Company described on page 42 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter; 2 US stocks: S&P 500 Total Return Index (dividends reinvested); 3 US bonds: Citigroup High Grade Corporate Bond Index (total return); 4 Annualized standard deviation is a measurement of a fund's risk which shows the amount of dispersion or volatility of historical returns. A higher standard deviation indicates a fund has historically had more volatility; 5 Sharpe ratio is calculated using the risk-free rate in the appropriate currency over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. Index returns are shown for comparison purposes. Each index is unmanaged and does not incur management fees, transaction costs or other expenses. Source: Man database and Bloomberg.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MAN-GLENWOOD LEXINGTON, LLC
JANUARY 2000 - MARCH 2005
PERFORMANCE SUMMARY

                              MONTHLY RATES OF RETURN
--------------------------------------------------------------------------------
         MONTH             2000     2001      2002      2003     2004     2005
-----------------------   ------   ------   --------   ------   ------   -------
        January            1.2%     1.0%      1.0%      0.3%     0.8%    (0.4)%
        February           1.2%     1.3%      0.4%     (0.1)%    0.3%     0.7%
         March             1.4%     1.5%      0.2%     (0.1)%    0.0%    (0.5)%
         April             0.4%    (0.1)%     0.8%      0.7%    (0.2)%
          May              2.0%     0.8%      0.7%      0.7%    (0.5)%
          June             0.7%     0.1%     (0.5)%     0.4%    (0.3)%
          July             1.8%     0.5%     (2.0)%     0.4%    (1.0)%
         August            1.6%     0.9%      0.5%      0.2%    (0.2)%
       September           1.0%     0.2%     (0.8)%     0.2%     0.2%
        October            1.1%     0.2%      0.2%      1.0%     0.5%
        November           1.2%     0.2%      0.8%      0.3%     1.2%
        December           1.8%     0.5%      0.8%      0.2%     1.1%
                           ---      ---      ----       ---      ----    -----
Compound Annual Rate of   16.5%     7.2%      2.0%      4.3%     1.8%    (0.3)%*
         Return
                           ---      ---      ----       ---      ----    -----

----------
*3 Months

MAN-GLENWOOD LEXINGTON TEI, LLC
JANUARY 2000 - MARCH 2005
PERFORMANCE SUMMARY

                              MONTHLY RATES OF RETURN
--------------------------------------------------------------------------------
         MONTH             2000     2001      2002      2003     2004      2005
-----------------------   ------   ------   --------   ------   ------   -------
        January            1.2%     1.0%      1.0%      0.3%     0.8%    (0.4)%
        February           1.2%     1.3%      0.4%     (0.1)%    0.3%     0.7%
         March             1.4%     1.5%      0.2%     (0.1)%    0.0%    (0.6)%
           April           0.4%    (0.1)%     0.8%      0.7%    (0.2)%
          May              2.0%     0.8%      0.7%      0.7%    (0.5)%
          June             0.7%     0.1%     (0.5)%     0.4%    (0.3)%
          July             1.8%     0.5%     (2.0)%     0.4%    (1.0)%
         August            1.6%     0.9%      0.5%      0.2%    (0.2)%
       September           1.0%     0.2%     (0.8)%     0.2%     0.2%
        October            1.1%     0.2%      0.2%      1.0%     0.5%
        November           1.2%     0.2%      0.8%      0.3%     1.2%
        December           1.8%     0.5%      0.8%      0.2%     1.1%
                           ---      ---      ----       ---      ----    -----
Compound Annual Rate of   16.5%     7.2%      2.0%      4.3%     1.8%    (0.4)%*
         Return
                           ---      ---      ----       ---      ----    -----

----------
*3 Months

Monthly Rates of Return are calculated by dividing each month's net performance by net asset value as of the beginning of such month. Man-Glenwood Lexington, LLC performance is represented by the performance of (i) the private fund described on page 42 from January 1, 2000 to December 31, 2002; (ii) the Portfolio Company described beginning on page 42 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter. Man-Glenwood Lexington TEI, LLC performance is represented by the performance of (i) the private fund described on page 42 from January 1, 2000 to December 31, 2002;
(ii) the Portfolio Company described on page 42 from January 1, 2003 to April 30, 2004; and (iii) Man-Glenwood Lexington TEI, LLC thereafter. The Fund's Man-Glenwood investment is ancillary to the Fund's commodities trading and represents some what less than 25% of the Fund's total Market exposure. No prospective investor should invest in the Fund in reliance on the Fund's investment in Man - Glenwood.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CORRELATION MATRIX
[DATE] TO [DATE]

    PRODUCT         US bonds(4)     US stocks(3)     Man-Glenwood(2)     AHL Diversified Program(1)
---------------     -----------     ------------     ---------------     --------------------------
AHL Diversified     x.xx            x.xx             x.xx                x.xx
Program(1)

Man-Glenwood(2)     x.xx            x.xx             x.xx

US stocks(3)        x.xx            x.xx

US bonds(4)         x.xx

      Statistically, investments with a correlation of 1.00 make or lose money at the same time. Investments with a correlation of -1.00 always move in opposite directions. The returns of the AHL Diversified Program and of Man-Glenwood have very low correlation with other asset classes as well as with each other.

Notes: 1 AHL Diversified Program composite performance, adjusted to reflect the management and incentive fees payable to Man-AHL (USA) Ltd. in respect of the Fund's account, 2 Man-Glenwood: represented by the performance of (i) the private fund described on page 42 from January 1, 1993 to December 31, 2002; (ii) the Portfolio Company described on page 42 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter; 3 US stocks: S&P 500 Total Return Index (dividends reinvested); 4 US bonds:
      Citigroup High Grade Corporate Bond Index (total return). Index returns are shown for comparison purposes. Each index is unmanaged and does not incur management fees, transaction costs or other expenses. Source: Man database and Bloomberg.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Financial Statements

MAN-AHL 130, LLC

                                                                                                PAGE
                                                                                                ----
Audited Financial Statements:
   Report of Independent Registered Public Accounting Firm....................................   F-1
   Statement of Assets and Liabilities as of May 20, 2005.....................................   F-2
   Notes to Statement of Financial Condition..................................................   F-3

MAN INVESTMENTS (USA) CORP.

Audited Financial Statements:
   Report of Independent Auditors.............................................................   F-5
   Statement of Financial Condition as of March 31, 2005......................................   F-6
   Notes to Statement of Financial Condition..................................................   F-7

   Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                              --------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member of
Man-AHL 130, LLC:

We have audited the accompanying statement of assets and liabilities of Man-AHL 130, LLC (the "Company"), as of May 20, 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statement presents fairly, in all material respects, the financial position of the Company as of May 20, 2005, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Chicago, Illinois
May 26, 2005

MAN-AHL 130, LLC

STATEMENT OF ASSETS AND LIABILITIES
MAY 20, 2005

ASSETS

  Cash                                                                                $        10,000
                                                                                      ---------------

  Total Assets                                                                        $        10,000
                                                                                      ===============

LIABILITIES                                                                           $             0
                                                                                      ---------------

NET ASSETS                                                                            $        10,000
                                                                                      ===============

NET ASSETS - Applicable to 1,000 Class A units of beneficial interest outstanding     $        10,000
                                                                                      ===============

NET ASSET VALUE PER UNIT (net assets divided by 1,000 Class A units of LLC
interest)                                                                             $           100
                                                                                      ===============

See notes to financial statement.

MAN-AHL 130, LLC

NOTES TO FINANCIAL STATEMENT

MAY 20, 2005

1. ORGANIZATION

Man-AHL 130, LLC (the "Company") is a newly formed Delaware limited liability company registered under the Securities Act of 1933 (the "1933 Act"), designed as a structured managed futures product which offers investors enhanced yield and diversification benefits. The Company was formed on April 14, 2005.

The Company expects to invest the majority of its capital into a managed futures program (the "AHL Diversified Program"). The Company's objective in investing in the AHL Diversified Program is to recognize substantial profits while achieving diversification, as this program has had historically low correlation to traditional stock and bond portfolios. Additionally, the Company expects to invest a portion of its capital in one or both of the following registered investment companies: Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (collectively, "Lexington Funds"). The Company will attempt to achieve enhanced yield and diversification through investments in the Lexington Funds, which have had historically low correlation to both traditional stock and bond portfolios as well as low correlation to the AHL Diversified Program.

The Company's managing member is Man Investments (USA) Corp., ("MI USA"), a Delaware corporation. MI USA is registered with the CFTC as a commodity pool operator and a commodity trading advisor, and is a member of the NFA. MI USA is a subsidiary of Man Group plc, a diversified global financial services firm listed on the London Stock Exchange.

Man AHL (USA) Limited manages the AHL Diversified Program. Man AHL (USA) Limited is an affiliate of MI USA and a member of Man Group plc. Man AHL (USA) Limited is registered with the CFTC as a commodity trading advisor and is a member of the NFA, in addition to registration with the Financial Services Authority in the United Kingdom.

The AHL Diversified Program executes its futures and forward trades exclusively through Man Financial Inc. ("Man Financial"), an affiliate of MI USA, Man AHL
(USA) Limited and a member of Man Group plc.

Glenwood Capital Investments, L.L.C. ("GCI") acts as an administrator to the Lexington Funds. GCI is an Illinois limited liability company and is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the NFA. GCI is also registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). GCI is an affiliate of MI USA, Man AHL (USA) Limited and Man Financial, and is a subsidiary of Man Group plc.

The Lexington Funds achieve their investment objects through an investment in Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), which allocates its capital among a series of "sub-funds." GCI acts as an investment adviser to the Portfolio Company in addition to the services it provides to the Lexington Funds.

Man Investments Inc. ("MII"), an affiliate of MI USA, Man AHL (USA) Limited, Man Financial and GCI, and a subsidiary of Man Group plc, will act as the Company's selling agent.

The Company will pay MI USA a management fee at the rate of 0.75% per annum on the month-end net asset value of all outstanding units determined as of the end of each month (before the redemption of any units) and payable quarterly in arrears. The Company will pay Man AHL (USA) Limited a management fee of 2% per annum on the month-end net asset value of capital allocated to the AHL Diversified Program (the "AHL Account") calculated and paid monthly. In addition, Man AHL (USA) Limited will be entitled to a monthly incentive fee of 20% of any "new net profits" attributable to the AHL Account, subject to a "high water mark."

GCI receives a management fee of 1.75% of net assets per annum for investment advisory services provided to the Portfolio Company, calculated monthly and paid quarterly. Additionally, GCI receives an administrative fee of 0.25% of net assets per annum for administrative services to each

Lexington Fund, calculated monthly and paid quarterly.

MII receives an investor servicing fee of 0.50% of net assets per annum for the provision of investor services to the Lexington Funds, calculated monthly and paid quarterly.

MI USA will receive a 1.0% per annum client servicing fee, calculated monthly and paid quarterly in arrears, on the month-end net asset value of certain units. MI USA will pass on such client service fee to MII, subject to a maximum commission receipt to MII of 10% of the subscription price of each unit.

MI USA expects that the Company will enter into an administration agreement with an independent third party to provide various services (such as administration, accounting, valuation, tax reporting and investor servicing). The cost of these services is currently estimated at 0.50% of net assets per annum.

The Company currently intends to accept initial subscriptions for units during an initial offering period. After the Company begins operations, units will be offered on the first day of each month. Redemptions will be accepted quarterly, with a 45 day notice period.

2. SIGNIFICANT ACCOUNTING POLICIES

The Company's statement of assets and liabilities is prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

The Managing Member, or an affiliate, will assume organizational and offering costs, estimated to be $17,500 and $352,500, respectively.

The Company will be treated as a United States Partnership for federal income tax purposes. As such, members are individually liable for the taxes on their share of the Company's income or loss.

3. CAPITAL STRUCTURE

The Company expects to offer four classes of units of limited liability company interests. These classes have substantially identical trading portfolios except that Class A Units are offered to taxable investors and invest in Man-Glenwood Lexington, LLC and Class B Units are offered to tax-exempt investors and invest in Man-Glenwood Lexington TEI, LLC. Additionally, separate classes will be issued to taxable and tax-exempt investors who participate in selling agent or registered investment advisor fee based investment or advisory programs. These classes will not be subject to the investor servicing fee.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder of
Man Investments (USA) Corp.

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Man Investments
(USA) Corp. (the "Company") at March 31, 2005 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Chicago, Illinois
June 24, 2005

MAN INVESTMENTS (USA) CORP.

STATEMENT OF FINANCIAL CONDITION
AS OF MARCH 31, 2005

                                     ASSETS

Cash and cash equivalents
   Cash                                                            $     1,000
   Deposit with an affiliate                                         1,253,173
Management fees receivable                                              56,894
                                                                   -----------
         Total assets                                              $ 1,311,067
                                                                   ===========
                      LIABILITIES AND SHAREHOLDER'S EQUITY

Payable to affiliates                                              $    60,471
                                                                   -----------
         Total liabilities                                              60,471

Shareholder's equity
   Common shares, $0.01 par value (200 shares issued
             and outstanding, 1,000 shares authorized)                       2
   Additional paid-in capital                                        1,250,998
   Retained deficit                                                       (404)
                                                                   -----------
                                                                     1,250,596

         Total liabilities and shareholder's equity                $ 1,311,067
                                                                   ===========

             INVESTORS WILL NOT ACQUIRE ANY INTEREST IN THIS ENTITY.

              The accompanying notes are an integral part of this
                       statement of financial condition.

MAN INVESTMENTS (USA) CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION
--------------------------------------------------------------------------------
1. ORGANIZATION AND BASIS OF PRESENTATION

      Man Investments (USA) Corp. (the "Company"), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. The ultimate parent of Man Investments Holdings Inc. is Man Group plc, a United Kingdom public limited company. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING

      The accompanying financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents includes interest-bearing deposits with an affiliate in the amount of $1,253,173. The interest rate earned on deposits changes daily and was in the range between 2.64% to 3.04%.

      MANAGEMENT FEES

      The Company earns management fees from sponsored investment funds. Revenues are recorded on an accrual basis as services are provided and when such fees are earned and measurable pursuant to the prevailing management contracts.

      LIABILITIES

      Payable to affiliates represents payables to related parties of Man Group plc and one of the sponsored funds, Man IP 200 Private LLC ("Fund"), for reimbursement of the Company's share of expenses incurred during the year.

      USE OF ESTIMATES

      The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

      CONTINGENCIES

      In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

MAN INVESTMENTS (USA) CORP.

--------------------------------------------------------------------------------

      RELATED PARTY TRANSACTIONS

      Man-Glenwood Inc. ("MGI"), an affiliate, provides the Company with technology support, legal and compliance as well as finance and administration services. In addition, MGI leases the office space occupied by the Company and the equipment used by the Company.

      The Fund pays the Company, as managing member, an annual management fee which is a percentage of the net asset value of the outstanding units calculated as of the end of each calendar month and paid quarterly.

      The Company is the managing member of a newly formed fund, Man-AHL 130 LLC. In connection with the anticipated offering of units of Man-AHL 130 LLC, all of the offering and organizational costs incurred and accrued through March 31, 2005 have been assumed by an affiliate. In addition, an affiliate will bear the administrative expenses of the new fund in excess of 0.50% of the Fund's average month-end net asset value during any fiscal year.

3. SUBSEQUENT EVENT

      Effective on April 1, 2005, the Company became the general partner of Man-AHL Diversified Trading Company LP, Man-AHL Diversified I LP ("Diversified I") , Man-AHL Diversified II LP ("Diversified II") and Man-AHL Alpha LP ("AHL Alpha") and the commodity pool operator of AHL Alpha (Cayman) LTD. Prior to April 1, 2005, an affiliated entity was the general partner and commodity pool operator, respectively, for these funds.

      The Company maintains capital investments in Diversified I, Diversified II and AHL Alpha (the "Funds"). Under the terms of the Funds' limited partnership agreements, the Company is required to maintain a capital account equal to the lesser of (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner's capital contributions) or (b) $500,000.

      In connection with this requirement, the prior general partner contributed investments with a value of $4,594,743 to the Company on April 1, 2005.

                                MAN-AHL 130, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                       LIMITED LIABILITY COMPANY AGREEMENT

                                   DATED AS OF
                                 ________, 2005

                           MAN INVESTMENTS (USA) CORP
                                 MANAGING MEMBER

                                MAN-AHL 130, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                                TABLE OF CONTENTS

  SECTION                                                                                                                   PAGE
-----------                                                                                                                ------
                                                             ARTICLE I
                                                            DEFINITIONS

                                                            ARTICLE II
                                                ORGANIZATION; ADMISSION OF MEMBERS

Section 2.1    Formation of Limited Liability Company...............................................................          4
Section 2.2    Name.................................................................................................          4
Section 2.3    Principal and Registered Office......................................................................          4
Section 2.4    Duration.............................................................................................          5
Section 2.5    Business of the Fund.................................................................................          5
Section 2.6    Members..............................................................................................          5
Section 2.7    Limited Liability....................................................................................          6

                                                            ARTICLE III
                                                    NET WORTH OF MANAGING MEMBER

                                                             ARTICLE IV
                                                    CAPITAL CONTRIBUTIONS; UNITS

                                                             ARTICLE V
                                                  ALLOCATION OF PROFITS AND LOSSES

Section 5.1    Capital Accounts and Allocations.....................................................................          6
Section 5.2    Allocation of Profit and Loss for Federal Income Tax Purposes........................................          7
Section 5.3    Organizational and Initial Offering Costs; Operating Costs; Management and Client Servicing
               Fees; Costs and Fees of Underlying Investments.......................................................          9
Section 5.4    Taxes................................................................................................          9
Section 5.5    Managing Member Services; Direct Expenses; Reserves..................................................          9
Section 5.6    Limited Liability of Members.........................................................................         10
Section 5.7    Return of Capital Contributions......................................................................         10

                                                            ARTICLE VI
                                                      MANAGEMENT OF THE FUND

Section 6.1    Management of the Fund...............................................................................         10
Section 6.2    Compliance with the NASAA Guidelines.................................................................         10

                                                            ARTICLE VII
                                                   AUDITS AND REPORTS TO MEMBERS
Section 7.1    Audits and Reports to Members........................................................................         12

                                                            ARTICLE VIII
                                                       ASSIGNABILITY OF UNITS

Section 8.1    Assignability of Units...............................................................................         12

                                                             ARTICLE IX
                                                            REDEMPTIONS

Section 9.1    Redemptions..........................................................................................         13

                                                             ARTICLE X
                                                         OFFERING OF UNITS

Section 10.1   Continuous Offering of Units.........................................................................         14

                                                             ARTICLE XI
                                           ADDITIONAL OFFERINGS; DIFFERENT BUSINESS TERMS

Section 11.1   Additional Offerings.................................................................................         14
Section 11.2   Different Business Terms.............................................................................         14

                                                            ARTICLE XII
                                                     SPECIAL POWER OF ATTORNEY

Section 12.1   Special Power of Attorney............................................................................         15

                                                           ARTICLE XIII
                                                      WITHDRAWAL OF A MEMBER

Section 13.1   Withdrawal of a Member...............................................................................         15

                                                            ARTICLE XIV
                                              STANDARD OF LIABILITY; INDEMNIFICATION

Section 14.1   Standard of Liability for the Managing Member........................................................         16
Section 14.2   Indemnification of the Managing Member by the Fund...................................................         16
Section 14.3   Indemnification of the Fund by the Members...........................................................         17

                                                             ARTICLE XV
                                                        AMENDMENTS; MEETINGS

Section 15.1   Amendments with Consent of the Managing Member.......................................................         18
Section 15.2   Amendments and Actions without Consent of the Managing Member........................................         18
Section 15.3   Meetings; Other Voting Matters.......................................................................         18

Section 15.4   Opportunity to Redeem................................................................................         19

                                                            ARTICLE XVI
                                                           GOVERNING LAW

Section 16.1   Governing Law........................................................................................         19

                                                           ARTICLE XVII
                                                           MISCELLANEOUS

Section 17.1   Notices..............................................................................................         19
Section 17.2   Binding Effect.......................................................................................         19
Section 17.3   Captions.............................................................................................         20

                                                           ARTICLE XVIII
                                                        CERTAIN DEFINITIONS

Section 18.1   Certain Definitions..................................................................................         20

                                MAN-AHL 130, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of Man-AHL 130, LLC (the "Fund"), dated as of __________, 2005, by and among Man Investments (USA) Corp., as the Managing Member, and those Persons hereafter admitted as Members.

                                   WITNESSETH:

WHEREAS, the Fund has been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation dated and filed with the Secretary of State of Delaware on ______, 2005;

WHEREAS, the Fund will operate subject to the regulations relating to "commodity pools" as promulgated by the Commodity Futures Trading Commission and the National Futures Association;

WHEREAS, the Fund will be traded pursuant to in the AHL Diversified Program, a highly-leveraged speculative managed futures program; and

WHEREAS, the Fund will invest a limited portion of its capital in Man-Glenwood, while holding the bulk of its capital in cash and cash equivalents as described herein.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

For purposes of this Agreement:

"ADMINISTRATOR" -- With respect to the Fund, means [TBD] or such other entity as the Managing Member may select from time to time to provide administrative services to the Fund and to the Managing Member in its capacity as such.

"AFFILIATE" -- With respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, and the term `Affiliated' shall have a correlative meaning. The term `control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"AGREEMENT" -- This Limited Liability Company Agreement, as amended from time to time.

"AHL" -- Man AHL (USA) Limited, an affiliate of the Managing Member.

"AHL DIVERSIFIED PROGRAM" -- A diversified leveraged managed futures program implemented by AHL applying systematic trading strategies across a diversified range of markets.

"CAPITAL ACCOUNT" -- With respect to each Unit, the Capital Account established and maintained on behalf of such Unit pursuant to Section 6.1. For tax purposes, each Member shall be deemed to have a single Capital Account, but the financial allocations of the Fund will be accounted for on a per-Unit basis.

"CERTIFICATE" -- The Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

"CLASS" -- Any Class of Units established by the Managing Member, having such relative rights, preferences and obligations as are designated by the Managing Member. The A1, A2, B1 and B2 Classes initially authorized invest in the same AHL Diversified Program and cash and cash equivalents, however, the Class B1 and Class B2 Units invest a limited portion of their capital in Man-Glenwood Lexington TEI, LLC while the Class A1 and Class A2 Units invest in Man-Glenwood Lexington, LLC.

"CLIENT SERVICING FEE" --  See Section 5.3.

"CLOSING DATE" -- Each date on or as of which Units are issued.

"CODE" -- The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"COMMODITY EXCHANGE ACT" -- The Commodity Exchange Act, as amended.

"DELAWARE ACT" -- The Delaware Limited Liability Company Act, amended from time to time, or any successor law.

"ERISA" -- The Employee Retirement Income Security Act of 1974 as amended from time to time or any successive law.

"FISCAL PERIOD" -- The period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of (i) the last day of each calendar month, (ii) any day as of which any amount is credited to or debited from the Capital Account of any Member other than an amount to be credited to or debited from the Capital Accounts of all Members in accordance with their respective ownership of Units, or (iii) any other time established by the Managing Member from time to time.

"FISCAL YEAR" -- The period commencing on the initial Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on March 31 of such year (or on the date of a final distribution pursuant to Section 6.2), unless and until the Managing Member shall elect another Fiscal Year for the Fund.

"FUND" -- The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

"FUTURES" -- Exchange-traded as well as over-the-counter investments providing for the future delivery of any form of commodity, currency or other instruments.

"MAJORITY IN INTEREST" -- Members whose Units, when aggregated, exceed 50% of the aggregate Unit NAV of all outstanding Units.

"MAN-GLENWOOD" -- In the case of the Class A1 Units and Class A2 Units:
Man-Glenwood Lexington, LLC, a Delaware limited liability company registered as an investment company under the Investment Company Act; and in the case of the Class B1 Units and Class B2 Units, Man-Glenwood Lexington TEI, LLC, also a Delaware limited liability company registered as an investment company under the Investment Company Act. Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC each invest substantially all of their capital in Man-Glenwood Lexington Associates Portfolio, LLC, the only differences between Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC being that the former is taxed as a partnership and the latter as a corporation for federal income tax purposes. As a result, Class B1 Units and Class B2 Units, which invest a limited portion of their capital in Man-Glenwood Lexington TEI, LLC will not recognize "unrelated business taxable income" on such investment.

"MANAGEMENT FEE" -- See Section 5.3.

"MANAGING MEMBER" -- Man Investments (USA) Corp. or such additional or successor Managing Member(s), which shall be the Fund's manager(s) for purposes of the Delaware Act, as shall be designated from time to time pursuant to the provisions of Article VII.

"MEMBER" -- Any Person who shall have been admitted to the Fund as a member (including any Managing Member in such Person's capacity as a member of the Fund but excluding any Managing Member in such Person's capacity as a manager of the Fund for purposes of the Delaware Act) until the Fund redeems all the Units of such Person pursuant to Article X or a substituted member or members are admitted with respect to any such Person's Units pursuant to Article X.

"NASAA GUIDELINES" -- The Guidelines for the Registration of Public Commodity Pool Programs issued by the North American Securities Administrators Association, Inc.

"NASD" -- The National Association of Securities Dealers, Inc.

"NET ASSET VALUE" -- The total value of all assets of the Fund, less all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any redemptions of Units as of the date of determination. The Net Asset Value of the Fund will be computed as of the close of business on the last day of each Fiscal Period.

"NET PROFIT" or "NET LOSS" -- The amount by which the Net Asset Value of the Fund as of the close of business on the last day of a Fiscal Period exceeds (in the case of Net Profit) or is less than (in the case of Net Loss) such Net Asset Value as of the commencement of the same Fiscal Period.

"PERSON" -- Any individual, partnership, corporation, trust or other entity.

"PROSPECTUS" -- The Prospectus of the Fund dated ______, 2005.

"QUALIFIED INVESTOR" -- A Person who qualifies as an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended, and meets all applicable NASAA Guidelines suitability requirements.

"REDEMPTION DATE" -- The date (the last day of a calendar quarter) as of which the Fund values the Units for purposes of determining the price at which such Units are to be redeemed by the Fund pursuant to Article X.

"SELLING AGENT" -- Man Investments Inc. or such additional or successor selling agents for the Units as may be designated from time to time.

"SUBSCRIPTION AGREEMENT" -- The agreement submitted by all Persons wishing to acquire Units. All Subscription Agreements are subject to acceptance by the Managing Member.

"TAXABLE YEAR" -- The period commencing on the initial Closing Date and ending on the next succeeding December 31, and thereafter each period commencing on January 1 and ending on the immediately following December 31, unless and until the Managing Member shall elect another taxable year for the Fund.

"TRANSFER" -- The assignment, transfer, sale, encumbrance, pledge or other disposition of a Unit, including any right to receive any allocations and distributions attributable to such Unit.

"TREASURY REGULATIONS" -- Treasury Regulations promulgated under the Code.

"UNIT NAV" -- The Net Asset Value of the Units of each Class, divided by the number of Units of such Class outstanding at the date of determination. The initial Unit NAV of each Class shall be an arbitrarily determined $100.

"UNITS" -- The units of limited liability company interest, each representing an ownership interest in the Fund, including the rights and obligations of a Member under this Agreement and the Delaware Act.

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

SECTION 2.1 FORMATION OF LIMITED LIABILITY COMPANY

The Fund has been formed as a limited liability company at the direction of the Managing Member. The Managing Member shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents and certificates that, in the opinion of the Managing Member's legal counsel, may from time to time be required by or advisable under the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

SECTION 2.2 NAME

The Fund's name shall be "Man-AHL 130, LLC" or such other name as the Managing Member may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

SECTION 2.3 PRINCIPAL AND REGISTERED OFFICE

The Fund shall have its principal office at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606, or at such other place as may be designated from time to time by the Managing Member.

The Fund shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in

Delaware, unless a different registered office or agent is designated from time to time by the Managing Member.

SECTION 2.4 DURATION

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 3.1.

SECTION 2.5 BUSINESS OF THE FUND

The business of the Fund is to seek medium- to long-term capital appreciation. The Fund trades in Futures by committing to the AHL Diversified Program while holding its capital in cash and cash equivalents as well as investing a limited portion of such capital in Man-Glenwood. The Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Managing Member be necessary or advisable to carry out the Fund's objectives and business.

The Managing Member shall attempt to rebalance the Fund's portfolio quarterly to maintain the Fund's investment in Man-Glenwood at approximately 30% of Fund capital. The Managing Member shall use commercially reasonable efforts to ensure that the Fund does not invest more than 30% of its capital (as determined as of the beginning of each calendar quarter) in Man-Glenwood. The Managing Member may cause the Fund to invest less than 30% of its capital in Man-Glenwood if it deems it necessary to do so in order to obtain margin-eligible assets for the Fund or for regulatory or tax requirements.

In furtherance of the Fund's business, the Managing Member shall have the authority to take the following actions as the Managing Member in its sole and absolute discretion may elect:

(a) To exercise all rights, powers and privileges of ownership or interest in all Futures and other assets included in the Fund property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets;

(b) To do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental to arising out of or connected with the Fund's businesses, purposes, objects or powers.

SECTION 2.6 MEMBERS

The Fund shall offer a single series of Units in each Class. Each such series shall initially be issued at a Unit NAV of $100, and thereafter at the then current Unit NAV. Units shall be available for investment as of the beginning of each month; provided, that the Fund shall in no event be required to issue Units of any Class at any given time. Each subscription for Units is subject to the receipt by the Fund of cleared funds on or before the scheduled issuance date of such Units in the full amount of such subscription. Subject to the foregoing, a Person may be admitted to the Fund as a Member subject to the condition that such Person shall execute and deliver a Subscription Agreement pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Managing Member may in its sole and absolute discretion reject any subscription for

Units. The Managing Member may, in its sole and absolute discretion, suspend or terminate the offering of the Units at any time.

SECTION 2.7 LIMITED LIABILITY

Except as provided under the Delaware Act, a Member shall not be liable for the Fund's debts, obligations or liabilities in any amount in excess of the Capital Account balance of such Member. Except as provided under the Delaware Act, a Managing Member shall not be liable for the Fund's debts, obligations or liabilities.

                                   ARTICLE III

                          NET WORTH OF MANAGING MEMBER

The Managing Member agrees that at all times so long as it remains Managing Member of the Fund, it will maintain its Net Worth (as determined in accordance with the NASAA Guidelines) at an amount not less than $1,000,000.

                                   ARTICLE IV

                          CAPITAL CONTRIBUTIONS; UNITS

The Members' respective capital contributions to the Fund shall be as shown on the books and records of the Fund.

The Managing Member shall have at all times a Capital Account equal to 1% of the total Capital Accounts of the Fund (including the Managing Member's) or $500,000, whichever is less. The Managing Member may withdraw any interest it may have as a Managing Member in excess of such requirement at such time or times as the Managing Member may determine.

The Managing Member may, without the consent of any Members, admit new Members.

Any Units acquired by the Managing Member or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining a Majority in Interest.

                                    ARTICLE V

                        ALLOCATION OF PROFITS AND LOSSES

SECTION 5.1 CAPITAL ACCOUNTS AND ALLOCATIONS

A Capital Account shall be established for each Unit, and for the Managing Member on a Unit-equivalent basis. The initial balance of each Unit's Capital Account shall be the subscription price for such Unit. As of the close of business (as determined by the Managing Member) on the last day of each Fiscal Period, any Net Profit or Net Loss in the Fund's Net Assets as compared to the last such determination of Net Assets shall be credited or charged to each Unit pro rata in accordance with the Capital Account balances of such Units as of the beginning of such Fiscal Period.

For purposes of this Article V, unless specified to the contrary, Units redeemed as of the end of any Fiscal Period shall be considered outstanding as of the end of such Fiscal Period.

SECTION 5.2 ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES

As of the end of each Fiscal Year, the Fund's income and expense and capital gain or loss shall be allocated among the Members pursuant to the following provisions of this Section 5.2 for federal income tax purposes.

(a) First, items of ordinary income and expense shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

(b)   Second, capital gain or loss shall be allocated as follows:

      (i) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Fund for each Unit. As of the end of each Fiscal
            Year:

            (1) Each tax account shall be increased by the amount of income allocated to each Unit pursuant to Sections 5.2(a), 5.2(b)(ii) and 5.2(b)(iii).

            (2) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 5.2(a), 5.2(b)(iv) and 5.2(b)(v) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

            (3) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 5.2) shall be eliminated.

      (ii) Each Member who redeems a Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 5.2(a) but prior to making the allocations described in this Section 5.2(b)(ii) and 5.2(b)(iii)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 5.2(c)(ii) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Members in the ratio which each such Member's Excess bears to the aggregate Excess of all such Members.

      (iii) Capital Gain remaining after the allocation described in Section 5.2(b)(ii) shall be allocated among all Members who hold Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose Capital Accounts with respect to such Units are in excess of the tax accounts (determined after making the allocations described in Sections 5.2(a) and 5.2(b)(ii)) allocable to such Units in the ratio that each such Member's excess bears to the aggregate excess of all such Members. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Members described in said sentence in proportion to their holdings of such Units (taking into account the different Net Asset Values of the different Units).

      (iv) Each Member who redeems a Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax account (determined after making the allocations described in Sections 5.2(a), but prior to making the allocations described in this Section 5.2(b)(iv) or 5.2(b)(v)) allocable to such Unit over the amount received in respect of such Unit (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 5.2(c)(iv) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Members in the ratio that each such Member's Negative Excess bears to the aggregate Negative Excess of all such Members.

      (v) Capital Loss remaining after the allocation described in Section 5.2(b)(iv) shall be allocated among all Members who hold Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose tax accounts with respect to such Units are in excess of their Capital Accounts (determined after making the allocations described in Sections 5.2(a) with respect to such Units in the ratio that each such Member's negative excess bears to the aggregate negative excess of all such Members. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Members described in such sentence in proportion to their holdings of such Units (taking into account the different Net Asset Value of different Units.

      (vi) For purposes of this Section 5.2, "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

      (vii) The Managing Member may elect, with respect to any given Fiscal Year, to allocate Capital Gain and Capital Loss on a gross basis rather than netting such Capital Gains and Capital Losses.

(c) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Members generally in the ratio and to the extent that profit and loss are allocated to the Members so as to eliminate, to the extent possible, any disparity between each Member's Capital Account and such Member's tax account, consistent with principles set forth in Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation a "Qualified Income Offset."

(d) The allocations of profit and loss to the Members shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Member, whose determination shall be binding.

(e) The Managing Member may adjust the allocations set forth in this Section 5.2, in the Managing Member's discretion, if the Managing Member believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

SECTION 5.3 ORGANIZATIONAL AND INITIAL OFFERING COSTS; OPERATING COSTS;
            MANAGEMENT AND CLIENT SERVICING FEES; COSTS AND FEES OF UNDERLYING INVESTMENTS

(a) The organizational and initial offering costs of the Fund will be paid by the Managing Member or an Affiliate and shall not be borne by the Fund.

(b) The Managing Member may amortize (or not) the ongoing offering costs of the Units in such manner and over such period of time as the Managing Member may determine, provided that the maximum amortization in any twelve month period shall not exceed 2% of the average month-end Net Asset Value of such Units during any period of twelve consecutive calendar months.

(c) The Managing Member shall be entitled to receive an annual Management Fee equal to 0.75% of each Unit's average month-end Net Assets during each year.

(d) The Managing Member shall be entitled to receive an annual Client Servicing Fee equal to 1.0% of the average month-end Unit NAV of each Class A1 and Class B1 Unit during each Fiscal Year until the Selling Agent has been paid aggregate selling compensation totaling 10% of such Units issue Price or such Unit has paid Client Servicing Fees totaling 10% of such Unit's issue price, whichever is sooner, after which such Unit will be redesignated as a fractional Class A2 or Class B2 Unit, as appropriate, at the then current NAV for Class A2 or Class B2 Units, and no further Client Servicing Fee shall be charged to such Unit.

(e) The AHL Diversified Program and Man-Glenwood shall be subject to the fees and expenses described in the Prospectus.

(f) The Fund shall bear all expenses incurred in connection with its investment in cash and cash equivalents.

(g) In the event that the Fund invests in any assets (including managed investment programs) other than the AHL Diversified Program, Man-Glenwood and cash or cash equivalents, the Fund shall bear the costs of such investments -- in all cases, however, subject to any applicable limitation imposed by the NASAA Guidelines.

SECTION 5.4 TAXES

The Fund shall bear all of any taxes applicable to it.

SECTION 5.5 MANAGING MEMBER SERVICES; DIRECT EXPENSES; RESERVES

Any goods and services provided to the Fund by the Managing Member shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. None of the Managing Member's overhead expenses incurred in connection with the administration of the Fund (including, without limitation, salaries, rent and travel expenses) will be charged to the Fund.

All of the expenses which are for the Fund's account shall be billed directly to the Fund.

Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes know to the Managing Member. Such reserves shall reduce Net Asset Value for all purposes.

SECTION 5.6 LIMITED LIABILITY OF MEMBERS

Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Member shall be liable for Fund obligations in excess of the capital contributed by such Member, plus such Member's share of undistributed profits and assets.

SECTION 5.7 RETURN OF CAPITAL CONTRIBUTIONS

 No Member or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Fund, in each case as provided herein. In no event shall a Member or subsequent assignee be entitled to demand or receive property other than cash.

                                   ARTICLE VI

                             MANAGEMENT OF THE FUND

SECTION 6.1 MANAGEMENT OF THE FUND

The Managing Member, to the exclusion of all Members, shall control, conduct and manage the business of the Fund. The Managing Member shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions hereof), shall execute various documents on behalf of the Fund and the Members pursuant to powers of attorney and supervise the liquidation of the Fund if an event causing dissolution of the Fund occurs.

The Managing Member is hereby designated as the Tax Matters Member of the Fund and is authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Tax Matters Member.

The Managing Member may take such other actions on behalf of the Fund as the Managing Member deems necessary or desirable to manage the business of the Fund.

The Managing Member is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Fund. Members may similarly engage in any such other business activities. The Managing Member shall devote to the Fund such time as the Managing Member may deem advisable to conduct the Fund's business and affairs.

SECTION 6.2 COMPLIANCE WITH THE NASAA GUIDELINES

The Managing Member may engage, and compensate on behalf of the Fund from funds of the Fund, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Agreement) the Managing Member and any affiliated person or entity, as the Managing Member in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund, provided, that no such arrangement shall allow brokerage commissions paid by the Fund in excess of the amount described in the Prospectus or as permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Fund's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher.

The Managing Member shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund. The Members will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Member under the common law. The Managing Member's fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Fund and the use thereof for the benefit of the Fund. The Managing Member shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The Fund's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions.

The Fund shall make no loans to any party, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute commingling for these purposes). The Managing Member shall make no loans to the Fund, unless approved by the Members in accordance with Section 15.1 of this Agreement.

If the Managing Member makes a loan to the Fund, the Managing Member shall not receive interest in excess of its interest costs, nor may the Managing Member receive interest in excess of the amounts which would be charged the Fund (without reference to the Managing Member's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Member shall not receive "points" or other financing charges or fees regardless of the amount. Except as disclosed in the Prospectus, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Member or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Fund's basic investment policies or structure shall require the approval of Members owning Units representing more than fifty percent (50%) of all Units of all Classes then owned by the Members. Any agreements between the Fund and the Managing Member or any affiliate of the Managing Member shall be terminable by the Fund upon no more than 60 days' written notice.

The Fund is prohibited from employing the trading technique commonly known as pyramiding. A trading manager or advisor of the Fund taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to be engaging in pyramiding.

                                  ARTICLE VII

                          AUDITS AND REPORTS TO MEMBERS

SECTION 7.1 AUDITS AND REPORTS TO MEMBERS

The Fund books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Member to receive
(i) within 90 days after the close of each Fiscal Year certified financial statements of the Fund for the Fiscal Year then ended, (ii) such tax information relating to their investment in the Fund as is necessary for a Member to determine such Member's estimated tax liability in advance of April 15 of each year and (iii) such other annual and monthly information as the CFTC may by regulation require. Definitive tax information will not be available until after April 15 of each year and Members will be required to request extensions to file their tax returns.

Members or their duly authorized representatives may inspect the Fund books and records during normal business hours upon reasonable written notice to the Managing Member and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Member, the Member shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Member's interest as a Member in the Fund.

The Managing Member shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Member.

The Managing Member will send written notice to each Member within seven days of any decline in the Fund's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of Members' voting rights.

The Managing Member shall maintain and preserve all Fund records for a period of not less than six (6) years.

                                  ARTICLE VIII

                             ASSIGNABILITY OF UNITS

SECTION 8.1 ASSIGNABILITY OF UNITS

Each Member expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund in violation of any applicable federal or state securities laws or without giving written notice to the Managing Member. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Fund shall be effective against the Fund or the Managing Member until the Managing Member receives the written notice of the assignment; the Managing Member shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Member may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Member, may become a substituted Member, nor will the estate or any beneficiary of a deceased Member or assignee have any right to redeem Units from the Fund except by redemption as provided in Article IX. The Managing Member's consent is required for the admission of a substituted Member, and the Managing Member intends to so consent, provided the Managing Member and the Fund receive an opinion of counsel to the Managing Member that such admission will not adversely affect the classification of the Fund as a partnership for federal income tax purposes. Each Member agrees that with the consent of the Managing Member any assignee may become a substituted Member without need of the further act or approval of any Member. If the Managing Member withholds consent, an assignee shall not become a substituted Member, and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Fund or the Managing Member until the first day of the month succeeding the month in which the Managing Member receives notice of such assignment, transfer or disposition.

                                   ARTICLE IX

                                   REDEMPTIONS

SECTION 9.1 REDEMPTIONS

A Member, the Managing Member or any assignee of Units of whom the Managing Member has received written notice as described above, may redeem all or any of his Units (such redemption being herein referred to as a "redemption"), effective as of the close of business (as determined by the Managing Member) on the last day of any calendar quarter, provided, that (i) all liabilities, contingent or otherwise, of the Fund (including the Fund's allocable share of the liabilities, contingent or otherwise, of any entities in which the Fund invests), except any liability to Members on account of their capital contributions, have been paid or there remains property of the Fund sufficient to pay them, (ii) the Managing Member shall have timely received a request for redemption and (iii) if quarter-end redemption are requested for more than 15% of the Fund's outstanding Units at any quarter-end (in aggregate, not on a Class by Class basis), each redemption request will be pro rated so that no more than 15% of the Fund's outstanding Units are redeemed. Requests for redemption must be in writing and must be received by the Managing Member at least 45 calendar days, or such lesser period as shall be acceptable to the Managing Member, in advance of the requested effective date of redemption.

If at the close of business (as determined by the Managing Member) on any day, the Unit NAV of the Units of any Class has decreased to 50% or less of the initial issuance price of such Units, after adding back all distributions, the Fund shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Member (and any other Managing Members of the Fund) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Fund, and the Managing Member shall mail notice of such date to each Member and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Member or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Member) in the Fund redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Member or any other assignee of whom the Managing Member has received written notice as described above, shall receive from the Fund an amount equal to the Net Asset Value of his interest in the Fund (subject to the liquidity of the Fund's Man-Glenwood investment), determined as of the close of business (as determined by the Managing Member) on such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Member has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Fund are at least $250,000 and the Net Asset Value per Unit of the Class with the lowest Unit NAV is in excess of $25, the Fund may, in the discretion of the Managing Member, resume trading. If the Managing Member declares a Special Redemption Date, the Managing Member need not again call a Special Redemption Date (whether or not a Special Redemption Date would be required to be called as described above); and the Managing Member in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Member, irrespective of the provisions of this paragraph.

Redemption payments generally will be made within 45 days after the quarter-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Fund from commodity brokers, banks or other persons or entities, the Fund may in turn delay payment to Members or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Fund's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

Only whole Units may be redeemed, unless the Managing Member specifically otherwise consents.

The Managing Member may require a Member to redeem all or a portion of such Member's Units if the Managing Member considers doing so to be desirable for the protection of the Fund.

                                   ARTICLE X

                                OFFERING OF UNITS

SECTION 10.1 CONTINUOUS OFFERING OF UNITS

The Units of each Class shall be continuously offered at their respective Unit NAVs as of the first day of each month. The Managing Member on behalf of the Fund shall take such action with respect to the offering of Units as the Managing Member shall deem advisable or necessary.

                                   ARTICLE XI

                 ADDITIONAL OFFERINGS; DIFFERENT BUSINESS TERMS

SECTION 11.1 ADDITIONAL OFFERINGS

The Managing Member may make additional public or private offerings of Units, provided that doing so does not dilute existing Members' economic interest in the Fund.

No Member shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

SECTION 11.2 DIFFERENT BUSINESS TERMS

The Fund may offer different Classes of Units having different economic terms than previously offered Classes of Units; provided that the issuance of such a new Class of Units shall in no respect adversely affect the holders of outstanding Units.

                                   ARTICLE XII

                            SPECIAL POWER OF ATTORNEY

SECTION 12.1 SPECIAL POWER OF ATTORNEY

Each Member by his execution of this Agreement does hereby irrevocably constitute and appoint the Managing Member and each officer of the Managing Member, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Member be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited partnership in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Fund; (iii) all conveyances and other instruments which the Managing Member deems appropriate to qualify or continue the Fund in the State of Delaware and the jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Members under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Fund or the Fund being governed by any amendments or successor statutes to the Act or to reorganize or refile the Fund in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Members in the Managing Member being able to rely on the Managing Member's authority to act as contemplated by this Article XII) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Member.

                                  ARTICLE XIII

                             WITHDRAWAL OF A MEMBER

SECTION 13.1 WITHDRAWAL OF A MEMBER

The Fund shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Member, or any other event that causes the Managing Member to cease to be a Managing Member under the Act. In addition, the Managing Member may withdraw from the Fund, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Member and assignee of whom the Managing Member has notice. If the Managing Member withdraws as Managing Member and the Fund's business is continued, the withdrawing Managing Member shall pay all expenses incurred as a result of its withdrawal.

The Managing Member may not assign its Managing Member interest or its obligations to the Fund without the consent of a Majority in Interest.

The Managing Member will notify all Members of any change in the principals of the Managing Member.

The death, incompetency, withdrawal, insolvency or dissolution of a Member or any other event that causes a Member to cease to be a Member of the Fund shall not terminate or dissolve the Fund, and a Member, his estate, custodian or personal representative shall have no right to redeem or value such Member's interest in the Fund except as provided in Article VIII hereof. Each Member expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Article XIII shall, however, waive any right given elsewhere in this Agreement for a Member to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Member or the Fund or to redeem or transfer Units.

                                  ARTICLE XIV

                     STANDARD OF LIABILITY; INDEMNIFICATION

SECTION 14.1 STANDARD OF LIABILITY FOR THE MANAGING MEMBER

The Managing Member and its Affiliates, as defined below, shall have no liability to the Fund or to any Member for any loss suffered by the Fund which arises out of any action or inaction of the Managing Member or its Affiliates if the Managing Member, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of the Managing Member or its Affiliates.

SECTION 14.2 INDEMNIFICATION OF THE MANAGING MEMBER BY THE FUND

To the fullest extent permitted by law, subject to this Section 14.2, the Managing Member and its Affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the Managing Member or its Affiliates, and the Managing Member, in good faith, determined that such conduct was in the best interests of the Fund; and provided further that Affiliates of the Managing Member shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Member and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Fund shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 14.2, the term Affiliates shall mean any person acting on behalf of or performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Member; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Member; or (3) is an officer or director of the Managing Member; or (4) if the Managing Member is an officer, director, Member or trustee, is any entity for which the Managing Member acts in any such capacity.

Advances from Fund funds to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Member by a Member are prohibited.

Advances from Fund funds to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Member or its Affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Member; and (3) the Managing Member or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Fund in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 14.1.

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Member or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

In no event shall any indemnification permitted by this Section 14.2 be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Fund under this Article XIV subject a Member to any liability in excess of that contemplated by Section 5.6.

In no event shall the provisions of this Article XIV constitute a waiver by the Fund or of any Member of any rights of the Fund or the Members under federal and state securities laws or purport to exculpate or indemnify the Managing Member where such exculpation or indemnification is inconsistent with such laws.

SECTION 14.3 INDEMNIFICATION OF THE FUND BY THE MEMBERS

In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's activities, obligations or liabilities unrelated to the Fund's business, such Member shall indemnify and reimburse the Fund for all loss and expense incurred, including reasonable attorneys' fees.

                                   ARTICLE XV

                              AMENDMENTS; MEETINGS

SECTION 15.1 AMENDMENTS WITH CONSENT OF THE MANAGING MEMBER

If at any time during the term of the Fund the Managing Member shall deem it necessary or desirable to amend this Agreement, the Managing Member may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Member and by a Majority in Interest.

The Managing Member may amend this Agreement without the consent of the Members in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Fund is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to attempt to ensure that the Fund is not treated as an "investment company" for purposes of the Investment Company Act of 1940, as amended from time to time or any successor law, (v) to qualify or maintain the qualification of the Fund as a partnership in any jurisdiction,
(vi) to delete or add any provision to this agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vii) to make any amendment to this Agreement which the Managing Member deems advisable provided that such amendment is not adverse to the Members or is required by law, and (viii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to prevent the Fund or the Managing Member or its directors, officers or controlling persons from in any manner holding "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

SECTION 15.2 AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING MEMBER

In any vote called by the Managing Member or pursuant to Section 15.3, upon the affirmative vote (which may be in person or by proxy) of a Majority-in-Interest, the following actions may be taken, irrespective of whether the Managing Member concurs: (i) this Agreement may be amended, provided, however, that approval of all Members shall be required in the case of amendments changing or altering this Section 15, extending the term of the Fund, or materially changing the Fund's basic investment policies or structure; in addition, reduction of the Capital Account of any Member or assignee or modification of the percentage of profits, losses or distributions to which a Member or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Member's or assignee's written consent; (ii) the Fund may be dissolved; (iii) the Managing Member may be removed and replaced; (iv) a new Managing Member or Managing Members may be elected if the Managing Member withdraws from the Fund; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the Managing Member or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

SECTION 15.3 MEETINGS; OTHER VOTING MATTERS

Any Member upon request addressed to the Managing Member shall be entitled to obtain from the Managing Member, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Members and the number of Units held by each (which shall be mailed by the

Managing Member to the Member within ten days of the receipt of the request); provided, that the Managing Member may require any Member requesting such information to submit written confirmation that such information will not be used for commercial purposes.

Upon receipt of a written proposal, signed by Members owning Units representing at least 10% of the Units then owned by Members, that a meeting of the Fund be called to vote upon any matter upon which the Members may vote pursuant to this Agreement, the Managing Member shall, by written notice to each Member of record sent by certified mail within 15 days after such receipt, call a meeting of the Fund. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

The Managing Member may not restrict the voting rights of Members as set forth herein.

SECTION 15.4 OPPORTUNITY TO REDEEM

In the event that the Managing Member or the Members vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Members having an opportunity to redeem their Units.

                                  ARTICLE XVI

                                  GOVERNING LAW

SECTION 16.1 GOVERNING LAW

The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

                                  ARTICLE XVII

                                  MISCELLANEOUS

SECTION 17.1 NOTICES

All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

SECTION 17.2 BINDING EFFECT

This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Article XIV hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Member or assignee hereunder, the Fund and the Managing Member may rely upon the Fund records as to who are Members and assignees, and all Members and assignees agree that their rights shall be determined and they shall be bound thereby.

SECTION 17.3 CAPTIONS

Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to "persons" in this Agreement shall also be deemed to include entities, unless the context otherwise requires.

                                  ARTICLE XVIII

                               CERTAIN DEFINITIONS

SECTION 18.1 CERTAIN DEFINITIONS

This Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Agreement):

            Administrator. The official or agency administering the securities laws of a state.

            Advisor. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

            Affiliate. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or Member of such Person; or (e) if such Person is an officer, director or Member, any Person for which such Person acts in any such capacity.

            Capital Contributions. The total investment in a Program by a Participant or by all Participants, as the case may be.

            Commodity Broker. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

            Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

            Cross Reference Sheet. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

            Net Assets. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

            Net Asset Value Per Program Interest. The Net Assets divided by the number of Program Interests outstanding.

            Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

            New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.

            Organization and Offering Expenses. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.

            Participant. The holder of a Program Interest.

            Person. Any natural Person, partnership, corporation, association or other legal entity.

            Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

            Program. A partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

            Program Broker. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

            Program Interest. A partnership interest or other security representing ownership in a Program.

            Pyramiding. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

            Sponsor. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the Managing Member(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

            Valuation Date. The date as of which the Net Assets of the Program are determined.

            Valuation Period. A regular period of time between Valuation Dates.

                              --------------------

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGING MEMBER:                     MEMBERS:

MAN INVESTMENTS (USA) CORP.          All Members now and hereafter admitted as
                                     Members of the Fund pursuant to Powers of Attorney now or hereafter executed in favor of, and delivered to, the Managing Member.

By: _____________________________
      John M. Kelly
      President and                  MAN INVESTMENTS (USA) CORP.
      Director

                                     By: _______________________________________
                                           John M. Kelly
                                           President and
                                           Director

                                                                       EXHIBIT B

                                MAN-AHL 130, LLC

                            --------------------------

                            SUBSCRIPTION REQUIREMENTS

General

      By submitting a Subscription Agreement Signature Page, you (i) subscribe to purchase Units, (ii) authorize the Selling Agent to debit your subscription from your customer securities account or otherwise arrange to receive your subscription fund and (iii) agree to the terms of the Limited Liability Company Agreement.

Representations and Warranties

      You represent and warrant to the Fund, the Managing Member and their respective affiliates as follows:

      (a) You are of legal age and legally competent to execute the Subscription Agreement Signature Page.

      (b) You are an "Accredited Investor" as defined in order Regulation D under the Securities Act. Although the public offering of the Units has been registered under the Securities Act of 1933, the Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." Individual "Accredited Investors" must have an annual income of at least $200,000 (or joint annual income with spouse of $300,000) in each of the two most recent years and must reasonably expect to achieve such income in the current year or have a net worth (including assets held jointly with spouse) of $1,000,000; entity "Accredited Investors" must generally have a net worth of $5,000,000. "Accredited Investor" status is a regulatory minimum only, not any assurance that an investment in the Fund is suitable for any prospective investor.

      (c) All information on your Subscription Agreement Signature Page is correct and complete. You will immediately contact the Managing Member if there is any change in such information.

      (d) Your subscription is made with your own funds and for your own account.

      (e) Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the above representations as to net worth or annual income apply to such minor personally.

      (f) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

      (g) You either are, or are not required to be, registered with the CFTC or a member of the NFA.

      (h) Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control ("OFAC") "watch list" and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, (iv) a senior foreign political figure(1), an immediate family member(2) or close associate(3) of a senior foreign

----------
(1) A "Senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been political figure within the meaning of the USA PATRIOT Act of 2001(4). You agree to promptly notify the Managing Member should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the Managing Member may be obligated to "freeze" your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Member may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to the Fund in connection with the Subscription Agreement is true and correct, and you agree to provide any information the Managing Member or its agents deem necessary to comply with the Fund's anti-money laundering program and related responsibilities from time to time. If you have indicated in this Subscription Agreement that you are an intermediary subscribing in the Fund as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors ("Underlying Investors"), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.

Investor Suitability

      ONLY "ACCREDITED INVESTORS" MAY INVEST IN THE FUND.

      YOU SHOULD NOT INVEST MORE THAN 10% OF YOUR READILY MARKETABLE ASSETS IN THE FUND.

      NO SUBSCRIBER SHALL BE DEEMED TO HAVE WAIVED ANY RIGHTS OR CLAIMS THAT HE OR SHE MAY HAVE UNDER ANY FEDERAL OR STATE SECURITIES LAWS BY REASON OF ANY REPRESENTATIONS OR UNDERTAKINGS MADE BY SUCH SUBSCRIBER IN EITHER THE SUBSCRIPTION AGREEMENT OR IN THE LIMITED LIABILITY COMPANY AGREEMENT.

      YOU MAY REVOKE YOUR SUBSCRIPTION AT ANY TIME WITHIN 5 BUSINESS DAYS OF SUBMISSION.

----------
formed by, or for the benefit of, a senior foreign political figure.

(2) "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

(3) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(4) The United States "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001", Pub. L. No. 107-56 (2001).

                                                                       EXHIBIT C

                                MAN-AHL 130, LLC

                            --------------------------

                            SUBSCRIPTION INSTRUCTIONS

      YOU SHOULD CAREFULLY READ AND REVIEW BOTH PARTS OF THE PROSPECTUS AND THE ACCOMPANYING SUMMARY FUND FINANCIAL INFORMATION.

      EXISTING INVESTORS SUBSCRIBING FOR ADDITIONAL UNITS (EXCEPT MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT SIGNATURE PAGE. SUCH INVESTORS' REGISTERED REPRESENTATIVES WILL RECONFIRM THEIR SUITABILITY.

      SUBSCRIPTION FUNDS SHOULD BE SENT TO THE FUND'S ESCROW ACCOUNT PURSUANT TO THE FOLLOWING INSTRUCTIONS:

      [WIRE INSTRUCTIONS]

      FILL IN ALL OF THE BOXES ON PAGES SA-4 AND SA-5. TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1 -- Registered Representatives must complete the information required.

Item 2 -- Enter the dollar amount to be purchased. Units will be sold in fractions calculated to two decimal points. Subscription funds which cannot be invested in fractional Units will become general assets of the Fund.

Item 3 -- Indicate Class A1, Class A2, Class B1 or Class B2 Units. Tax-exempt investors must invest in Class B1 or Class B2 Units and taxable investors must invest in Class A1 or Class A2 Units.

      CLASS A2 AND CLASS B2 UNITS ARE AVAILABLE ONLY TO PARTICIPANTS IN SELLING AGENT OR FINANCIAL ADVISOR ASSET-BASED FEE OR FIXED FEE INVESTMENT PROGRAMS WHO PURCHASE THEIR UNITS THROUGH SUCH PROGRAMS. CLASS A2 AND CLASS B2 UNITS DO NOT PAY CLIENT SERVICING FEES.

Item 4 -- Enter customer's Account Number.

Item 5 -- Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

      The Signature Page is generally self-explanatory; however, we have provided specific instructions for the following:

      Trust -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

      Custodian Under Uniform Gifts to Minors Act -- Complete line 5 with the name of minor followed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

      Partnership or Corporation -- The Partnership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. Be sure to furnish the Taxpayer ID Number of the Fund or Corporation.

Items -- 6,7,8 Enter the exact name in which the Units are to be held.

Item 9 --      Complete information as required.

Item 10 --     The investor(s) (EXCEPT CURRENT INVESTORS IN THE FUND OTHER THAN
               RESIDENTS OF MAINE OR MICHIGAN) must execute the Subscription
               Agreement Signature Page (Item 10, Page SA-5) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 10.

Item 11 --     Registered Representatives must complete the information
               required.

      THE SPECIMEN COPY OF THE SUBSCRIPTION AGREEMENT SIGNATURE PAGE (PAGES SA-2 AND SA-3) SHOULD NOT BE EXECUTED.

                           --------------------------

Instructions to Registered Representatives:

      The executed Subscription Agreement Signature Page must be retained in the Branch Office.

      SUITABILITY RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT SIGNATURE PAGES EXECUTED BY REGISTERED REPRESENTATIVES OR ANOTHER FORM OF WRITTEN RECONFIRMATION APPROVED BY THE BRANCH OFFICE) MUST ALSO BE RETAINED IN THE BRANCH OFFICE.

                                MAN-AHL 130, LLC
                   UNITS OF LIMITED LIABILITY COMPANY INTEREST

                          -----------------------------

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT SUBSCRIBERS ARE
                   NOT WAIVING ANY RIGHTS UNDER ANY FEDERAL OR
                              STATE SECURITIES LAWS

                          -----------------------------

                             SUBSCRIPTION AGREEMENT

MAN-AHL 130, LLC
c/o Man Investments (USA) Corp. (the "Managing Member")
123 North Wacker Drive, 28th Floor
Chicago, Illinois 60606

Dear Sirs:

            I subscribe for the dollar amount indicated on the Subscription Agreement Signature Page.

   If I subscribe for Class A2 Units or Class B2 Units through a selling agent or investment advisor asset-based or fixed fee investment program, no Client Servicing Fee will be payable in respect of such Units.

   The purchase price per Unit of each Class is the Unit NAV of such Class.

   The purchase date for my Units is the first day of the calendar month immediately following this subscription being accepted. I will have the subscription funds in my customer securities account not less than 5 business days before such purchase date.

            I have received both Parts of the Prospectus together with the accompanying summary Fund financial information. I understand that by submitting this Subscription Agreement I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus.

            I irrevocably appoint the Managing Member and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, to execute, deliver and record any documents or instruments which the Managing Member considers appropriate to carry out the provisions of the Limited Liability Company Agreement.

            THIS SUBSCRIPTION AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

                NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER
                     READILY MARKETABLE ASSETS IN THE FUND.

1 REGISTERED
  REPRESENTATIVE _________________ _____ ____________________ _________________
  NAME           FIRST             M.I.  LAST                 SUB. ORDER REF. #

  REGISTERED                   REGISTERED
  REPRESENTATIVE ___ ___ ____  REPRESENTATIVE ________ BRANCH WIRE CODE ________
  PHOMR NUMBER                 NUMBER

                                MAN-AHL 130, LLC

                   UNITS OF LIMITED LIABILITY COMPANY INTEREST

           SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

      I subscribe for Units of Limited Liability Company Interest in Man-AHL 130, LLC (the "Fund") and authorize Man Group plc to debit my customer securities account or otherwise arrange for the receipt of my subscription funds in the amount set forth below. The Units of each Class are sold at the Unit NAV of such Class.

2 __________       3 _______   ____      _____        _____        4 _____ _____
  Dollar Amount.     Class A1  Class A2  Class B1     Class B2       Account #
  Minimum$25,000     (Taxable  (Taxable  (Tax- Exempt (Tax- Exempt
  Class A1 and A2;   Investors Investors Investors    Investors
  $10,000 Class B1   only)     only)     only)        only)
  and B2;
  incremental
  investments in
  $1000 multiples.

              5 _______ _____ _______     _____ ___________________
                Social Security Number or Taxpayer ID Number
  Member Name
5 ____________________________ _____ ______________________________________
  First Name                   M.I.  Last Name

  Joint Member Name
6 ____________________________ _____ ______________________________________
  First Name                   M.I.  Last Name

  Fund, Corporate or Trust Member Name
7 _____________________________________________________________

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under
   UGMA/UTMA
8 _____________________________________________________________

  Additional Information
9 _____________________________________________________________

  Residence Address of Member (P.O. Box Numbers Are Not Acceptable For Residence
   Address)
  _______________ ____________________________________ ________________
  Street Number   Street Name                          Apt. Number

  _________ _________________________ ________________ _______________
  Bldg. No. City                      State            Zip Code

  _________________________________________________
  Country (If Other Than U.S.A.)

  Mailing Address of Member (If Other Than Residence Address)
  ___________________ _____________________________ ___________________
  Street Number       Street Name                   Apt. Number

  __________ ________________ ____________________ ______ ____________________
  Bldg. No.  P.O. Box No.     City                 State  Zip Code

  _______________________________________
  Country (If Other Than U.S.A.)

  Name of Custodian
  ___________________________________________________

  Mailing Address of Custodian
  ___________________ _____________________________________ __________________
  Street Number       Street Name                           Apt. Number

  __________ ________________ ______________________________ _______ ___________
  Bldg. No.  P.O. Box No.     City                           State   Zip Code

  __________________________________________
  Country (If Other Than U.S.A.)

                                MAN-AHL 130, LLC

                   UNITS OF LIMITED LIABILITY COMPANY INTEREST

     SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)

--------------------------------------------------------------------------------

10                              FOR USE BY INVESTOR

     Under penalties of perjury, I certify that:

      1. The number shown on this form is my correct taxpayer identification number,

      2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding,

            and

      3.    I am a U.S. Person.

      Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

      THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

    ___________________________________________________________________________
  X                                X
    ______________________________   _________________________________________
    Signature of Investor    Date    Signature of Joint Investor (if any) Date

    (   )         --                 Subscription for the Units to be sold as of
    ________________________________
    Telephone Number of Investor                                  [insert date]
                                            _____________________
I acknowledge that I have received the Prospectus of the Fund dated ______, 2005 together with summary Fund financial information current within 60 days. However, submitting this Subscription Agreement and Power of Attorney Signature Page in no respects constitutes a waiver of any rights under any federal or state securities laws.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

11                      Registered Representative MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X _____________________________________________________________________________
  Registered  Representative Signature                              Date
--------------------------------------------------------------------------------

1 REGISTERED
  REPRESENTATIVE _________________ _____ ____________________ _________________
  NAME           FIRST             M.I.  LAST                 SUB. ORDER REF. #

  REGISTERED                   REGISTERED
  REPRESENTATIVE ___ ___ ____  REPRESENTATIVE ________ BRANCH WIRE CODE ________
  PHOMR NUMBER                 NUMBER

                                MAN-AHL 130, LLC

                   UNITS OF LIMITED LIABILITY COMPANY INTEREST
           SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

      I subscribe for Units of Limited Liability Company Interest in Man-AHL 130, LLC (the "Fund") and authorize the Managing Member to debit my customer securities account or otherwise arrange for the receipt of my subscription funds in the amount set forth below. The Units of each Class are sold at the Unit NAV of such Class.

2 __________       3 _______   ____      _____        _____        4 _____ _____
  Dollar Amount.     Class A1  Class A2  Class B1     Class B2       Account #
  Minimum$25,000     (Taxable  (Taxable  (Tax- Exempt (Tax- Exempt
  Class A1 and A2;   Investors Investors Investors    Investors
  $10,000 Class B1   only)     only)     only)        only)
  and B2;
  incremental
  investments in
  $1000 multiples.

              5 _______ _____ _______     _____ ___________________
                Social Security Number or Taxpayer ID Number
  Member Name
5 ____________________________ _____ ______________________________________
  First Name                   M.I.  Last Name

  Joint Member Name
6 ____________________________ _____ ______________________________________
  First Name                   M.I.  Last Name

  Fund, Corporate or Trust Member Name
7 _____________________________________________________________

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under
   UGMA/UTMA
8 _____________________________________________________________

  Additional Information
9 _____________________________________________________________

  Residence Address of Member (P.O. Box Numbers Are Not Acceptable For Residence
   Address)
  _______________ ____________________________________ ________________
  Street Number   Street Name                          Apt. Number

  _________ _________________________ ________________ _______________
  Bldg. No. City                      State            Zip Code

  _________________________________________________
  Country (If Other Than U.S.A.)

  Mailing Address of Member (If Other Than Residence Address)
  ___________________ _____________________________ ___________________
  Street Number       Street Name                   Apt. Number

  __________ ________________ ____________________ ______ ____________________
  Bldg. No.  P.O. Box No.     City                 State  Zip Code

  _______________________________________
  Country (If Other Than U.S.A.)

  Name of Custodian
  ___________________________________________________

  Mailing Address of Custodian
  ___________________ _____________________________________ __________________
  Street Number       Street Name                           Apt. Number

  __________ ________________ ______________________________ _______ ___________
  Bldg. No.  P.O. Box No.     City                           State   Zip Code

  __________________________________________
  Country (If Other Than U.S.A.)

                                MAN-AHL 130, LLC

                   UNITS OF LIMITED LIABILITY COMPANY INTEREST

     SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)

--------------------------------------------------------------------------------

10                              FOR USE BY INVESTOR

      Under penalties of perjury, I certify that:

      1. The number shown on this form is my correct taxpayer identification number,

      2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and

      3.    I am a U.S. Person.

      Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

      THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

    ___________________________________________________________________________
  X                                X
    ______________________________   _________________________________________
    Signature of Investor    Date    Signature of Joint Investor (if any) Date

    (   )         --                 Subscription for the Units to be sold as of
    ________________________________
    Telephone Number of Investor                                  [insert date]
                                            _____________________
I acknowledge that I have received the Prospectus of the Fund dated ______, 2005 together with summary Fund financial information current within 60 days. However, submitting this Subscription Agreement and Power of Attorney Signature Page in no respects constitutes a waiver of any rights under any federal or state securities laws.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

11                      Registered Representative MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X _____________________________________________________________________________
  Registered  Representative Signature                            Date
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            Man Investments (USA) Corp. or an affiliate will pay, without reimbursement by Registrant, all organizational and initial offering costs, as described in the Prospectus.

            The following is an estimate of the costs of preparing, filing and distributing this Registration Statement and the Prospectus which it includes.

                                                                                          Approximate
                                                                                            Amount
                                                                                          -----------
Securities and Exchange Commission Registration Fee..............................         $   1,177 *
National Association of Securities Dealers, Inc. Filing Fee......................             1,500 *
Printing Expenses................................................................            75,000
Fees of Certified Public Accountants.............................................            17,500
Blue Sky Expenses (Excluding Legal Fees).........................................            30,000
Fees of Counsel..................................................................           240,000
Advertising and Sales Literature.................................................            25,000
Miscellaneous Offering Costs.....................................................            10,000
                                                                                          ---------
Total............................................................................         $ 400,000

-----------------------
* Fees marked with an asterisk are exact rather than estimated and approximate.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article XIV of the Limited Liability Company Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Member and certain of its affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Member; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Member; or (3) is an officer or director of the Managing Member; or (4) if the Managing Member is an officer, director, partner or trustee, is any entity for which the Managing Member acts in any such capacity. Indemnification is to be provided for any loss suffered by the registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The Managing Member and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

            None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

            The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit
 Number                         Description of Document
--------                        -----------------------
 1.01       Form of General Distributor's Agreement between the Registrant and
            Man Investments Inc.

 1.02       Form Selling Agreement between Man Investments Inc. and Additional
            Selling Agents.*

 3.01(i)    Certificate of Formation of the Registrant.

 3.02       Limited Liability Company Agreement of the Registrant (included as
            Exhibit A to the Prospectus).

 5.01 Form of Opinion of Sidley Austin Brown & Wood LLP relating to the legality of the Units.

 8.01 Form of Opinion of Sidley Austin Brown & Wood LLP with respect to federal income tax consequences.

10.01 Form of Administration Agreement between the Fund and the Administrator.*

10.02       Form of Customer Agreement between the Registrant and Man Financial
            Inc.

10.03       Form of Trading Advisory Agreement between Registrant and Man-AHL
            (USA) Ltd.

10.04       Form of Escrow Agreement among the Registrant, the Escrow Agent, the
            Selling Agent and the Managing Member.*

10.05       Form of Subscription Agreement (included with the Prospectus).

23.01       Consent of Sidley Austin Brown & Wood LLP.

23.02       Consent of Deloitte & Touche LLP.

23.03       Consent of PricewaterhouseCoopers LLP.

99.01       Securities and Exchange Commission Release No. 33-6815 --
            Interpretation and Request for Public Comment -- Statement of the
            Commission Regarding Disclosure by Issuers of Interests in Publicly
            Offered Commodity Pools (54 Fed. Reg. 5600; February 6, 1989).*

99.02       Commodity Futures Trading Commission -- Interpretative Statement and
            Request for Comments -- Statement of the Commodity Futures Trading
            Commission Regarding Disclosure by Commodity Pool Operators of Past
            Performance Records and Pool Expenses and Requests for Comments (54
            Fed. Reg. 5597; February 6, 1989).*

99.03       North American Securities Administrators Association, Inc.
            Guidelines for the Registration of Commodity Pool Programs.*

99.04       Prospectus, included in Registration No. 333-118854, of Man-Glenwood
            Lexington LLC.*

99.05       Prospectus, included in Registration No. 333-120945, of Man-Glenwood
            Lexington TEI, LLC.*

------------------------
* To be filed by amendment.

ITEM 17.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Managing Member of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Chicago in the State of Illinois on the 24th day of June, 2005.

MAN-AHL 130, LLC

By:  MAN INVESTMENTS (USA) CORP.
     MANAGING MEMBER

By: /s/ JOHN M. KELLY
    -----------------
    John M. Kelly
    President and Director

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the Managing Member of the Registrant, in the capacities and on the date indicated.

        Signature                Title with Registrant         Date

  /s/ JOHN M. KELLY             President and Director     June 24, 2005
----------------------------    (Principal Executive
  John M. Kelly                 Officer)

  /s/ JAMES W. ROSENBERGER      Principal Financial and    June 24, 2005
----------------------------    Accounting Officer
  James W. Rosenberger

  /s/ MICHAEL LOZOWSKI          Director                   June 24, 2005
----------------------------
  Michael Lozowski

  /s/ STEVEN ZORIC              Vice President,            June 24, 2005
----------------------------    Secretary and Director
  Steven Zoric

            Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Man Investments (USA) Corp.

MAN INVESTMENTS (USA) CORP.
Managing Member

By /s/ JOHN M. KELLY                                       June 24, 2005
   -------------------------------
   John M. Kelly
   President and Director

      As filed with the Securities and Exchange Commission on June 28, 2005

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    EXHIBITS

                                       To

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                   ----------

                                MAN-AHL 130, LLC
             (Exact name of registrant as specified in its charter)

================================================================================

                                  EXHIBIT INDEX

Exhibit
 Number                         Description of Document
--------                        -----------------------
 1.01       Form of General Distributor's Agreement between the Registrant and
            Man Investments Inc.

 1.02       Form Selling Agreement between Man Investments Inc. and Additional
            Selling Agents.*

 3.01(i)    Certificate of Formation of the Registrant.

 3.02       Limited Liability Company Agreement of the Registrant (included as
            Exhibit A to the Prospectus).

 5.01 Form of Opinion of Sidley Austin Brown & Wood LLP relating to the legality of the Units.

 8.01 Form of Opinion of Sidley Austin Brown & Wood LLP with respect to federal income tax consequences.

10.01 Form of Administration Agreement between the Fund and the Administrator.*

10.02       Form of Customer Agreement between the Registrant and Man Financial
            Inc.

10.03       Form of Trading Advisory Agreement between Registrant and Man-AHL
            (USA) Ltd.

10.04       Form of Escrow Agreement among the Registrant, the Escrow Agent, the
            Selling Agent and the Managing Member.*

10.05       Form of Subscription Agreement (included with the Prospectus).

23.01       Consent of Sidley Austin Brown & Wood LLP.

23.02       Consent of Deloitte & Touche LLP.

23.03       Consent of PricewaterhouseCoopers LLP.

99.01       Securities and Exchange Commission Release No. 33-6815 --
            Interpretation and Request for Public Comment -- Statement of the
            Commission Regarding Disclosure by Issuers of Interests in Publicly
            Offered Commodity Pools (54 Fed. Reg. 5600; February 6, 1989).*

99.02       Commodity Futures Trading Commission -- Interpretative Statement and
            Request for Comments -- Statement of the Commodity Futures Trading
            Commission Regarding Disclosure by Commodity Pool Operators of Past
            Performance Records and Pool Expenses and Requests for Comments (54
            Fed. Reg. 5597; February 6, 1989).*

99.03       North American Securities Administrators Association, Inc.
            Guidelines for the Registration of Commodity Pool Programs.*

99.04       Prospectus, included in Registration No. 333-118854, of Man-Glenwood
            Lexington LLC.*

99.05       Prospectus, included in Registration No. 333-120945, of Man-Glenwood
            Lexington TEI, LLC.*

------------------------
* To be filed by amendment.